As filed with the Securities and Exchange Commission on November 16, 2004

Registration No. 333-105202

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 5 TO

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

streetTRACKS® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Exact name of Registrant as specified in its charter)

New York	6189	81-6124035
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o World Gold Trust Services, LLC
444 Madison Avenue, 3rd Floor
New York, New York 10022
(212) 317-3800

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Steven J. Glusband, Esq.
Kathleen H. Moriarty, Esq.
Carter Ledyard & Milburn LLP
2 Wall Street
New York, New York 10005
(212) 732-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mr. J. Stuart Thomas World Gold Trust Services, LLC 444 Madison Avenue, 3rd Floor New York, New York 10022 (212) 317-3800	Kevin W. Kelley, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4000	John Altorelli, Esq. Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York 10022 (212) 318-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

120,000,000 Shares

streetTRACKS® Gold Shares

The streetTRACKS® Gold Trust (Trust) will issue streetTRACKS® Gold Shares (Shares) which represent units of fractional undivided beneficial interest in and ownership of the Trust. World Gold Trust Services, LLC is the sponsor of the Trust (Sponsor), The Bank of New York is the trustee of the Trust (Trustee), HSBC Bank USA, N.A. is the custodian of the Trust (Custodian) and State Street Global Markets, LLC is the marketing agent of the Trust (Marketing Agent). The Trust intends to issue additional Shares on a continuous basis through its Trustee.

The Shares may be purchased from the Trust only in one or more blocks of 100,000 Shares (a block of 100,000 Shares is called a Basket). The Trust will issue Shares in Baskets to certain authorized participants (Authorized Participants) on an ongoing basis as described in "Plan of Distribution." Baskets will be offered continuously at the net asset value (NAV) for 100,000 Shares on the day that an order to create a Basket is accepted by the Trustee.

Prior to this offering, there has been no public market for the Shares. The Shares will trade on the New York Stock Exchange (NYSE) under the symbol "GLD."

Investing in the Shares involves significant risks. See "Risk Factors" starting on page 7.

Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are neither interests in nor obligations of the Sponsor, the Trustee or the Marketing Agent.

streetTRACKS® is a registered service mark of State Street Corporation, an affiliate of the Marketing Agent.

The Trust will issue Shares from time to time in Baskets, as described in "Creation and Redemption of Shares." It is expected that the Shares will be sold to the public at varying prices to be determined by reference to, among other considerations, the price of gold and the trading price of the Shares on the NYSE at the time of each sale.

2,300,000 Shares

The Trust is offering 2,300,000 Shares (Underwritten Shares) through UBS Securities LLC, also called the Purchaser, as underwriter. The Purchaser has, subject to conditions, agreed to purchase the Underwritten Shares at a per Share price equal to one-tenth (1/10) of an ounce of gold, as described in "Plan of Distribution." Total proceeds to the Trust from the sale of the Underwritten Shares will be 230,000 ounces of gold. Delivery of the Underwritten Shares is expected to be made on a date between November 23 and 26, 2004.

The public offering price of the Underwritten Shares will be determined as described above and such Shares could be sold at different prices if sold by the Purchaser at different times. In connection with the offering and sale of the Underwritten Shares, the Purchaser will be paid an aggregate fee by the Sponsor of $3 million. The Purchaser may also receive an advisory fee payable by the Sponsor within one month after the initiation of trading in the Shares (to be paid in the sole discretion of the Sponsor depending on the success of the Trust at such time) in the amount of $1 million for advice provided by the Purchaser in the original structuring of the Trust. In addition to such fees, the Purchaser may receive commissions/fees from investors through their commission/fee-based brokerage accounts, in amounts between $0.00 and $0.08.

UBS Investment Bank

The date of this prospectus is November 16, 2004.

This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

TABLE OF CONTENTS

Statement Regarding Forward-Looking Statements	ii
Glossary of Defined Terms	iii
Prospectus Summary	1
Risk Factors	7
Use of Proceeds	16
Overview of the Gold Industry	17
Operation of the Gold Bullion Market	23
Analysis of Movements in the Price of Gold	26
Business of the Trust	28
Description of the Trust	33
The Sponsor	35
The Trustee	37
The Custodian	38
The Marketing Agent	39
Description of the Shares	42
Custody of the Trust's Gold	44
Description of the Custody Agreements	47
Creation and Redemption of Shares	51
Description of the Trust Indenture	57
United States Federal Tax Consequences	67
ERISA and Related Considerations	71
Plan of Distribution	72
Legal Proceedings	75
Legal Matters	75
Experts	75
Where You Can Find More Information	75
Report of Independent Registered Public Accounting Firm	F-1
Statement of Financial Condition	F-2

Until December 11, 2004 (25 days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

The information contained in the sections captioned "Overview of the Gold Industry," "Operation of the Gold Bullion Market" and "Analysis of Movements in the Price of Gold" is based on information obtained from sources that the Sponsor believes are reliable. This prospectus summarizes certain documents and other information in a manner the Sponsor believes to be accurate. In making an investment decision, you must rely on your own examination of the Trust, the gold industry, the operation of the gold bullion market and the terms of the offering and the Shares, including the merits and risks involved. Although the Sponsor believes this information to be reliable, the accuracy and completeness of this information is not guaranteed and has not been independently verified.

i

Statement Regarding Forward-Looking Statements

This prospectus includes "forward-looking statements" which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for gold and the Shares), the Trust's operations, the Sponsor's plans and references to the Trust's future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor's expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See "Risk Factors." Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust's operations or the value of the Shares. Moreover, neither the Sponsor nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor's expectations or predictions.

Glossary of Defined Terms

In this prospectus, each of the following quoted terms have the meanings set forth after such term:

"Allocated Bullion Account Agreement" — The agreement between the Trustee and the Custodian which establishes the Trust Allocated Account. The Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement are sometimes referred to together as the "Custody Agreements."

"ANAV" — Adjusted NAV. See "Description of the Trust Indenture — Valuation of Gold, Definition of Net Asset Value and Adjusted Net Asset Value" for a description of how the ANAV of the Trust is calculated. The ANAV of the Trust is used to calculate the fees of the Trustee, the Sponsor and the Marketing Agent.

"Authorized Participant" — A person who (1) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) is a participant in DTC, (3) has entered into a Participant Agreement with the Trustee and (4) has established an Authorized Participant Unallocated Account with the Custodian. Only Authorized Participants may place orders to create or redeem one or more Baskets.

"Authorized Participant Unallocated Account" — An unallocated gold account established with the Custodian by an Authorized Participant. Each Authorized Participant's Authorized Participant Unallocated Account will be used to facilitate the transfer of gold deposits and gold redemption distributions between the Authorized Participant and the Trust in connection with the creation and redemption of Baskets.

"Basket" — A block of 100,000 Shares. Multiple blocks of 100,000 Shares are called "Baskets."

"BNY" — The Bank of New York, a banking corporation organized under the laws of the State of New York with trust powers. BNY is the trustee of the Trust.

"Book Entry System" — The Federal Reserve Treasury Book Entry System for United States and federal agency securities.

"CEA" — Commodity Exchange Act of 1936, as amended.

"CFTC" — Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

"Clearing Agency" — Any clearing agency or similar system other than the Book Entry System or DTC.

"Code" — The United States Internal Revenue Code of 1986, as amended.

"Creation Basket Deposit" — The total deposit required to create a Basket. The deposit will be an amount of gold and cash, if any, that is in the same proportion to the total assets of the Trust (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date an order to purchase one or more Baskets is properly received as the number of Shares comprising the number of Baskets to be created in respect of the deposit bears to the total number of Shares outstanding on the date such order is properly received.

"Custodian" — HSBC Bank USA, N.A., a national banking association and a market maker, clearer and approved weigher under the rules of the LBMA.

"Custody Agreements" — The Allocated Bullion Account Agreement together with the Unallocated Bullion Account Agreement.

"Custody Rules" — The rules, regulations, practices and customs of the LBMA, the Bank of England or any applicable regulatory body which apply to gold made available in physical form by the Custodian.

"DTC" — The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the US Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the Shares.

"DTC Participant" — Participants in DTC, such as banks, brokers, dealers and trust companies.

Glossary of Defined Terms

"Evaluation Time" — The time at which the Trustee will evaluate the gold held by the Trust and determine both the NAV and the ANAV of the Trust, which is currently the time of the London PM Fix on each day when the NYSE is open for regular trading or, if there is no London PM Fix on such day or the London PM Fix has not been announced by 12:00 PM New York time on such day, 12:00 PM New York time on such day.

"FSA" — The Financial Services Authority, an independent non-governmental body which exercises statutory regulatory power under the FSM Act and which regulates the major participating members of the LBMA in the United Kingdom.

"FSM Act" — The Financial Services and Markets Act 2000.

"HSBC" — HSBC Bank USA, N.A., a national banking association and a market maker, clearer and approved weigher under the rules of the LBMA. HSBC is the custodian of the Trust's gold.

"Indirect Participants" — Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

"LBMA" — The London Bullion Market Association. The LBMA is the trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market. In addition to coordinating market activities, the LBMA acts as the principal point of contact between the market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the "London Good Delivery Lists," which are the lists of LBMA accredited melters and assayers of gold. Further, the LBMA coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation. The major participating members of the LBMA are regulated by the FSA in the United Kingdom under the FSM Act.

"London Good Delivery Bar" — A bar of gold meeting the London Good Delivery Standards.

"London Good Delivery Standards" — The specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars as set forth in "The Good Delivery Rules for Gold and Silver Bars" published by the LBMA. The London Good Delivery Standards are described in "Operation of the Gold Bullion Market — The London Bullion Market."

"London PM Fix" — The afternoon session of the twice daily fix of the price of an ounce of gold which starts at 3:00 PM London, England time and is performed in London by the five members of the London gold fix. See "Operation of the Gold Bullion Market – The London Bullion Market" for a description of the operation of the London PM Fix.

"Marketing Agent Agreement" — The agreement between the Sponsor and the Marketing Agent under which, among other things, the Marketing Agent will assist the Sponsor with certain marketing activities.

"Marketing Agent" — State Street Global Markets, LLC, a Delaware limited liability company and a wholly-owned subsidiary of State Street Corporation.

"NAV" — Net asset value. See "Description of the Trust Indenture — Valuation of Gold, Definition of Net Asset Value and Adjusted Net Asset Value" for a description of how the NAV of the Trust and the NAV per Share are calculated.

"OTC" — The global Over-the-Counter market for the trading of gold which consists of transactions in spot, forwards, and options and other derivatives.

"Participant Agreement" — An agreement entered into by each Authorized Participant, the Sponsor and the Trustee which provides the procedures for the creation and redemption of Baskets and for the delivery of the gold and any cash required for such creations and redemptions.

"Participant Unallocated Bullion Account Agreement" — The agreement between an Authorized Participant and the Custodian which establishes the Authorized Participant Unallocated Account.

"Purchaser" — the purchaser of the Underwritten Shares, as described on the front page of this prospectus.

"Seed Baskets" — The three Baskets issued to the Specialist in exchange for the deposit into the Trust of 30,000 ounces of gold in connection with the formation of the Trust.

Glossary of Defined Terms

"Shareholders" — Owners of beneficial interests in the Shares.

"Shares" — Units of fractional undivided beneficial interest in and ownership of the Trust which are issued by the Trust and named "streetTRACKS® Gold Shares."

"Specialist" — Bear Hunter Structured Products, LLC, the designated NYSE specialist firm for the Shares and the purchaser of the Seed Baskets.

"Sponsor" — World Gold Trust Services, LLC, a Delaware limited liability company wholly-owned by the WGC.

"tonne" — One metric tonne which is equivalent to 1,000 kilograms or 32,150.7465 troy ounces.

"Trust" — The streetTRACKS® Gold Trust, an investment trust, formed on November 12, 2004 under New York law pursuant to the Trust Indenture.

"Trust Allocated Account" — The allocated gold account of the Trust established with the Custodian by the Allocated Bullion Account Agreement. The Trust Allocated Account will be used to hold the gold deposited with the Trust in allocated form (i.e., as individually identified bars of gold).

"Trustee" — The Bank of New York, a banking corporation organized under the laws of the State of New York with trust powers.

"Trust Indenture" — The agreement entered into by the Sponsor and the Trustee under which the Trust is formed and which sets forth the rights and duties of the Sponsor, the Trustee and Custodian.

"Trust Unallocated Account" — The unallocated gold account of the Trust established with the Custodian by the Unallocated Bullion Account Agreement. The Trust Unallocated Account will be used to facilitate the transfer of gold deposits and gold redemption distributions between Authorized Participants and the Trust in connection with the creation and redemption of Baskets and the sales of gold made by the Trustee for the Trust.

"Unallocated Bullion Account Agreement" — The agreement between the Trustee and the Custodian which establishes the Trust Unallocated Account. The Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement are sometimes referred to together as the "Custody Agreements."

"Underwritten Shares" — The Shares purchased by the Purchaser as described on the front page of this prospectus.

"US Shareholder" — A Shareholder that is (1) an individual who is treated as a citizen or resident of the United States for US federal income tax purposes; (2) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof; (3) an estate, the income of which is includible in gross income for US federal income tax purposes regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust.

"WGC" — World Gold Council, a not-for-profit association registered under Swiss law and the sole member of the Sponsor.

"WGTS" — World Gold Trust Services, LLC, a Delaware limited liability company wholly-owned by the WGC. WGTS is the sponsor of the Trust.

v

Prospectus Summary

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus which is material and/or which may be important to you. You should read this entire prospectus, including "Risk Factors" beginning on page 7, before making an investment decision about the Shares.

TRUST STRUCTURE

The Trust is an investment trust, formed on November 12, 2004 under New York law pursuant to a trust indenture (Trust Indenture). The Trust holds gold and is expected from time to time to issue Baskets in exchange for deposits of gold and to distribute gold in connection with redemptions of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the price of gold bullion, less the Trust's expenses. The Sponsor believes that, for many investors, the Shares will represent a cost- effective investment in gold. The material terms of the Trust Indenture are discussed in greater detail under the section "Description of the Trust Indenture". The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and are expected to be traded under the ticker symbol GLD on the NYSE.

The Trust's Sponsor is World Gold Trust Services, LLC (WGTS), which is wholly-owned by the World Gold Council (WGC), a not-for-profit association registered under Swiss law. The Sponsor is a Delaware limited liability company and was formed on July 17, 2002. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, the WGC, the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Sponsor is responsible for establishing the Trust and for the registration of the Shares. The Sponsor will generally oversee the performance of the Trustee and the Trust's principal service providers, but will not exercise day-to-day oversight over the Trustee and such service providers. The Sponsor may remove the Trustee and appoint a successor (1) if the Trustee commits certain willful bad acts in performing its duties or willfully disregards its duties, (2) if the Trustee acts in bad faith in performing its duties, (3) if the Trustee's creditworthiness has materially deteriorated or (4) if the Trustee's negligent acts or omissions have had a material adverse effect on the Trust or the interests of Shareholders and the Trustee has not cured the material adverse effect within a certain period of time and established that the material adverse effect will not recur. The Sponsor will remove the Trustee if the Trustee does not meet the qualifications for a trustee under the Trust Indenture. See "Description of the Trust Indenture — The Trustee — Resignation, discharge or removal of Trustee; successor trustees" for more information. The Sponsor may direct the Trustee to employ one or more other custodians in addition to or in replacement of the Custodian, provided that the Sponsor may not appoint a successor custodian without the consent of the Trustee if the appointment has a material adverse effect on the Trustee's ability to perform its duties. To assist the Sponsor in marketing the Shares, the Sponsor will enter into a marketing agent agreement with the Marketing Agent (Marketing Agent Agreement). The Sponsor will maintain a public website on behalf of the Trust, containing information about the Trust and the Shares. The internet address of the Trust's website will be www.streettracksgoldshares.com. This internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust's website is not considered part of this prospectus. The general role, responsibilities of the Sponsor are further discussed in "The Sponsor."

The Trustee is The Bank of New York (BNY). The Trustee is generally responsible for the day-to-day administration of the Trust. This includes (1) selling the Trust's gold as needed to pay the Trust's expenses (gold sales are expected to occur approximately monthly in the ordinary course), (2) calculating the NAV of the Trust and the NAV per Share, (3) receiving and processing orders from Authorized Participants to create and redeem Baskets and coordinating the processing of such orders with the Custodian and The Depository Trust Company (DTC) and (4) monitoring the Custodian. The general role, responsibilities and regulation of the Trustee are further described in "The Trustee."

The Custodian is HSBC Bank USA, N.A. (HSBC). The Custodian is responsible for the safekeeping of the Trust's gold deposited with it by Authorized Participants in connection with the creation of Baskets. The Custodian also facilitates the transfer of gold in and out of the Trust through gold accounts it will maintain for Authorized Participants and the Trust. The Custodian is a market maker, clearer and approved weigher under the rules of the London Bullion Market Association (LBMA). The general role, responsibilities and regulation of the Custodian are further described in "The Custodian" and "Custody of the Trust's Gold."

Detailed descriptions of certain specific rights and duties of the Trustee and the Custodian are set forth in "Description of the Trust Indenture" and "Description of the Custody Agreements."

The Marketing Agent will assist the Sponsor in (1) developing a marketing plan for the Trust on an ongoing basis, (2) preparing marketing materials regarding the Shares, including the content of the Trust's website, (3) executing the marketing plan for the Trust, (4) incorporating gold into its strategic and tactical exchange-traded fund research, and (5) licensing the "streetTRACKS®" trademark. The general role and responsibilities of the Marketing Agent are further described in "The Marketing Agent."

TRUST OVERVIEW

The investment objective of the Trust is for the Shares to reflect the performance of the price of gold bullion, less the expenses of the Trust's operations. The Shares are designed for investors who want a cost-effective and convenient way to invest in gold. Advantages of investing in the Shares include:

→	Ease and Flexibility of Investment. The Shares will trade on the NYSE and will provide institutional and retail investors with indirect access to the gold bullion market. The Shares are expected to be bought and sold on the NYSE like any other exchange-listed securities, except that the Shares will regularly trade until 4:15 PM instead of 4:00 PM New York time.

→	Expenses. The Sponsor expects that, for many investors, costs associated with buying and selling the Shares in the secondary market and the payment of the Trust's ongoing expenses will be lower than the costs associated with buying and selling gold bullion and storing and insuring gold bullion in a traditional allocated gold bullion account.

Investing in the Shares does not insulate the investor from certain risks, including price volatility. See "Risk Factors."

PRINCIPAL OFFICES

The Trust's office is located at 444 Madison Avenue, 3rd Floor, New York, New York 10022 and its telephone number is (212) 317-3800. The Sponsor's office is located at 444 Madison Avenue, 3rd Floor, New York, New York 10022. The Trustee has a trust office at 2 Hanson Place, Brooklyn, New York 11217. The Custodian is located at 8 Canada Square, London, E14 5HQ, United Kingdom. The Marketing Agent's office is located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

The Offering

Offering	The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust.

Use of proceeds	Proceeds received by the Trust from the issuance and sale of Baskets, including the three Baskets (Seed Baskets) issued to Bear Hunter Structured Products, LLC, the designated NYSE specialist firm for the Shares (Specialist) in connection with the formation of the Trust and the Underwritten Shares (as described on the front page of this prospectus), will consist of gold deposits and, possibly from time to time, cash. Pursuant to the Trust Indenture, during the life of the Trust such proceeds will only be (1) held by the Trust, (2) distributed to Authorized Participants in connection with the redemption of Baskets or (3) disbursed or sold as needed to pay the Trust's ongoing expenses.

New York Stock Exchange symbol	GLD

CUSIP	863307 10 4

Creation and redemption	The Trust expects to create and redeem the Shares from time to time, but only in one or more Baskets (a Basket equals a block of 100,000 Shares). The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of gold and any cash represented by the Baskets being created or redeemed, the amount of which will be based on the combined NAV of the number of Shares included in the Baskets being created or redeemed. The initial amount of gold required for deposit with the Trust to create Shares is 10,000 ounces per Basket. The number of ounces of gold required to create a Basket or to be delivered upon the redemption of a Basket will gradually decrease over time, due to the accrual of the Trust's expenses and the sale of the Trust's gold to pay the Trust's expenses. See "Business of the Trust — Trust Expenses — Pro Forma Impact of Trust Expenses." Baskets may be created or redeemed only by Authorized Participants, who will pay a transaction fee for each order to create or redeem Baskets and may sell the Shares included in the Baskets they create to other investors. See "Creation and Redemption of Shares" for more details.

Net Asset Value	The NAV of the Trust is the aggregate value of the Trust's assets less its liabilities (which include estimated accrued but unpaid fees and expenses). In determining the NAV of the Trust, the Trustee will value the gold held by the Trust on the basis of the price of an ounce of gold as set by the afternoon session of the twice daily fix of the price of an ounce of gold which starts at 3:00 PM London, England time and is performed by the five members of the London gold fix (London PM Fix). See "Operation of the Gold

Bullion Market — The London Bullion Market" for a description of the operation of the London gold price fix. The Trustee will determine the NAV of the Trust on each day the NYSE is open for regular trading, at the earlier of the London PM Fix for the day or 12:00 PM New York time. If no London PM Fix is made on a particular evaluation day or if the London PM Fix has not been announced by 12:00 PM New York time on a particular evaluation day, the next most recent London gold price fix (AM or PM) will be used in the determination of the NAV of the Trust, unless the Trustee, in consultation with the Sponsor, determines that such price is inappropriate to use as basis for such determination. The Trustee will also determine the NAV per Share, which equals the NAV of the Trust, divided by the number of outstanding Shares.

Trust expenses	The Trust's ordinary operating expenses are accrued daily and are reflected in the NAV of the Trust. The Trust's expenses include fees and expenses of the Trustee (which include fees and expenses paid to the Custodian by the Trustee for the custody of the Trust's gold), the fees and expenses of the Sponsor, certain taxes, the fees of the Marketing Agent, printing and mailing costs, legal and audit fees, registration fees and NYSE listing fees. In order to pay the Trust's expenses, the Trustee will sell gold held by the Trust on an as-needed basis. Each sale of gold by the Trust will be a taxable event to Shareholders. See "United States Federal Tax Consequences — Taxation of US Shareholders." For seven years from the date of the Trust Indenture or until the earlier termination of the Marketing Agent Agreement, if at the end of any month during this period the estimated ordinary expenses of the Trust exceed an amount equal to 0.40% per year of the daily adjusted NAV (ANAV) of the Trust for such month, the fees payable to the Sponsor and the Marketing Agent for such month will be reduced by the amount of such excess in equal shares up to the amount of their fees provided that the gross assets of the Trust exceed a certain minimum amount. See "Risk Factors — When the fee reduction terminates or expires .. . ." For details on the calculation of the ANAV of the Trust, see "Description of the Trust Indenture — Valuation of Gold, Definition of Net Asset Value and Adjusted Net Asset Value." The Trust will pay on an ongoing basis the expenses of its operation as described in "Business of the Trust – Trust Expenses" and "Description of the Trust Indenture – Expenses of the Trust."

Sponsor's and Marketing Agent's fees	The Sponsor's fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.15% of the daily ANAV of the Trust. The Marketing Agent's fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.15% of the daily ANAV of the Trust. If at the end of any month during the period ending seven years from the date of the Trust Indenture or upon the earlier termination of the Marketing Agent Agreement the estimated ordinary expenses of the Trust exceed an amount equal to 0.40% per year of the daily ANAV of the Trust for such month, the Marketing Agent's fee and the Sponsor's fee are subject to reduction. See "Business of the Trust — Trust Expenses — Fee Reduction."

Termination events	The Sponsor may, and it is anticipated that the Sponsor will, direct the Trustee to terminate and liquidate the Trust at any time after the first anniversary of the Trust's formation when the NAV of the Trust is less than $350 million (as adjusted for inflation). The Sponsor may also direct the Trustee to terminate the Trust if the Commodity Futures Trading Commission (CFTC) determines that the Trust is a commodities pool under the Commodity Exchange Act of 1936, as amended (CEA). The Trustee may also terminate the Trust upon the agreement of the owners of beneficial interests in the Shares (Shareholders) owning at least 66 2/3% of the outstanding Shares.

The Trustee will terminate and liquidate the Trust if one of the following events occurs:

→	DTC, the securities depository for the Shares, is unwilling or unable to perform its functions under the Trust Indenture and no suitable replacement is available;

→	The Shares are de-listed from the NYSE and are not listed for trading on another US national securities exchange or through the Nasdaq Stock Market within five business days from the date the Shares are de-listed;

→	The NAV of the Trust remains less than $50 million for a period of 50 consecutive business days at any time after the first 90 days of the Shares being traded on the NYSE;

→	The Sponsor resigns or is unable to perform its duties or becomes bankrupt or insolvent and the Trustee has not appointed a successor and has not itself agreed to act as sponsor;

→	The Trustee resigns or is removed and no successor trustee is appointed within 60 days;

→	The Custodian resigns and no successor custodian is appointed within 60 days;

→	The sale of all of the Trust's assets;

→	The Trust fails to qualify for treatment, or ceases to be treated, for US federal income tax purposes, as a grantor trust; or

→	The maximum period for which the Trust is allowed to exist under New York law ends.

Upon the termination of the Trust, the Trustee will, within a reasonable time after the termination of the Trust, sell the Trust's gold and, after paying or making provision for the Trust's liabilities, distribute the proceeds to the Shareholders.

See "Description of the Trust Indenture — Termination of the Trust."

Authorized Participants	Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, (3) have entered into an agreement with the Trustee and the Sponsor (Participant Agreement) and (4) have established an unallocated gold account with the Custodian (Authorized Participant Unallocated Account). The Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of gold and any cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Trustee or the Sponsor. See "Creation and Redemption of Shares" for more details.

Clearance and settlement	The Shares will be evidenced by one or more global certificates that the Trustee will issue to DTC. The Shares will be available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Summary of Financial Condition

As of the date of the formation of the Trust on November 12, 2004, the NAV of the Trust, which represents the value of the gold deposited into the Trust in exchange for the Seed Baskets, was $13,081,500 and the NAV per Share was $43.60. See "Statement of Financial Condition" elsewhere in this prospectus.

Risk Factors

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust's financial statements and the related notes.

The value of the Shares relates directly to the value of the gold held by the Trust and fluctuations in the price of gold could materially adversely affect an investment in the Shares.

The Shares are designed to mirror as closely as possible the performance of the price of gold bullion, and the value of the Shares relates directly to the value of the gold held by the Trust, less the Trust's liabilities (including estimated accrued but unpaid expenses). The price of gold has fluctuated widely over the past several years. Several factors may affect the price of gold, including:

→	Global gold supply and demand, which is influenced by such factors as forward selling by gold producers, purchases made by gold producers to unwind gold hedge positions, central bank purchases and sales, and production and cost levels in major gold-producing countries such as South Africa, the United States and Australia;

→	Investors' expectations with respect to the rate of inflation;

→	Currency exchange rates;

→	Interest rates;

→	Investment and trading activities of hedge funds and commodity funds; and

→	Global or regional political, economic or financial events and situations.

In addition, investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

The Shares may trade at a price which is at, above or below the NAV per Share and any discount or premium in the trading price relative to the NAV per Share may widen as a result of non-concurrent trading hours between the COMEX and the NYSE.

The Shares may trade at, above or below the NAV per Share. The NAV per Share will fluctuate with changes in the market value of the Trust's assets. The trading price of the Shares will fluctuate in accordance with changes in the NAV per Share as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the COMEX division of the New York Mercantile Exchange and the NYSE. While the Shares will trade on the NYSE until 4:15 PM New York time, liquidity in the global gold market will be reduced after the close of the COMEX division of the New York Mercantile Exchange at 1:30 PM New York time. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

The sale of gold by the Trust to pay expenses will reduce the amount of gold represented by each Share on an ongoing basis irrespective of whether the trading price of the Shares rises or falls in response to changes in the price of gold.

Each outstanding Share will represent a fractional, undivided interest in the gold held by the Trust. As the Trust will not generate any income and as the Trust will regularly sell gold over time to pay for its ongoing expenses, the amount of gold represented by each Share will gradually decline over time. This is true even if additional Shares are issued in exchange for additional deposits of gold into the Trust, as the amount of gold required to create Shares will proportionately reflect the amount of gold represented by the Shares outstanding at the time of creation. Assuming a constant gold price, the trading price of the Shares is expected to gradually decline relative to the price of gold as the amount of gold represented by the Shares gradually declines. The Shares will only maintain their original price if the price of gold increases.

Investors should be aware that the gradual decline in the amount of gold represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price

Risk Factors

of gold. The estimated ordinary operating expenses of the Trust, which accrue daily commencing after the first day of trading of the Shares on the NYSE, are described in "Business of the Trust — Trust Expenses" and "Description of the Trust Indenture — Expenses of the Trust."

When the fee reduction terminates or expires, the estimated ordinary expenses payable by the Trust may increase, thus reducing the NAV of the Trust more rapidly and adversely affecting an investment in the Shares.

For seven years from the date of the Trust Indenture or until the earlier termination of the Marketing Agent Agreement, if at the end of any month during this period the estimated ordinary expenses of the Trust exceed an amount equal to 0.40% per year of the daily ANAV of the Trust for such month, the fees payable to the Sponsor and the Marketing Agent from the assets of the Trust for such month will be reduced by the amount of such excess in equal shares up to the amount of their fees. Investors should be aware that if the gross value of the Trust's assets is less than approximately $388 million, the ordinary expenses of the Trust will be accrued at a rate greater than 0.40% per year of the daily ANAV of the Trust, even after the Sponsor and the Marketing Agent have completely reduced their combined fees of 0.30% per year of the daily ANAV of the Trust. This amount is based on the estimated ordinary expenses of the Trust described in "Business of the Trust — Trust Expenses" and may be higher if the Trust's actual ordinary expenses exceed those estimates. Additionally, if the Trust incurs unforeseen expenses that cause the total ordinary expenses of the Trust to exceed 0.70% per year of the daily ANAV of the Trust, the ordinary expenses will accrue at a rate greater than 0.40% per year of the daily ANAV of the Trust, even after the Sponsor and the Marketing Agent have completely reduced their combined fees of 0.30% per year of the daily ANAV of the Trust.

Upon the end of the seven year period or the earlier termination of the Marketing Agent Agreement, the fee reduction will expire and the estimated ordinary expenses of the Trust which are payable from the assets of the Trust each month may be more than they would have been during the period when the fee reduction is in effect, thus reducing the NAV of the Trust more rapidly than if the fee reduction was in effect and adversely affecting the value of the Shares.

The estimated ordinary operating expenses of the Trust, which accrue daily, are described in "Business of the Trust — Trust Expenses" and "Description of the Trust Indenture — Expenses of the Trust." For details on the calculation of the ANAV of the Trust, see "Description of the Trust Indenture — Valuation of Gold, Definition of Net Asset Value and Adjusted Net Asset Value."

The sale of the Trust's gold to pay expenses at a time of low gold prices could adversely affect the value of the Shares.

The Trustee will sell gold held by the Trust to pay Trust expenses on an as-needed basis irrespective of then-current gold prices. The Trust is not actively managed and no attempt will be made to buy or sell gold to protect against or to take advantage of fluctuations in the price of gold. Consequently, the Trust's gold may be sold at a time when the gold price is low, resulting in a negative effect on the value of the Shares.

Purchasing activity in the gold market associated with the purchase of Baskets from the Trust may cause a temporary increase in the price of gold. This increase may adversely affect an investment in the Shares.

Purchasing activity associated with acquiring the gold required for deposit into the Trust in connection with the creation of Baskets may temporarily increase the market price of gold, which will result in higher prices for the Shares. Temporary increases in the market price of gold may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of gold that may result from increased purchasing activity of gold connected with the issuance of Baskets. Consequently, the market price of gold may decline immediately after Baskets are created. If the price of gold declines, the trading price of the Shares will also decline.

As the Sponsor and its management have no history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor was expressly formed to be the sponsor of the Trust and has no history of past performance. The past performances of the Sponsor's management in other positions are no indication of their ability

Risk Factors

to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is not adequate or suitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The Shares are a new securities product and their value could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for this securities product. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the Trust's operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Trust is not actively "managed" by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor's past experience and qualifications may not be suitable for solving these problems or issues.

Shareholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act of 1936.

The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the CEA, and none of the Sponsor, the Trustee or the Marketing Agent is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the Shares. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time which is disadvantageous to Shareholders, such as when gold prices are lower than the gold prices at the time when Shareholders purchased their Shares. In such a case, when the Trust's gold is sold as part of the Trust's liquidation, the resulting proceeds distributed to Shareholders will be less than if gold prices were higher at the time of sale. See "Description of the Trust Indenture — Termination of the Trust" for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or the Shareholders.

The lack of a market for the Shares may limit the ability of Shareholders to sell the Shares.

Prior to the date of this prospectus, there has been no market for the Shares, and there can be no assurance that an active public market for the Shares will develop. If an active public market for the Shares does not exist or continue, the market prices and liquidity of the Shares may be adversely affected.

The operations of the Trust and the Sponsor depend on support from the WGC. This support may not be available in the future and, if such support is not available, the operations of the Trust may be adversely affected.

The Sponsor is a subsidiary of the WGC, a not-for-profit association that represents members of the gold mining industry through international marketing programs directed at stimulating demand for gold in all forms.

The ongoing operations of the Trust depend on the financial and management support of the Sponsor. The operations of the Sponsor, in turn, depend on the financial and management support of the WGC. See "The Sponsor" for more information on the funding of the Sponsor. If the WGC limits or ends its support of the Sponsor for any reason, the operations of the Trust and an investment in the Shares may be adversely affected. As a result, the Trust may be required to terminate.

The WGC's members determine the financial plan of the WGC. The WGC's current and reasonably foreseeable operational costs and expenses are underwritten by the WGC's members through the end of

Risk Factors

2004. The WGC's members have funded the estimated ordinary operating expenses of the Sponsor through 2004, including the costs associated with the initial registration of the Shares and the listing of the Shares on the NYSE. The WGC has provided $3 million in funding to cover the estimated ordinary expenses of the Sponsor for 2005 and 2006. There is no assurance that the WGC's members will fund the WGC or the Sponsor thereafter. The lack of such funding could adversely affect the ability of the Sponsor to support the Trust.

Shareholders will not have the rights enjoyed by investors in certain other vehicles.

As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring "oppression" or "derivative" actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and will not receive dividends). See "Description of the Shares" for a description of the limited rights of holders of Shares.

An investment in the Shares may be adversely affected by competition from other methods of investing in gold.

The Trust is a new, and thus untested, type of investment vehicle. It will compete with other financial vehicles, including traditional debt and equity securities issued by companies in the gold industry and other securities backed by or linked to gold, direct investments in gold and investment vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor's control, may make it more attractive to invest in other financial vehicles or to invest in gold directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

Crises may motivate large-scale sales of gold which could decrease the price of gold and adversely affect an investment in the Shares.

The possibility of large-scale distress sales of gold in times of crisis may have a short-term negative impact on the price of gold and adversely affect an investment in the Shares. For example, the 1998 Asian financial crisis resulted in significant sales of gold by individuals which depressed the price of gold. Crises in the future may impair gold's price performance which would, in turn, adversely affect an investment in the Shares.

Substantial sales of gold by the official sector could adversely affect an investment in the Shares.

The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold gold as part of their reserve assets. The official sector holds a significant amount of gold, most of which is static, meaning that it is held in vaults and is not bought, sold, leased or swapped or otherwise mobilized in the open market. A number of central banks have sold portions of their gold over the past 10 years, with the result that the official sector, taken as a whole, has been a net supplier to the open market. Since 1999, most sales have been made in a coordinated manner under the terms of the Central Bank Gold Agreement, under which 15 of the world's major central banks (including the European Central Bank) agreed to limit the level of their gold sales and lending to the market for the following five years. The European Central Bank announced in March 2004 that the agreement would be extended for a further five-year period starting on September 27, 2004. The new agreement is similar to the existing agreement, although the ceiling for gold sales is 25% higher and the Bank of Greece replaces the Bank of England as a signatory to the agreement. UK Treasury indicated at the time of the announcement of the new agreement that the UK government had no plans to sell gold from its reserves and therefore would not participate in the new agreement. See "Overview of the Gold Industry — Sources of Gold Supply" and "Analysis of Movements in the Price of Gold" for more details. As before, the new agreement will be reviewed after five years. It is possible that the new agreement may not be renewed when it expires in September 2009. In the event that future economic, political or social conditions or pressures require members of the official sector to liquidate their gold assets all at once or in an uncoordinated manner, the demand for gold might not be sufficient to accommodate the sudden increase in the supply of gold to the market. Consequently, the price of gold could decline significantly, which would adversely affect an investment in the Shares.

Risk Factors

A widening of interest rate differentials between the cost of money and the cost of gold could negatively affect the price of gold which, in turn, could negatively affect the price of the Shares.

A combination of rising money interest rates and a continuation of the current low cost of borrowing gold could improve the economics of selling gold forward. This could result in an increase in hedging by gold mining companies and short selling by speculative interests, which would negatively affect the price of gold. Under such circumstances, the price of the Shares would be similarly affected.

The Trust's gold may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust's gold could be lost, damaged or stolen. Access to the Trust's gold could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

The Trust may not have adequate sources of recovery if its gold is lost, damaged, stolen or destroyed and recovery may be limited, even in the event of fraud, to the market value of the gold at the time the fraud is discovered.

Shareholders' recourse against the Trust, the Trustee and the Sponsor, under New York law, the Custodian, under English law, and any subcustodians under the law governing their custody operations is limited. The Trust will not insure its gold. The Custodian will maintain insurance with regard to its business on such terms and conditions as it considers appropriate. The Trust will not be a beneficiary of any such insurance and does not have the ability to dictate the existence, nature or amount of coverage. Therefore, Shareholders cannot be assured that the Custodian will maintain adequate insurance or any insurance with respect to the gold held by the Custodian on behalf of the Trust. In addition, the Custodian and the Trustee will not require any direct or indirect subcustodians to be insured or bonded with respect to their custodial activities or in respect of the gold held by them on behalf of the Trust. Consequently, a loss may be suffered with respect to the Trust's gold which is not covered by insurance and for which no person is liable in damages.

The liability of the Custodian is limited under the Custody Agreements. Under the agreements between the Trustee and the Custodian which establish the Trust's unallocated gold account (Unallocated Bullion Account Agreement) and the Trust's allocated gold account (Allocated Bullion Account Agreement), the Custodian is only liable for losses that are the direct result of its own negligence, fraud or willful default in the performance of its duties. Any such liability is further limited, in the case of the Allocated Bullion Account Agreement, to the market value of the gold held in the Trust Allocated Account at the time such negligence, fraud or willful default is discovered by the Custodian and, in the case of the Unallocated Bullion Account Agreement, to the amount of gold credited to the Trust Unallocated Account at the time such negligence, fraud or willful default is discovered by the Custodian. Under each Participant Unallocated Bullion Account Agreement (between the Custodian and an Authorized Participant), the Custodian is not contractually or otherwise liable for any losses suffered by any Authorized Participant or Shareholder that are not the direct result of its own gross negligence, fraud or willful default in the performance of its duties under such agreement, and in no event will its liability exceed the market value of the balance in its Authorized Participant Unallocated Account at the time such gross negligence, fraud or willful default is discovered by the Custodian. In addition, the Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Allocated Bullion Account Agreement, the Unallocated Bullion Account Agreement or the Participant Unallocated Bullion Account Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. As a result, the recourse of the Trustee or the investor, under English law, is limited. Furthermore, under English common law, the Custodian or any subcustodian will not be liable for any delay in the performance or any non-performance of its custodial obligations by reason of any cause beyond its reasonable control.

Under the Allocated Bullion Account Agreement, except for an obligation on the part of the Custodian to use commercially reasonable efforts to obtain delivery of the Trust's gold from any subcustodians appointed by the Custodian, the Custodian is not liable for the acts or omissions of its subcustodians unless the selection of such subcustodians was made negligently or in bad faith. There are expected to be no written contractual arrangements between subcustodians that hold the Trust's gold and the Trustee or

Risk Factors

the Custodian, because traditionally such arrangements are based on the LBMA's rules and on the customs and practices of the London bullion market. In the event of a legal dispute with respect to or arising from such arrangements, it may be difficult to define such customs and practices. The LBMA's rules may be subject to change outside the control of the Trust. Under English law, neither the Trustee, nor the Custodian would have a supportable breach of contract claim against a subcustodian for losses relating to the safekeeping of gold. If the Trust's gold is lost or damaged while in the custody of a subcustodian, the Trust may not be able to recover damages from the Custodian or the subcustodian. Whether a subcustodian will be liable for the failure of subcustodians appointed by it to exercise due care in the safekeeping of the Trust's gold will depend on the facts and circumstances of the particular situation. Shareholders cannot be assured that the Trustee will be able to recover damages from subcustodians whether appointed by the Custodian or by another subcustodian for any losses relating to the safekeeping of gold by such subcustodian.

The obligations of the Custodian under the Allocated Bullion Account Agreement, the Unallocated Bullion Account Agreement and the Participant Unallocated Bullion Account Agreement are governed by English law. The Custodian may enter into arrangements with English subcustodians, which arrangements may also be governed by English law. The Trust is a New York investment trust. Any United States, New York or other court situated in the United States may have difficulty interpreting English law (which, insofar as it relates to custody arrangements, is largely derived from court rulings rather than statute), LBMA rules or the customs and practices in the London custody market. It may be difficult or impossible for the Trust to sue a subcustodian in a United States, New York or other court situated in the United States. In addition, it may be difficult, time consuming and/or expensive for the Trust to enforce in a foreign court a judgment rendered by a United States, New York or other court situated in the United States.

If the Trust's gold is lost, damaged, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust's claim. For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to the Custodian or one or more subcustodians or, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust.

Neither the Shareholders nor any Authorized Participant will have a right under the Custody Agreements to assert a claim of the Trustee against the Custodian or any subcustodian; claims under the Custody Agreements may only be asserted by the Trustee on behalf of the Trust.

Gold bullion allocated to the Trust in connection with the creation of a Basket may not meet the London Good Delivery Standards and, if a Basket is issued against such gold, the Trust may suffer a loss.

Neither the Trustee nor the Custodian independently confirms the fineness of the gold allocated to the Trust in connection with the creation of a Basket. The gold bullion allocated to the Trust by theCustodian may be different from the reported fineness or weight required by the LBMA's standards for gold bars delivered in settlement of a gold trade (London Good Delivery Standards), the standards required by the Trust. If the Trustee nevertheless issues a Basket against such gold, and if the Custodian fails to satisfy its obligation to credit the Trust the amount of any deficiency, the Trust may suffer a loss. The London Good Delivery Standards are described in "Operation of the Gold Bullion Market — The London Bullion Market." The Custodian's responsibility for the allocation to the Trust of gold meeting LBMA standards is described in "Description of the Custody Agreements — Transfers from the Trust Unallocated Account."

Because neither the Trustee nor the Custodian oversees or monitors the activities of subcustodians who may hold the Trust's gold, failure by the subcustodians to exercise due care in the safekeeping of the Trust's gold could result in a loss to the Trust.

Under the Allocated Bullion Account Agreement described in "Description of the Custody Agreements," the Custodian may appoint from time to time one or more subcustodians to hold the Trust's gold. The subcustodians which the Custodian currently uses are the Bank of England and LBMA market-making members that provide bullion vaulting and clearing services to third parties. The Custodian is required

Risk Factors

under the Allocated Bullion Account Agreement to use reasonable care in appointing its subcustodians but otherwise has no other responsibility in relation to the subcustodians appointed by it. These subcustodians may in turn appoint further subcustodians, but the Custodian is not responsible for the appointment of these further subcustodians. The Custodian does not undertake to monitor the performance by subcustodians of their custody functions or their selection of further subcustodians. The Trustee does not undertake to monitor the performance of any subcustodian. Furthermore, the Trustee may have no right to visit the premises of any subcustodian for the purposes of examining the Trust's gold or any records maintained by the subcustodian, and no subcustodian will be obligated to cooperate in any review the Trustee may wish to conduct of the facilities, procedures, records or creditworthiness of such subcustodian. In addition, the ability of the Trustee to monitor the performance of the Custodian may be limited because under the Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement (together, the Custody Agreements) the Trustee has only limited rights to visit the premises of the Custodian for the purpose of examining the Trust's gold and certain related records maintained by the Custodian. See "Custody of the Trust's Gold" for more information about subcustodians that may hold the Trust's gold.

The ability of the Trustee and the Custodian to take legal action against subcustodians may be limited, which increases the possibility that the Trust may suffer a loss if a subcustodian does not use due care in the safekeeping of the Trust's gold.

If any subcustodian does not exercise due care in the safekeeping of the Trust's gold, the ability of the Trustee or the Custodian to recover damages against such subcustodian may be limited to only such recourse, if any, as may be available under applicable English law or, if the subcustodian is not located in England, under other applicable law. This is because there are expected to be no written contractual arrangements between subcustodians who may hold the Trust's gold and the Trustee or the Custodian, as the case may be. If the Trustee's or the Custodian's recourse against the subcustodian is so limited, the Trust may not be adequately compensated for the loss. For more information on the Trustee's and the Custodian's ability to seek recovery against subcustodians and the subcustodian's duty to safekeep the Trust's gold, see "Custody of the Trust's Gold."

Gold held in the Trust's unallocated gold account and any Authorized Participant's unallocated gold account will not be segregated from the Custodian's assets. If the Custodian becomes insolvent, its assets may not be adequate to satisfy a claim by the Trust or any Authorized Participant. In addition, in the event of the Custodian's insolvency, there may be a delay and costs incurred in identifying the bullion held in the Trust's allocated gold account.

Gold which is part of a deposit for a purchase order or part of a redemption distribution will be held for a time in the Trust's unallocated gold account (Trust Unallocated Account) and, previously or subsequently in, the Authorized Participant Unallocated Account of the purchasing or redeeming Authorized Participant. During those times, the Trust and the Authorized Participant, as the case may be, will have no proprietary rights to any specific bars of gold held by the Custodian and will each be an unsecured creditor of the Custodian with respect to the amount of gold held in such unallocated accounts. In addition, if the Custodian fails to allocate the Trust's gold in a timely manner, in the proper amounts or otherwise in accordance with the terms of the Unallocated Bullion Account Agreement, or if a subcustodian fails to so segregate gold held by it on behalf of the Trust, unallocated gold will not be segregated from the Custodian's assets, and the Trust will be an unsecured creditor of the Custodian with respect to the amount so held in the event of the insolvency of the Custodian. In the event the Custodian becomes insolvent, the Custodian's assets might not be adequate to satisfy a claim by the Trust or the Authorized Participant for the amount of gold held in their respective unallocated gold accounts.

In the case of the insolvency of the Custodian, a liquidator may seek to freeze access to the gold held in all of the accounts held by the Custodian, including the Trust's allocated account (Trust Allocated Account). Although the Trust would be able to claim ownership of properly allocated gold, the Trust could incur expenses in connection with asserting such claims, and the assertion of such a claim by the liquidator could delay creations and redemptions of Baskets.

Risk Factors

In issuing Baskets, the Trustee will rely on certain information received from the Custodian which is subject to confirmation after the Trustee has relied on the information. If such information turns out to be incorrect, Baskets may be issued in exchange for an amount of gold which is more or less than the amount of gold which is required to be deposited with the Trust.

The Custodian's definitive records are prepared after the close of its business day. However, when issuing Baskets, the Trustee will rely on information reporting the amount of gold credited to the Trust's accounts which it receives from the Custodian during the business day and which is subject to correction during the preparation of the Custodian's definitive records after the close of business. If the information relied upon by the Trustee is incorrect, the amount of gold actually received by the Trust may be more or less than the amount required to be deposited for the issuance of Baskets.

The Trust's obligation to reimburse the Purchaser, the Marketing Agent and the Authorized Participants for certain liabilities in the event the Sponsor fails to indemnify the Purchaser, the Marketing Agent or the Authorized Participants could adversely affect an investment in the Shares.

The Sponsor has agreed to indemnify the Purchaser and the Marketing Agent, their partners, directors and officers, and any person who controls the Purchaser or the Marketing Agent, and their respective successors and assigns, against any loss, damage, expense, liability or claim that may be incurred by the Purchaser and the Marketing Agent in connection with (1) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of which this prospectus forms a part (including this prospectus, any preliminary prospectus, any prospectus supplement and any exhibits thereto) or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) any untrue statement or alleged untrue statement of a material fact made by the Sponsor with respect to any representations and warranties or any covenants under (A) the distribution agreement between the Sponsor and the Purchaser, dated November 16 , 2004 or (B) the Marketing Agent Agreement, or failure of the Sponsor to perform any agreement or covenant therein, (3) any untrue statement or alleged untrue statement of a material fact contained in any materials used in connection with the marketing of the Shares, (4) circumstances surrounding the third party allegations relating to patent and contract disputes as described in "Risk Factors—Competing claims over ownership of intellectual property rights related to the Trust could adversely affect the Trust and an Investment in the Shares," "Business of the Trust—License Agreement" and "Legal Proceedings," or (5) the Marketing Agent's performance of its duties under the Marketing Agent Agreement, and to contribute to payments that the Purchaser or the Marketing Agent may be required to make in respect thereof. The Trustee has agreed to reimburse the Marketing Agent, solely from and to the extent of the Trust's assets, for indemnification and contribution amounts due from the Sponsor under the preceding sentence and the Purchaser for indemnification and contribution amounts due from the Sponsor in respect of the items identified in subsections (1), (2), (3) and (4) of the preceding sentence to the extent the Sponsor has not paid such amounts directly when due. Under the Participant Agreement, the Sponsor also has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act of 1933, as amended (Securities Act) and to contribute to payments that the Authorized Participants may be required to make in respect of such liabilities. The Trustee has agreed to reimburse the Authorized Participants, solely from and to the extent of the Trust's assets, for indemnification and contribution amounts due from the Sponsor in respect of such liabilities to the extent the Sponsor has not paid such amounts when due. In the event the Trust is required to pay any such amounts, the Trustee would be required to sell assets of the Trust to cover the amount of any such payment and the NAV of the Trust would be reduced accordingly, thus adversely affecting an investment in the Shares.

Under the Trust Indenture, the Sponsor may be able to seek indemnification from the Trust for payments it makes in connection with the Sponsor's activities under the Trust Indenture to the extent its conduct does not disqualify it from receiving such indemnification under the terms of the Trust Indenture. The Sponsor shall also be indemnified from the Trust and held harmless against any loss, liability or expense arising under the Distribution Agreement, the Marketing Agent Agreement or any Participant Agreement insofar as such loss, liability or expense arises from any untrue statement or alleged untrue statement of a material fact contained in any written statement provided to the Sponsor by the Trustee. See "Description of the Trust Indenture—The Sponsor—Liability of the Sponsor and indemnification." For information

Risk Factors

about when the Trust's assets may be used to indemnify (1) the Trustee, see "Description of the Trust Indenture," and (2) the Custodian, see "Description of the Custody Agreements."

Competing claims over ownership of intellectual property rights related to the Trust could adversely affect the Trust and an investment in the Shares.

While the Sponsor believes that all intellectual property rights needed to operate the Trust are owned by or licensed to the Sponsor or the WGC or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Trust. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Trust and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Trust. See "Legal Proceedings."

If the Marketing Agent and the WGC do not conclude an international marketing agent agreement within 60 days of the effectiveness of the registration statement of which this prospectus forms a part, the Sponsor may terminate the Marketing Agent Agreement and the services of the Marketing Agent. This could affect the performance of the services provided by the Marketing Agent and would terminate the obligation of the Sponsor to reduce its fees under certain circumstances.

The Marketing Agent, the WGC and the Sponsor have entered into an agreement obligating the WGC and the Marketing Agent to conclude an international marketing agent agreement providing for the distribution outside the US of exchange-traded securities whose investment objective or investment method is tied to gold bullion or derivatives of gold bullion. If the WGC and the Marketing Agent do not conclude such an agreement within 60 days of the effectiveness of the registration statement of which this prospectus forms a part, the Sponsor may exercise its option, exercisable for 60 days commencing on the 61st day after effectiveness of the registration statement of which this prospectus forms a part, to terminate the Marketing Agent Agreement and the services of the Marketing Agent. Upon any such termination, the Marketing Agent License Agreement and the WGC/WGTS License Agreement would terminate, the Sponsor and the Trust would be required to cease using the "streetTRACKS®" mark and the Sponsor would be required to amend this prospectus and the registration statement of which this prospectus forms a part to delete any reference to the Marketing Agent, State Street Corporation or "streetTRACKS®". If the services of the Marketing Agent under the Marketing Agent Agreement are terminated, the services provided by the Marketing Agent would have to be performed by the Sponsor or a replacement marketing agent. The Sponsor may not be able to perform such services at the same performance level as the Marketing Agent or find a replacement marketing agent able to perform such services at the same performance level as the Marketing Agent. A replacement marketing agent might not be willing to perform such services for the same fees as the Marketing Agent.

Under the terms of the Trust Indenture, for seven years from the date of the Trust Indenture or until the earlier termination of the Marketing Agent Agreement, if at the end of any month during this period the estimated ordinary expenses of the Trust exceed an amount equal to 0.40% per year of the daily ANAV of the Trust for such month, the fees payable to the Sponsor and the Marketing Agent from the assets of the Trust will be reduced by the amount of such excess in equal shares up to the amount of their fees. If the Marketing Agent Agreement is terminated pursuant to the termination right described in the preceding paragraph, the Sponsor's obligation to reduce its fees in accordance with the preceding sentence will terminate.

Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Baskets, including the Seed Baskets and the Underwritten Shares (which are described on the front page of this prospectus), will consist of gold deposits and, possibly from time to time, cash. Pursuant to the Trust Indenture, during the life of the Trust such proceeds will only be (1) held by the Trust, (2) distributed to Authorized Participants in connection with the redemption of Baskets or (3) disbursed or sold as needed to pay the Trust's ongoing expenses.

Overview of the Gold Industry

HOW GOLD TRAVELS FROM THE MINE TO THE CUSTOMER

The following is a general description of the typical path gold takes from the mine to the customer. Individual paths may vary at several stages in the process from the following description.

Gold, a naturally occurring mineral element, is found in ore deposits throughout the world. Ore containing gold is first either dug from the surface or blasted from the rock face underground. Mined ore is hauled to a processing plant, where it is crushed or milled. Crushed or milled ore is then concentrated in order to separate out the coarser gold and heavy mineral particles from the remaining parts of the ore. Gold is extracted from these ore concentrates by a number of processes and, once extracted, is then smelted to a gold-rich doré (generally a mixture of gold and silver) and cast into bars. Smelting, in its simplest definition, is the melting of ores or concentrates with a reagent which results in the separation of gold from impurities.

The doré goes through a series of refining processes to upgrade it to a purity and format that is acceptable in the market place. Refining can take a number of different forms, according to the type of ore being treated. The doré is refined to a purity of 99.5% or higher. The most common international standard of purity is the standard established by the London Good Delivery Standards, described in "Operation of the Gold Bullion Market — The London Bullion Market."

The gold mining company pays the refinery a fee, and then sells the bars to a bullion dealer. In some cases, the refinery may buy the gold from the mining company, thus effectively operating as a bullion dealer. Bullion dealers in turn sell the gold to manufacturers of jewelry or industrial products containing gold. Both the sale by the mine and the purchase by the manufacturer will frequently be priced with reference to the London gold price fix, which is widely used as the price benchmark for international gold transactions.

Some gold mining companies sell forward their gold to a bullion dealer in order to lock in cash-flow for revenue management purposes. The price they receive on delivery of the gold will be that which was agreed to at the time of the initial transaction, equivalent to the spot price plus the interest accrued up until the date of delivery.

Once a manufacturer of jewelry or industrial products has taken delivery of the purchased gold, the manufacturer fabricates it and sells the fabricated product to the customer. This is the typical pattern in many parts of the developing world. In some countries, especially in the industrialized world, bullion dealers will consign gold out to a manufacturer. In these cases, the gold will be stored in a secured vault on the premises of the manufacturer, who will use these consignment stocks for fabrication into products as needed. The actual sale of the gold from the bullion dealer to the manufacturer only takes place at the time the manufacturer sells the product, either to a distributor, a retailer or the customer.

In some cases, the manufacturer may, often for cost reasons, ship the gold to another country for fabrication into products. The fabricated products may then be returned to the manufacturer's country of business for onward sale, or shipped to a third country for sale to the customer.

GOLD SUPPLY AND DEMAND

Gold is a physical asset that is accumulated, rather than consumed. As a result, virtually all the gold that has ever been mined still exists today in one form or another. Gold Survey 2004, a publication of Gold Fields Mineral Services Ltd. (GFMS), an independent precious metals research organization based in London, estimates that existing above-ground stocks of gold amounted to 150,500 tonnes (approximately 4.7 billion ounces) at the end of 2003. These stocks have increased by approximately 2.0% per year on average for the 10 years ending December 2003. When used in this prospectus, "tonne" refers to one metric tonne, which is equivalent to 1,000 kilograms or 32,150.7465 troy ounces.

Existing stocks may be broadly divided into two categories based on the primary reason for the purchase or holding of the gold:

Overview of the Gold Industry

→	Gold purchased or held as a store of value or monetary asset; and

→	Gold purchased or held as a raw material or commodity.

The first category, gold held as a store of value or monetary asset, includes the 33,160 tonnes of gold that is estimated to be owned by the official sector (central banks, other governmental agencies and multi-lateral institutions such as the International Monetary Fund). An estimated 3,960 tonnes of this gold has already been mobilized into the market and fabricated into gold products. This reduces to 29,200 tonnes (19.4% of the estimated total) the total that could theoretically become available in the unlikely event that all official sector holdings were liquidated. The 23,600 tonnes of gold (15.7% of the estimated total) in the hands of private investors also falls into this first category. While much of the gold in this category exists in bullion form and, in theory, could be mobilized and made available to the market, there are currently no indications that a significantly greater amount of gold will be mobilized in the near future than has been mobilized in recent years.

The second category, gold held as a raw material or commodity, includes the 76,800 tonnes of gold (51.0% of the estimated total) that has been manufactured into jewelry. As all gold jewelry exists as fabricated products, the jewelry would need to be remelted and transformed into bullion bars before being mobilized into the market in an acceptable form. While adornment is the primary motivation behind purchases of gold jewelry in the industrialized world, much of the jewelry in the developing world has an additional store of value element, with this jewelry being held, at least in part, as a means of savings. As this jewelry in the developing world tends to be of higher purity, the price of an item of jewelry is more closely correlated with the value of the gold contained in it than is the case in the industrialized world. As a result, this jewelry is more susceptible to recycling. Recycled jewelry, primarily from the developing world, is the largest single component of annual gold scrap supply, which has averaged 733 tonnes annually over the last 10 years.

The second category also includes the 17,300 tonnes of gold (11.5% of the estimated total) that has been manufactured or incorporated into industrial products. Similar to jewelry, this gold would need to be recovered from the industrial products and then remelted and recast into bars before it could be mobilized into the market. Small quantities of remelted gold from industrial products come onto the market each year.

Approximately 3,600 tonnes of above-ground stocks (2.4% of the estimated total) is unaccounted for.

World Gold Supply and Demand (1994 – 2003)

The following table sets forth a summary of the world gold supply and demand for the last 10 years and is based on information reported in the GFMS Gold Survey 2004.

Supply	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003
					(tonnes)
Mine production	2,285	2,291	2,375	2,493	2,542	2,574	2,591	2,621	2,590	2,593
Old gold scrap	621	631	644	626	1,099	608	610	708	836	943
Official sector sales	130	167	279	326	363	477	479	527	545	606
Net producer hedging	105	475	142	504	97	506	(15)	(151)	(437)	(310)
Total Reported Supply	3,141	3,565	3,440	3,949	4,102	4,165	3,665	3,705	3,534	3,832
Demand
Gold fabrication in carat jewelry	2,640	2,812	2,856	3,311	3,182	3,148	3,222	3,026	2,680	2,533
Gold fabrication in electronics	187	204	207	235	226	248	282	200	209	238
Gold fabrication in dentistry	64	67	68	70	64	66	69	69	69	67
Gold fabrication in other industrial and decorative applications	104	110	113	115	104	99	99	97	82	80
Retail investment	349	465	298	492	336	446	335	359	373	314
Total Reported Demand	3,344	3,657	3,541	4,223	3,912	4,007	4,007	3,749	3,413	3,232
Supply Less Demand[1]	(203)	(93)	(102)	(275)	190	158	(342)	(44)	122	600

(1)	This is the residual from combining all the other data in the table. This residual results from the fact that there is no reliable methodology for measuring all elements of gold supply and demand. It includes net institutional investment, movements in stocks and other elements, together with any residual error.

Overview of the Gold Industry

SOURCES OF GOLD SUPPLY

Sources of gold supply include both mine production and the recycling or mobilizing of existing above-ground stocks. The largest portion of gold supplied into the market annually is from gold mine production. The second largest source of annual gold supply is from old scrap, which is gold that has been recovered from jewelry and other fabricated products and converted back into marketable gold. Official sector sales have outstripped purchases since 1989, creating additional net supply of gold into the marketplace. Net producer hedging accelerates the sale of physical gold and can therefore impact, positively or negatively, supply in a given year.

Mine production

Mine production includes gold produced from primary deposits and from secondary deposits where the gold is recovered as a by-product metal from other mining activities.

Mine production is derived from numerous separate operations on all continents of the world, except Antarctica. Any disruption to production in any one locality is unlikely to affect a significant number of these operations simultaneously. Such potential disruption is unlikely to have a material impact on the overall level of global mine production, and therefore equally unlikely to have a noticeable impact on the gold price.

In the unlikely event of significant disruptions to production occurring simultaneously at a large number of individual mines, any impact on the price of gold would likely be short-lived. Historically, any sudden and significant rise in the price of gold has been followed by a reduction in physical demand which lasts until the period of unusual volatility is past. Gold price increases also tend to lead to an increase in the levels of recycled scrap used for gold supply. Both of these factors have tended to limit the extent and duration of upward movements in the price of gold.

Since 1984, the amount of new gold that is mined each year has been substantially lower than the level of physical demand. For example, during the five years from 1999 to 2003, new mine production only satisfied 70% of the total demand for fabrication and retail investment. The shortfall in total supply has been met by additional supplies from existing above-ground stocks, predominantly coming from the recycling of fabricated gold products, official sector sales and net producer hedging.

Old gold scrap

Gold scrap is gold that has been recovered from fabricated products, melted, refined and cast into bullions bars for subsequent resale into the gold market. The predominant source of gold scrap is recycled jewelry. This predominance is largely a function of price and economic circumstances. The 1998 peak in gold scrap supply can be attributed to the concurrent collapse of many of the East Asian currencies, which began with the Thai Baht in July 1997, leading to price-driven and distress related selling.

Official sector sales

Historically, central banks have retained gold as a strategic reserve asset. However, since 1989 the official sector has been a net seller of gold to the private sector, supplying an average of 379 tonnes per year from 1989 to 2003 inclusive. This has resulted in net movements of gold from the official to the private sector. Owing to the prominence given by market commentators to this activity and the size of official sector gold holdings, this area has been one of the more visible sources of supply.

The Central Bank Gold Agreement, also known as the Washington Agreement on Gold or "WAG," announced during the International Monetary Fund meetings in Washington, DC on September 26, 1999, is a voluntary agreement among key central banks to clarify their intentions with respect to their gold holdings. The signatories to the agreement were the European Central Bank and 14 other central banks. These institutions agreed not to enter the gold market as sellers except for already decided sales, which were to be achieved through a five year program that limited annual sales to approximately 400 tonnes and total sales over the period to 2,000 tonnes. The signatories further agreed not to expand their

Overview of the Gold Industry

use of gold lending and derivatives over the period. The European Central Bank announced in March 2004 that the agreement would be extended for a further five-year period starting on September 27, 2004. The new agreement is similar to the existing agreement, although the ceiling for gold sales is 25% higher and the Bank of Greece replaces the Bank of England as a signatory to the agreement. UK Treasury indicated at the time of the announcement of the new agreement that the UK government had no plans to sell gold from its reserves and therefore would not participate in the new agreement. As before, the new agreement will be reviewed after five years.

The following chart shows the reported gold holdings in the official sector at December 2003.

(1)	The Euro Area comprises the following countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, The Netherlands, Portugal, and Spain, plus the European Central Bank from January 1999 when the European Economic and Monetary Union was implemented.

Net producer hedging

Net producer hedging creates incremental supply in the market by accelerating the timing of the sale of gold. A mining company wishing to protect itself from the risk of a decline in the gold price may elect to sell some or all of its anticipated production for delivery at a future date. A bullion dealer accepting such a transaction will finance it by borrowing an equivalent quantity of gold (typically from a central bank), which is immediately sold into the market. The bullion dealer then invests the cash proceeds from that sale of gold and uses the yield on these investments to pay the gold mining company the contango (i.e., the premium available on gold for future delivery). When the mining company delivers the gold it has contracted to sell to the bullion dealer, the dealer returns the gold to the central bank that lent it, or rolls the loan forward in order to finance similar transactions in the future. While over time hedging transactions involve no net increase in the supply of gold to the market, they do accelerate the timing of the sale of the gold, which has an impact on the balance between supply and demand at the time. Since 2000, there has been an annual net reduction in the volume of outstanding producer hedges that has reduced supply.

Overview of the Gold Industry

The following illustration details a typical hedging transaction (numbering indicates sequential timing).

SOURCES OF GOLD DEMAND

As reported by published statistics, the demand for gold amounted to less than 3.0% of total above ground stocks in 2003. Demand for gold is driven primarily by demand for jewelry, which is used for adornment and, in much of the developing world, also as an investment. Retail investment and industrial applications represent increasingly important, though relatively small, components of overall demand. Retail investment is measured as customer purchases of bars and coins. Gold bonding wire and gold plated contacts and connectors are the two most frequent uses of gold in industrial applications.

Gold demand is widely dispersed throughout the world. While there are seasonal fluctuations in the levels of demand for gold (especially jewelry) in many countries, variations in the timing of such fluctuations in different countries mean that seasonal changes in demand do not have a significant impact on the global gold price.

Jewelry

The primary source of gold demand is gold jewelry. The motivation for jewelry purchases differs in various regions of the world. In the industrialized world, gold jewelry tends to be purchased purely for adornment purposes, while gold's attributes as a store of value and a means of saving provide an additional motivation for jewelry purchases in much of the developing world. Price and economic factors, such as available wealth and disposable income, are the primary factors in jewelry demand. Jewelry purchased purely for adornment purposes is generally of lower caratage or purity, with design input and improved finishes accounting for a substantial portion of the purchase price. In those parts of the world where the additional motivation of savings or investment applies to the purchase of jewelry, which are mainly in Asia, the Indian subcontinent and the Middle East, gold jewelry is generally of higher caratage, and the purchase price more closely reflects the value of the gold contained in each item.

Electronics, dentistry and other industrial and decorative applications

Gold bonding wire and gold plated contacts and connectors are the two most frequent uses of gold in electronics. Other uses include high-melting point gold alloy solders and gold thick film pastes for hybrid circuits. In conservative and restorative dentistry, gold is generally used alloyed with other noble metals and with base metals, for inlay and onlay fillings, crown and bridgework and porcelain veneered restorations. Increasingly, pure gold electroforming is being used for dental repairs. Other industrial applications of gold include the use of thin gold coatings on table and enamel ware for decorative

Overview of the Gold Industry

purposes and on glasses used in the construction and aerospace industries to reflect infra-red rays. Small quantities are also used in various pharmaceutical applications, including the treatment of arthritis, and in medical implants. Future applications for gold catalysts are in pollution control, clean energy generation and fuel cell technology. In addition, work is under way on the use of gold in cancer treatment.

Retail investment

Retail investment demand covers coins and bars meeting the standards for investment gold adopted by the European Union, extended to include medallions of no less than 99% purity, and bars or coins which are likely to be worn as jewelry in certain countries. Retail investment is measured as net purchases by the ultimate customer.

Operation of the Gold Bullion Market

The global trade in gold consists of Over-the-Counter (OTC) transactions in spot, forwards, and options and other derivatives, together with exchange-traded futures and options.

GLOBAL OVER-THE-COUNTER MARKET

The OTC market trades on a 24-hour per day continuous basis and accounts for most global gold trading.

Market makers, as well as others in the OTC market, trade with each other and with their clients on a principal-to-principal basis. All risks and issues of credit are between the parties directly involved in the transaction. Market makers include the eight market-making members of the LBMA, the trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market.The eight market-making members of the LBMA are: Barclays Bank plc, Deutsche Bank AG, HSBC Bank USA, N.A. (through its London branch), J. Aron and Company (UK) (a division of Goldman Sachs), JPMorgan Chase Bank, ScotiaMocatta (a division of the Bank of Nova Scotia), Société Générale, and UBS AG. The OTC market provides a relatively flexible market in terms of quotes, price, size, destinations for delivery and other factors. Bullion dealers customize transactions to meet clients' requirements. The OTC market has no formal structure and no open-outcry meeting place.

The main centers of the OTC market are London, New York and Zurich. Mining companies, central banks, manufacturers of jewelry and industrial products, together with investors and speculators, tend to transact their business through one of these market centers. Centers such as Dubai and several cities in the Far East also transact substantial OTC market business, typically involving jewelry and small bars (1 kilogram or less). Bullion dealers have offices around the world and most of the world's major bullion dealers are either members or associate members of the LBMA. Of the eight market-making members of the LBMA, five offer clearing services. There are a further 51 full members, plus a number of associate members around the world. The number of LBMA market-making, clearing and full members reported in this prospectus are as of July 23, 2004. These numbers may change from time to time as new members are added and existing members drop out.

In the OTC market, the standard size of gold trades between market makers ranges between 5,000 and 10,000 ounces. Bid-offer spreads are typically 50 US cents per ounce. Certain dealers are willing to offer clients competitive prices for much larger volumes, including trades over 100,000 ounces, although this will vary according to the dealer, the client and market conditions, as transaction costs in the OTC market are negotiable between the parties and therefore vary widely. Cost indicators can be obtained from various information service providers as well as dealers.

Liquidity in the OTC market can vary from time to time during the course of the 24-hour trading day. Fluctuations in liquidity are reflected in adjustments to dealing spreads – the differential between a dealer's "buy" and "sell" prices. The period of greatest liquidity in the gold market generally occurs at the time of day when trading in the European time zones overlaps with trading in the United States, which is when OTC market trading in London, New York and other centers coincides with futures and options trading on the COMEX division of the New York Mercantile Exchange. This period lasts for approximately four hours each New York business day morning.

THE LONDON BULLION MARKET

Although the market for physical gold is distributed globally, most OTC market trades are cleared through London. In addition to coordinating market activities, the LBMA acts as the principal point of contact between the market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the "London Good Delivery Lists," which are the lists of LBMA accredited melters and assayers of gold. The LBMA also coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation.

The term "loco London" gold refers to gold physically held in London that meets the specifications for weight, dimensions, fineness (or purity), identifying marks (including the assay stamp of a LBMA

Operation of the Gold Bullion Market

acceptable refiner) and appearance set forth in "The Good Delivery Rules for Gold and Silver Bars" published by the LBMA. Gold bars meeting these requirements are described in this prospectus from time to time as "London Good Delivery Bars." The unit of trade in London is the troy ounce, whose conversion between grams is: 1,000 grams = 32.1507465 troy ounces and 1 troy ounce = 31.1034768 grams. A London Good Delivery Bar is acceptable for delivery in settlement of a transaction on the OTC market. Typically referred to as 400-ounce bars, a London Good Delivery Bar must contain between 350 and 430 fine troy ounces of gold, with a minimum fineness (or purity) of 995 parts per 1,000 (99.5%), be of good appearance and be easy to handle and stack. The fine gold content of a gold bar is calculated by multiplying the gross weight of the bar (expressed in units of 0.025 troy ounces) by the fineness of the bar. A London Good Delivery Bar must also bear the stamp of one of the melters and assayers who are on the LBMA approved list. Unless otherwise specified, the gold spot price always refers to that of a London Good Delivery Bar. Business is generally conducted over the phone and through electronic dealing systems.

Twice daily during London trading hours there is a fix which provides reference gold prices for that day's trading. Many long-term contracts will be priced on the basis of either the morning (AM) or afternoon (PM) London fix, and market participants will usually refer to one or the other of these prices when looking for a basis for valuations. The London fix is the most widely used benchmark for daily gold prices and is quoted by various financial information sources.

Formal participation in the London fix is traditionally limited to five members, each of which is a bullion dealer and a member of the LBMA. N M Rothschild & Sons Limited withdrew from participation in the London fix in April 2004 after acting as chairman since the inception of the fix more than 80 years ago. This prompted some changes in the process which took effect from May 2004. The chairmanship now rotates annually among the five member firms. Under this new arrangement, ScotiaMocatta (a division of the Bank of Nova Scotia), assumed the chairmanship on May 5, 2004, for a period of twelve months. With effect from the same date, the fix has taken place by telephone and the five member firms no longer meet face-to-face as was previously the case. The morning session of the fix starts at 10:30 AM London time and the afternoon session starts at 3:00 PM London time. The other members of the gold fixing are currently Deutsche Bank AG, HSBC Bank USA, N.A., Société Générale and Barclays Bank plc. Barclays Bank plc bought the N M Rothschild Limited's seat on the London fix for an undisclosed sum. Any other market participant wishing to participate in the trading on the fix is required to do so through one of the five gold fixing members.

Orders are placed either with one of the five fixing members or with another bullion dealer who will then be in contact with a fixing member during the fixing. The fixing members net-off all orders when communicating their net interest at the fixing. The fix begins with the fixing chairman suggesting a "trying price," reflecting the market price prevailing at the opening of the fix. This is relayed by the fixing members to their dealing rooms which have direct communication with all interested parties. Any market participant may enter the fixing process at any time, or adjust or withdraw his order. The gold price is adjusted up or down until all the buy and sell orders are matched, at which time the price is declared fixed. All fixing orders are transacted on the basis of this fixed price, which is instantly relayed to the market through various media. The London fix is widely viewed as a full and fair representation of all market interest at the time of the fix.

FUTURES EXCHANGES

The most significant gold futures exchanges are the COMEX division of the New York Mercantile Exchange and the Tokyo Commodity Exchange (TOCOM). The COMEX division of the New York Mercantile Exchange is the largest exchange in the world for trading precious metals futures and options and has been trading gold since 1974. The TOCOM has been trading gold since 1982. Trading on these exchanges is based on fixed delivery dates and transaction sizes for the futures and options contracts traded. Trading costs are negotiable. As a matter of practice, only a small percentage of the futures market turnover ever comes to physical delivery of the gold represented by the contracts traded. Both exchanges permit trading on margin. Margin trading can add to the speculative risk involved given the potential for margin calls if the price moves against the contract holder. The COMEX division of the

Operation of the Gold Bullion Market

New York Mercantile Exchange operates through a central clearance system. On June 6, 2003, TOCOM adopted a similar clearance system. In each case, the exchange acts as a counterparty for each member for clearing purposes.

OTHER EXCHANGES

There are other gold exchange markets, such as the Istanbul Gold Exchange (trading gold since 1995), the Shanghai Gold Exchange (trading gold since October 2002) and the Hong Kong Chinese Gold & Silver Exchange Society (trading gold since 1918).

MARKET REGULATION

The global gold markets are overseen and regulated by both governmental and self-regulatory organizations. In addition, certain trade associations have established rules and protocols for market practices and participants. In the United Kingdom, responsibility for the regulation of the financial market participants, including the major participating members of the LBMA, falls under the authority of the Financial Services Authority (FSA) as provided by the Financial Services and Markets Act 2000 (FSM Act). Under this act, all UK-based banks, together with other investment firms, are subject to a range of requirements, including fitness and properness, capital adequacy, liquidity, and systems and controls.

The FSA is responsible for regulating investment products, including derivatives, and those who deal in investment products. Regulation of spot, commercial forwards, and deposits of gold and silver not covered by the FSM Act is provided for by The London Code of Conduct for Non-Investment Products, which was established by market participants in conjunction with the Bank of England.

Participants in the US OTC market for gold are generally regulated by the market regulators which regulate their activities in the other markets in which they operate. For example, participating banks are regulated by the banking authorities. In the United States, Congress created the CFTC in 1974 as an independent agency with the mandate to regulate commodity futures and option markets in the United States. The CFTC regulates market participants and has established rules designed to prevent market manipulation, abusive trade practices and fraud. The CFTC requires that any trader holding an open position of more than 200 lots (i.e. 20,000 ounces) in any one contract month on the COMEX division of the New York Mercantile Exchange must declare his or her identity, the nature of his or her business (hedging, speculative, etc.) and the existence and size of his or her positions.

The TOCOM has authority to perform financial and operational surveillance on its members' trading activities, scrutinize positions held by members and large-scale customers, and monitor the price movements of futures markets by comparing them with cash and other derivative markets' prices. To act as a Futures Commission Merchant Broker, a broker must obtain a license from Japan's Ministry of Economy, Trade and Industry (METI), the regulatory authority that oversees the operations of the TOCOM.

Analysis of Movements in the Price of Gold

As movements in the price of gold are expected to directly affect the price of the Shares, investors should understand what the recent movements in the price of gold have been. Investors, however, should also be aware that past movements in the gold price are not indicators of future movements. This section of the prospectus identifies recent trends in the movements of the gold price and discusses some of the important events which have influenced these movements.

The following chart provides historical background on the price of gold. The chart illustrates movements in the price of gold in US dollars per ounce over the period from January 1971 to September 30, 2004, and is based on the London PM Fix.

The following chart illustrates the movements in the price of gold in US dollars per ounce over the period from January 1999 to September 30, 2004, and is based on the London PM Fix. This period corresponds to the boxed portion of the above chart.

Analysis of Movements in the Price of Gold

After reaching a 20-year low of $252.80 per ounce at the London PM Fix on July 20, 1999, the gold price gradually increased. The average gold price for 2002 was $309.68 per ounce, with a low of $277.75 and a high of $349.30. For 2003, the average gold price was $363.32 per ounce, with a low of $319.90 and a high of $416.25. In the first nine months of 2004, the gold price ranged between a high of $427.25 on April 1, 2004 and a low of $375.00 on May 10, 2004.

The initial reason for the market's turnaround during 1999 was the strong rise in physical demand, notably in price sensitive markets such as China, Egypt, India and Japan. The sharp gold price rise in September 1999 was largely a reflection of the Central Bank Gold Agreement, which removed an important element of uncertainty from the market and led not just to renewed professional interest in the market but also to short-covering purchases. The Central Bank Gold Agreement underpinned improved sentiment in the longer term (fears over official sector sales had been a key element to negative sentiment across the market in the latter part of the 1990s).

Despite the Central Bank Gold Agreement, a number of factors led to the gold price resuming a downward trend in 2000. These included renewed strength in the dollar (gold is often perceived as a dollar hedge), strong global economic growth, low inflation and, for much of the year, buoyant stock markets in the United States and other key countries. This downward price trend persisted into the early part of 2001. At this time the gold price once again appeared to be approaching $250 per ounce but, as before, strong physical demand from price sensitive markets such as India again countered the downward trend.

Sentiment in the gold market started to change in early 2001, and the gold price has shown an upward trend since March of that year. A rapid economic slowdown occurred in the world economy, while stock markets in the United States and other key countries were falling. There was an end to the significant disinvestment in gold in Europe and North America that had affected gold prices during 2000. In addition, the rapid sequence of interest rate cuts in the United States reduced the risk/reward ratio that had previously been enjoyed by speculators who had been trading in the gold market from the short side (i.e., selling forward or futures with a view to buying back at a lower price). Lower interest rates reduced the contango (i.e., the premium available on gold for future delivery) available and this, combined with steady prices, meant that such trades became increasingly unattractive. After the first quarter of 2001, some mining companies started to reduce their hedge books, reducing the amount of gold coming onto the market. Political uncertainties and the continuing economic downturn after the attacks of September 11, 2001 added to demand for gold investments.

The continuation of the upward price trend during the years 2002, 2003 and the first half of 2004 reflected external issues such as the decline in the US dollar relative to other currencies, volatility in equity markets, doubts over global economic recovery other than in China and East Asia, concern over corporate governance issues, and growing political tension, including the rise in terrorism. Developments internal to the gold market such as rising investment demand, the announcement of the renewed Central Bank Gold Agreement, and the continued reduction in forward selling by mining companies also played an important role.

Business of the Trust

The investment objective of the Trust is for the Shares to reflect the performance of the price of gold bullion, less the Trust's expenses. The Sponsor believes that, for many investors, the Shares will represent a cost-effective investment relative to traditional means of investing in gold. As the value of the Shares is tied to the value of the gold held by the Trust, it is important in understanding the investment attributes of the Shares to first understand the investment attributes of gold.

THE CASE FOR INVESTING IN GOLD

All forms of investment carry some degree of risk. In addition, the Shares have certain unique risks, as described in "Risk Factors" starting on page 7. Holding gold directly also has risks. However, including gold in a well-balanced portfolio can help diversify risk.

Gold's ability to serve as a portfolio diversifier is due to its historically low-to-negative correlation with stocks and bonds. The economic forces that determine the price of gold are different from the forces that determine the prices of most financial assets. For example, the price of a stock often depends on the earnings or growth potential of the issuing company or the confidence investors have in its management. The price of a bond depends primarily on its credit rating, its yield and the yields of competing fixed income investments. The price of gold, however, depends on different factors, including the supply and demand for gold, the strength or weakness of the US dollar, the rate of inflation and interest rates and the current political environment. Gold does not depend on a promise to pay on the part of any government or corporation, as is the case with investments in money market instruments as well as in the corporate and government bond markets. Gold is not directly affected by the economic policies of any individual country and cannot be repudiated, as is the case with paper assets. Gold is not subject to the risk of default or bankruptcy. Gold cannot be created at will as can paper-backed assets.

Some of gold's investment attributes are shared with traditional portfolio diversifiers, which include non-US equities, emerging markets securities, real estate investment trusts, and domestic and foreign bonds. Gold historically has had little correlation with these traditional diversifiers and low-to-negative correlation with the Standard & Poor's 500 Index, which is widely regarded as the standard for measuring the stock market performance of large capitalized US companies. In the search for effective diversification, investors have begun to turn to a variety of non-traditional diversifiers. These non-traditional diversifiers include hedge and private equity funds, commodities, timber and forestry, fine art and collectibles. Gold has one or more of the following advantages over each of these non-traditional diversifiers: greater liquidity, lower risk and lower management and holding costs.

STRATEGY BEHIND THE SHARES

The Shares are intended to offer investors a new and different opportunity to participate in the gold market through an investment in securities. Certain pension funds which have not been able to participate in the gold market are expected to be able to purchase and hold the Shares. Historically, the logistics of buying, storing and insuring gold have constituted a barrier to entry for some institutional and retail investors alike. The offering of the Shares is intended to overcome these barriers to entry. The logistics of storing and insuring gold are dealt with by the Custodian and the related expenses are built into the price of the Shares. Therefore, the investor does not have any additional tasks or costs over and above those associated with dealing in any other publicly traded security.

Business of the Trust

The Shares are intended to provide institutional and retail investors with a simple and cost-efficient means of gaining investment benefits similar to those of holding gold bullion. The Shares offer an investment that is:

→	Easily Accessible. Investors can access the gold market through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use gold by using the Shares instead of using the traditional means of purchasing, trading and holding gold.

→	Relatively Cost Efficient. The Sponsor believes that, for many investors, transaction costs related to the Shares will be lower than those associated with the purchase, storage and insurance of physical gold.

→	Exchange Traded. The Shares will trade on the NYSE, providing investors with an efficient means to implement various investment strategies. Upon effectiveness of the registration statement of which this prospectus is a part, the Shares will be eligible for margin accounts.

→	Transparent. The Shares will be backed by the assets of the Trust and the Trust will not hold or employ any derivative securities. Further, the value of the Trust's holdings will be reported on the Trust's website daily.

SECONDARY MARKET TRADING

While the Trust's investment objective is for the Shares to reflect the performance of gold bullion, less the expenses of the Trust, the Shares may trade in the secondary market on the NYSE at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the COMEX division of the New York Mercantile Exchange and the NYSE. While the Shares will trade on the NYSE until 4:15 PM New York time, liquidity in the global gold market will be reduced after the close of the COMEX division of the New York Mercantile Exchange at 1:30 PM New York time. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

LICENSE AGREEMENT

In connection with the settlement of a lawsuit between the WGC, WGTS and BNY concerning the ownership of certain intellectual property related to the Trust and BNY's contractual entitlement to act as the trustee of the Trust, BNY has agreed to serve as the trustee of the Trust. In addition, while the WGC and WGTS do not agree that BNY owns any of the intellectual property involved with the Trust, the WGC and WGTS have entered into a license agreement with BNY under which BNY grants to the WGC and WGTS a perpetual, world-wide, non-exclusive, non-transferable license under BNY's patents and patent applications that cover securitized gold products solely for the purpose of establishing, operating and marketing any securitized gold financial product that is sold, sponsored or issued by the WGC or WGTS. Also under the license agreement, the WGC and WGTS grant to BNY a perpetual, world-wide, non-exclusive, non-transferable license under their patents, patent applications and other intellectual property rights solely for the purpose of establishing, operating and marketing financial products involving the securitization of any commodity, including gold.

TRUST EXPENSES

The Trustee will sell gold as needed to pay the expenses of the Trust, as described below. The Trust's estimated ordinary operating expenses are accrued daily commencing after the first day of the trading of the Shares on the NYSE and are reflected in the NAV of the Trust. The ordinary operating expenses of the Trust include (1) fees paid to the Sponsor, (2) fees paid to the Trustee, (3) fees paid to the Custodian, (4) fees paid to the Marketing Agent and (5) various Trust administration fees, including printing and mailing costs, legal and audit fees, registration fees and NYSE listing fees. The Sponsor will pay the costs of the Trust's organization and the initial sale of the Shares, including the applicable SEC registration fees. The Trustee will charge no fee and will assume the Trust's operating expenses (other than extraordinary expenses) for the period from the Trust's formation through the day the Shares commence

Business of the Trust

trading on the NYSE. The Trustee and the Sponsor have entered into a separate agreement relating to payment by the Sponsor to the Trustee for this period. These payments are not reimbursable to the Sponsor by the Trust. If the Sponsor fails to pay the Trustee under such agreement, the Trustee may recover the unpaid amounts from the assets of the Trust, and may sell the Trust's gold as necessary to provide funds for such unpaid amounts.

Fees are paid to the Sponsor as compensation for services performed under the Trust Indenture and for services performed in connection with maintaining the Trust's website and marketing the Shares. The Sponsor's fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.15% of the ANAV of the Trust, subject to reduction as described below. The Sponsor will receive reimbursement from the Trust for all of its disbursements and expenses incurred in connection with the Trust.

Fees are paid to the Trustee as compensation for services performed under the Trust Indenture. The Trustee's fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.02% of the ANAV of the Trust, subject to a minimum fee of $500,000 and a maximum fee of $2 million per year. The Trustee's fee is subject to modification as determined by the Trustee and the Sponsor in good faith to account for significant changes in the Trust's administration or the Trustee's duties. The Trustee will charge the Trust for its expenses and disbursements incurred in connection with the Trust (including the expenses of the Custodian paid by the Trustee), exclusive of fees of agents for services to be performed by the Trustee, and for any extraordinary services performed by the Trustee for the Trust.

Fees are paid to the Custodian under the Allocated Bullion Account Agreement as compensation for its custody services. Under the Allocated Bullion Account Agreement, the Custodian is entitled to a fee that is accrued daily at an annual rate equal to 0.10% of the average daily aggregate value of the gold held in the Trust Allocated Account and the Trust Unallocated Account, payable in quarterly installments in arrears. The Custodian does not receive a fee under the Unallocated Bullion Account Agreement.

Fees are paid to the Marketing Agent by the Trustee from the assets of the Trust as compensation for services performed pursuant to the Marketing Agent Agreement. The Marketing Agent's fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.15% of the ANAV of the Trust, subject to reduction as described below.

The administration fees of the Trust are currently estimated to be approximately $663,000 per year. These estimated fees include the following (1) legal fees of approximately $175,000 per year, (2) audit and quarterly review fees of approximately $268,000 per year, (3) market data fees of approximately $15,000 per year, (4) NYSE fees of $5,000 in the first year and $2,000 per year afterwards, and (5) printing fees of approximately $200,000 per year. In addition, administration fees will include the SEC and National Association of Securities Dealers, Inc. (NASD) registration fees applicable to any future registration of additional Shares. Investors should be aware that administration fees are likely to increase over time due to increases in the fees of service providers to the Trust.

The Trustee will sell gold held by the Trust on an as-needed basis to pay the Trust's expenses. As a result, the amount of gold to be sold will vary from time to time depending on the level of the Trust's expenses and the market price of gold. Cash held by the Trustee will not bear any interest.

Shareholders do not have the option of choosing to pay their proportionate share of the Trust's expenses in lieu of having their share of expenses paid by the sale of the Trust's gold. Each sale of gold by the Trust will be a taxable event to Shareholders. See "United States Federal Tax Consequences — Taxation of US Shareholders."

Fee Reduction

For seven years from the date of the Trust Indenture or until the earlier termination of the Marketing Agent Agreement, if at the end of any month during this period the estimated ordinary expenses of the Trust exceed an amount equal to 0.40% per year of the daily ANAV of the Trust for such month, the fees payable to the Sponsor and the Marketing Agent from the assets of the Trust for such month will be reduced by the amount of such excess in equal shares up to the amount of their fees. Investors should be aware that if the gross value of the Trust assets is less than approximately $388 million, the ordinary expenses of the Trust will be accrued at a rate greater than 0.40% per year of the daily ANAV of the

Business of the Trust

Trust, even after the Sponsor and the Marketing Agent have completely reduced their combined fees of 0.30% per year of the daily ANAV of the Trust. This amount is based on the estimated ordinary expenses of the Trust described in "Business of the Trust — Trust Expenses" and may be higher if the Trust's actual ordinary expenses exceed those estimates. Upon the end of the seven year period or the earlier termination of the Marketing Agent Agreement, the fee reduction will expire. See "Risk Factors — When the fee reduction terminates or expires . . .."

Pro Forma Impact of Trust Expenses

Each time the Trust's gold is sold to pay the Trust's expenses, the amount of gold represented by each outstanding Share will be reduced. This is true even if additional Shares are issued in exchange for additional deposits of gold into the Trust, as the amount of gold required to create Shares will proportionately reflect the amount of gold represented by the Shares outstanding at the time an order to create Shares is placed.

The following table demonstrates the impact of the Trust's anticipated ordinary operating expenses on the NAV of the Trust over a five-year period, based on the following assumptions (1) a beginning NAV of $1,453 million, based on 40 million Shares issued in exchange for 4 million ounces of gold at a price of $363.23 per ounce, the average London PM Fix price in calendar year 2003, (2) no creations or redemptions of Baskets over the five-year period, (3) constant annual administrative expenses of $663,000 for the periods presented below, and (4) all expenses accrued during the periods presented below have been paid as of the end of such periods. The Trust may incur costs of extraordinary services and other expenses not reflected in this table. See "Description of the Trust Indenture — Expenses of the Trust — Other expenses." These extraordinary expenses include amounts required to be paid from the Trust for the indemnification of the Purchaser and the Marketing Agent to the extent such indemnification is not made by the Sponsor as described under "Risk Factors — The Trust's obligation to reimburse the Purchaser, the Marketing Agent and the Authorized Participants for certain liabilities .. . ." See also "Risk Factors — When the fee reduction terminates or expires .. . ."

The Sponsor will not as a matter of course make public projections as to future results of the Trust. However, as the Trust currently has no operating history, the Sponsor has prepared the pro forma information set forth below to illustrate the impact of the Trust's anticipated ordinary operating expenses on the NAV of the Trust and the impact of increases and decreases in the gold price on the NAV of the Trust, based on the identified assumptions and qualifications. The below pro forma information was not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the Sponsor's view, was prepared on a reasonable basis. This pro forma information is not fact and should not be relied upon as being necessarily indicative of future results, and you are cautioned not to place undue reliance on this information.

Neither the Trust's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the pro forma information contained in this prospectus, nor have they expressed any opinion or any other form of assurance on this information or its achievability, and assume no responsibility for, and disclaim any association with, this information.

Business of the Trust

Calculation of NAV: Assuming a Constant Gold Price

	Year
	1	2	3	4	5
	(thousands, except per share and per ounce)
Beginning Statistics:
Gold price per ounce[1]	$363.23	$363.23	$363.23	$363.23	$363.23
Shares	40,000	40,000	40,000	40,000	40,000
Ounces	4,000	3,984	3,968	3,952	3,936
Ounces per Share	0.1000	0.0996	0.0992	0.0988	0.0984
NAV[2]	$1,452,920	$1,447,111	$1,441,325	$1,435,563	$1,429,823
NAV per Share[2]	$36.32	$36.18	$36.03	$35.89	$35.75
Adjusted NAV[3]	$1,452,257	$1,446,448	$1,440,662	$1,434,900	$1,429,160

Annual Expenses:
Ordinary operating expenses	$5,809	$5,786	$5,763	$5,740	$5,717
% Daily ANAV	0.40%	0.40%	0.40%	0.40%	0.40%
Ounces of gold sold	15.99	15.93	15.87	15.80	15.74

Ending Statistics:
Gold price per ounce[1]	$363.23	$363.23	$363.23	$363.23	$363.23
Shares	40,000	40,000	40,000	40,000	40,000
Ounces	3,984	3,968	3,952	3,936	3,921
Ounces per Share	0.0996	0.0992	0.0988	0.0984	0.0980
NAV[2]	$1,447,111	$1,441,325	$1,435,563	$1,429,823	$1,424,106
NAV per Share[2]	$36.18	$36.03	$35.89	$35.75	$35.60

(1)	Average London PM Fix price in calendar-year 2003.
(2)	Assumes no accrued but unpaid expenses.
(3)	Adjusted NAV = NAV less $663,000 of estimated annual administrative expenses.

The following table demonstrates the impact that increases and decreases in the price of gold will have on the NAV of the Trust. The table is based on the same assumptions and qualifications as the preceding table and on the additional assumption that the initial gold price of $363.23 per ounce increases or decreases by 5.0% per year over the identified five-year period. The NAV per Share figures in the below table include the impact of the sales of gold identified in the preceding table.

Calculation of NAV: Assuming an Increasing and Decreasing Gold Price

	Year
Ending Statistics	1	2	3	4	5
Increasing Price Scenario:
Gold price per ounce	$381.39	$400.46	$420.48	$441.51	$463.58
Year-on-year change	5.0%	5.0%	5.0%	5.0%	5.0%
NAV per share	$37.99	$39.73	$41.56	$43.47	$45.46

Decreasing Price Scenario:
Gold price per ounce	$345.07	$327.82	$311.42	$295.85	$281.06
Year-on-year change	(5.0%)	(5.0%)	(5.0%)	(5.0%)	(5.0%)
NAV per share	$34.37	$32.51	$30.76	$29.10	$27.53

Description of the Trust

The Trust is an investment trust, formed on November 12, 2004 under New York law pursuant to the Trust Indenture. The Trust holds gold and is expected from time to time to issue Baskets in exchange for deposits of gold and to distribute gold in connection with redemptions of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the price of gold bullion, less the Trust's expenses. The Sponsor believes that, for many investors, the Shares will represent a cost-effective investment relative to traditional means of investing in gold. The material terms of the Trust Indenture are discussed under "Description of the Trust Indenture." The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust is not managed like a corporation or an active investment vehicle. The gold held by the Trust will only be sold (1) on an as-needed basis to pay Trust expenses, (2) in the event the Trust terminates and liquidates its assets, or (3) as otherwise required by law or regulation. The sale of gold by the Trust is a taxable event to Shareholders. See "United States Federal Tax Consequences — Taxation of US Shareholders."

The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Trust is not a commodity pool for purposes of the CEA, and none of the Sponsor, the Trustee or the Marketing Agent is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The Trust expects to create and redeem Shares from time to time but only in Baskets (a Basket equals a block of 100,000 Shares). The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of gold and any cash represented by the Baskets being created or redeemed. The total amount of gold and any cash required for the creation of Baskets will be based on the combined NAV of the number of Baskets being created or redeemed. The initial amount of gold required for deposit with the Trust to create Shares is 10,000 ounces per Basket. The number of ounces of gold required to create a Basket or to be delivered upon a redemption of a Basket will gradually decrease over time. This is because the Shares comprising a Basket will represent a decreasing amount of gold due to the sale of the Trust's gold to pay the Trust's expenses. Baskets may be created or redeemed only by Authorized Participants, who will pay a transaction fee of $2,000 for each order to create or redeem Baskets. Authorized Participants may sell to other investors all or part of the Shares included in the Baskets they purchase from the Trust. See "Plan of Distribution."

The Trustee will determine the NAV of the Trust on each day that the NYSE is open for regular trading, at the earlier of the London PM Fix for such day or 12:00 PM New York time. The NAV of the Trust is the aggregate value of the Trust's assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the Trust's NAV, the Trustee will value the gold held by the Trust based on the London PM Fix price for an ounce of gold. The Trustee will also determine the NAV per Share. If on a day when the Trust's NAV is being calculated the London PM Fix is not available or has not been announced by 12:00 PM New York time, the gold price from the next most recent London fix (AM or PM) will be used, unless the Trustee determines that such price is inappropriate to use.

The Trust's assets will consist of allocated gold bullion, gold credited to an unallocated gold account and, from time to time, cash, which will be used to pay expenses. Except for the transfer of gold in or out of the Trust Unallocated Account in connection with the creation or redemption of Baskets or upon a sale of gold to pay the Trust's expenses, it is anticipated that only a small amount of unallocated gold will be held in the Trust Unallocated Account. Cash held by the Trust will not generate any income. Each Share will represent a proportional interest, based on the total number of Shares outstanding, in the gold and any cash held by the Trust, less the Trust's liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the secondary market trading price of the Shares will fluctuate over time in response to the price of gold. In addition, the Sponsor expects that the trading price of the Shares will reflect the estimated accrued but unpaid expenses of the Trust.

Investors may obtain on a 24-hour basis gold pricing information based on the spot price for an ounce of gold from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from gold bullion dealers. In addition, the Trust's website will provide ongoing pricing information for gold spot prices and the Shares. Market prices for the Shares will be available

The Description of the Trust

from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust will be published by the Sponsor on each day that the NYSE is open for regular trading and will be posted on the Trust's website.

The Trust has no fixed termination date and will terminate upon the occurence of a termination event listed in the Trust Indenture. See "Description of the Trust Indenture — Termination of the Trust."

The Sponsor

The Sponsor is a Delaware limited liability company and was formed on July 17, 2002. The Sponsor's office is located at 444 Madison Avenue, 3rd Floor, New York, New York 10022. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, the WGC, the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor. The WGC's members have funded the estimated ordinary operating expenses of the Sponsor through 2004, including the costs associated with the initial registration of the Shares and the listing of the Shares on the NYSE. The WGC has provided $3 million in funding to cover the estimated ordinary expenses of the Sponsor for 2005 and 2006.

THE SPONSOR'S ROLE

The Sponsor is responsible for establishing the Trust and for the registration of the Shares. The Sponsor will generally oversee the performance of the Trustee and the Trust's principal service providers, but will not exercise day-to-day oversight over the Trustee or such service providers. The Sponsor will regularly communicate with the Trustee to monitor the overall performance of the Trust. The Sponsor, with assistance and support from the Trustee, will be responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports. The Sponsor will designate the independent certified public accountants of the Trust and may from time to time employ legal counsel for the Trust. In accordance with the Trust Indenture, to assist the Sponsor in marketing the Shares the Sponsor will enter into the Marketing Agent Agreement with the Marketing Agent and the Trust. The Sponsor may also from time to time employ other additional or successor marketing agents after such time as when the Marketing Agent Agreement is no longer in effect. The fees and expenses of the Marketing Agent and any additional or successor marketing agent will be paid by the Trustee from the assets of the Trust. See "The Marketing Agent" for more information about the Marketing Agent. The Sponsor will maintain a public website on behalf of the Trust, which will contain information about the Trust and the Shares, and will oversee certain Shareholder services, such as a call center and prospectus fulfillment.

The Sponsor may direct the Trustee, but only as provided in the Trust Indenture. For example, the Sponsor may direct the Trustee to sell the Trust's gold to pay expenses, to suspend a redemption order or postpone a redemption settlement date or to terminate the Trust if certain criteria are met. The Sponsor anticipates that if the NAV of the Trust is less than $350 million (as adjusted for inflation) at any time after the first anniversary of the Trust's inception that the Sponsor will, in accordance with the Trust Indenture, direct the Trustee to terminate and liquidate the Trust. The Sponsor may remove the Trustee and appoint a successor (1) if the Trustee commits certain willful bad acts in performing its duties or willfully disregards its duties, (2) if the Trustee acts in bad faith in performing its duties, (3) if the Trustee's creditworthiness has materially deteriorated or (4) if the Trustee's negligent acts or omissions have had a material adverse effect on the Trust or the interests of Shareholders and the Trustee has not cured the material adverse effect within a certain period of time and established that the material adverse effect will not recur. The Sponsor will remove the Trustee if the Trustee does not meet the qualifications for a trustee under the Trust Indenture. See "Description of the Trust Indenture — The Trustee — Resignation, discharge or removal of Trustee; successor trustees" for more information.

The Sponsor may direct the Trustee to employ one or more other custodians in addition to or in replacement of the Custodian, provided that the Sponsor may not direct the employment of an additional or successor custodian without the Trustee's consent if the employment would have a material adverse effect on the Trustee's ability to perform its duties. The Sponsor's approval is required for the Trustee to employ one or more other custodians selected by the Trustee for the safekeeping of gold and for services in connection with the deposit and delivery of gold. The Sponsor may permit the Trustee to enter into the custody agreements applicable to an additional or successor custodian without satisfaction of the requirements for such custody agreements set forth in the Trust Indenture.

Fees are paid to the Sponsor as compensation for services performed under the Trust Indenture and for services performed in connection with maintaining the Trust's website and marketing the Shares. The Sponsor's fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.15% of the

The Sponsor

ANAV of the Trust. The Sponsor will receive reimbursement from the Trust for all of its disbursements and expenses incurred in connection with the Trust. If at the end of any month during the period ending seven years from the date of the Trust Indenture or upon the earlier termination of the Marketing Agent Agreement the estimated ordinary expenses of the Trust exceed an amount equal to 0.40% per year of the daily ANAV of the Trust for such month, the Sponsor's fee is subject to reduction. See "Business of the Trust — Trust Expenses — Fee Reduction."

The Trustee

BNY, a banking corporation organized under the laws of the State of New York with trust powers, will serve as the Trustee. BNY has a trust office at 2 Hanson Place, Brooklyn, New York 11217. BNY is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption Basket composition, NAV of the Trust, transaction fees and the names of the parties that have each executed a Participant Agreement may be obtained from BNY. A copy of the Trust Indenture is available for inspection at BNY's trust office identified above. Under the Trust Indenture, the Trustee is required to maintain capital, surplus and undivided profits of $500 million.

THE TRUSTEE'S ROLE

The Trustee is generally responsible for the day-to-day administration of the Trust, including keeping the Trust's operational records. The Trustee's principal responsibilities include (1) selling the Trust's gold as needed to pay the Trust's expenses (gold sales are expected to occur approximately monthly in the ordinary course), (2) calculating the NAV of the Trust and the NAV per Share, (3) receiving and processing orders from Authorized Participants to create and redeem Baskets and coordinating the processing of such orders with the Custodian and DTC, and (4) monitoring the Custodian. If the Trustee determines that maintaining gold with the Custodian is not in the best interest of the Trust, the Trustee must so advise the Sponsor, who may direct the Trustee to take certain actions in respect of the Custodian. In the absence of such instructions, the Trustee may initiate action to remove the gold from the Custodian. The ability of the Trustee to monitor the performance of the Custodian may be limited because under the Custody Agreements the Trustee may, only up to twice a year, visit the premises of the Custodian for the purpose of examining the Trust's gold and certain related records maintained by the Custodian. In addition, the Trustee has no right to visit the premises of any subcustodian for the purposes of examining the Trust's gold or any records maintained by the subcustodian, and no subcustodian is obligated to cooperate in any review the Trustee may wish to conduct of the facilities, procedures, records or creditworthiness of such subcustodian.

The Trustee intends to regularly communicate with the Sponsor to monitor the overall performance of the Trust. The Trustee, along with the Sponsor, will liaise with the Trust's legal, accounting and other professional service providers as needed. The Trustee will assist and support the Sponsor with the preparation of all periodic reports required to be filed with the SEC on behalf of the Trust.

Fees are paid to the Trustee as compensation for services performed under the Trust Indenture. The Trustee's fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.02% of the ANAV of the Trust, subject to a minimum fee of $500,000 and a maximum fee of $2 million per year. The Trustee's fee is subject to modification by the Trustee and the Sponsor in good faith to account for significant changes in the Trust's administration or the Trustee's duties. The Trustee will charge the Trust for its expenses and disbursements incurred in connection with the Trust (including the expenses of the Custodian paid by the Trustee), exclusive of fees of agents for services to be performed by the Trustee, and for any extraordinary services performed by the Trustee for the Trust.

Affiliates of the Trustee may from time to time act as Authorized Participants or purchase or sell gold or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Custodian

HSBC will serve as the Custodian of the Trust's gold. HSBC is a national banking association organized under the laws of the United States of America. HSBC is subject to supervision by the Federal Reserve Bank of New York and the Federal Deposit Insurance Corporation. HSBC's London custodian office is located at 8 Canada Square, London, E14 5HQ, United Kingdom. In addition to supervision and examination by the US federal banking authorities, HSBC's London custodian operations are subject to supervision by the FSA.

The global parent company of HSBC is HSBC Holdings plc (HSBC Group), a public limited company incorporated in England. HSBC Group had over $81 billion in capital as of June 30, 2004.

THE CUSTODIAN'S ROLE

The Custodian is responsible for safekeeping for the Trust gold deposited with it by Authorized Participants in connection with the creation of Baskets. The Custodian is also responsible for selecting its direct subcustodians, if any. The Custodian facilitates the transfer of gold in and out of the Trust through the unallocated gold accounts it will maintain for each Authorized Participant and the unallocated and allocated gold accounts it will maintain for the Trust. The Custodian is responsible for allocating specific bars of gold bullion to the Trust's allocated gold account. The Custodian will provide the Trustee with regular reports detailing the gold transfers in and out of the Trust's unallocated and allocated gold accounts and identifying the gold bars held in the Trust's allocated gold account.

Fees are paid to the Custodian under the Allocated Bullion Account Agreement as compensation for its custody services. Under the Allocated Bullion Account Agreement, the Custodian is entitled to a fee that is accrued daily at an annual rate equal to 0.10% of the average daily aggregate value of the gold held in the Trust Allocated Account and the Trust Unallocated Account, payable in quarterly installments in arrears. The Custodian does not receive a fee under the Unallocated Bullion Account Agreement.

The Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell gold or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Marketing Agent

State Street Global Markets, LLC, a wholly-owned subsidiary of State Street Corporation, will act as the Marketing Agent. The Marketing Agent is a registered broker-dealer with the SEC, and is a member of NASD, the Municipal Securities Rulemaking Board, the National Futures Association and the Boston Stock Exchange. The Marketing Agent's office is located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

THE MARKETING AGENT'S ROLE

The Marketing Agent will assist the Sponsor in (1) developing a marketing plan for the Trust on an ongoing basis, (2) preparing marketing materials regarding the Shares, including the content of the Trust's website, (3) executing the marketing plan for the Trust, (4) incorporating gold into its strategic and tactical exchange-traded fund research, and (5) licensing the "streetTRACKS®" trademark.

Under the Marketing Agent Agreement, the Marketing Agent will be paid a fee for its services from the assets of the Trust in an amount equal to 0.15% per year of the daily ANAV of the Trust, payable monthly in arrears. If at the end of any month during the period ending seven years from the date of the Trust Indenture or upon the earlier termination of the Marketing Agent Agreement the estimated ordinary expenses of the Trust exceed an amount equal to 0.40% per year of the daily ANAV of the Trust for such month, the Marketing Agent's fee is subject to reduction. See "Business of the Trust – Trust Expenses — Fee Reduction."

If the amount expended or allocated by either the Sponsor or the Marketing Agent in any one year period on promoting and marketing the Trust in the US is 25% less than the yearly average of such amount over the preceding two year period and the amount of the shortfall of any such party is not spent during the following 12 month period, the unspent amount will be paid over to the other party who will add such unspent amount to the amount the other party spends during the next 12 month period.

The Marketing Agent Agreement provides that the Marketing Agent and the Sponsor will work together to develop similar and related gold based exchange-traded funds in the US. In addition, the Sponsor, the WGC and the Marketing Agent have entered into an agreement obligating the WGC and the Marketing Agent to conclude an international marketing agent agreement providing for the distribution of exchange-traded securities whose investment objective or investment method is tied to gold bullion or derivatives of gold bullion outside the US. If the WGC and the Marketing Agent do not conclude an international marketing agent agreement within 60 days of the effectiveness of the registration statement of which this prospectus forms a part, the Sponsor may exercise its option, exercisable for 60 days commencing on the 61st day after effectiveness of the registration statement of which this prospectus forms a part, to terminate the Marketing Agent Agreement and the services of the Marketing Agent. Upon such termination, the Marketing Agent License Agreement and the WGC/WGTS License Agreement would terminate, the Sponsor and the Trust would be required to cease using the "streetTRACKS®" mark, and the Sponsor would be required to amend this prospectus and the registration statement of which this prospectus forms a part to delete any reference to the Marketing Agent, State Street Corporation or "streetTRACKS®". The Marketing Agent Agreement also provides that the Marketing Agent and the Sponsor will jointly negotiate and share equally in any revenue from the development of unlisted trading privileges and dual listing rights relating to the Trust and any similar or related gold based exchange-traded fund, as well as licensing rights to list option contracts and other exchange-traded derivatives that are specific to the Trust and any similar or related gold based exchange-traded fund.

The Marketing Agent Agreement contains customary representations, warranties and covenants. In addition, the Sponsor has agreed to indemnify the Marketing Agent from and against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Marketing Agent may be required to make in respect thereof. The Trustee has agreed to reimburse the Marketing Agent, solely from and to the extent of the Trust's assets, for indemnification and contribution amounts due from the Sponsor in respect of such liabilities to the extent the Sponsor has not paid such amounts when due.

The Marketing Agent

The Marketing Agent Agreement has a term of seven years and is automatically renewed for successive three year periods, unless terminated in accordance with the Marketing Agent Agreement by either party prior to any such successive term. The Marketing Agent Agreement may also be terminated by either party if the Trust is terminated pursuant to the Trust Indenture or either party becomes insolvent or enters into bankruptcy proceedings. If the Marketing Agent Agreement is terminated by the Sponsor, the Sponsor is required to pay the Marketing Agent an amount equal to the present market value of the future payments the Marketing Agent would otherwise receive under the Marketing Agent Agreement over the subsequent 10 year period.

The Sponsor can elect to exercise its buy-out option which will terminate the Marketing Agent Agreement and remove the Marketing Agent by paying an amount equal to the present fair market value of the future payments the Marketing Agent would otherwise receive from the Trust under the Marketing Agent Agreement over the subsequent 10 year period, plus:

•	10% of such value, but such payment will be made only if the Trust's average assets under management do not exceed $1.25 billion for the 30 day period prior to the end of the first year of the Trust's operations;

•	20% of such value, but such payment will be made only if the Trust's average assets under management do not exceed $2.25 billion for the 30 day period prior to the end of the third year of the Trust's operations; and

•	30% of such value, but such payment will be made only if the Trust's average assets under management do not exceed $3.0 billion for the 30 day period prior to the end of the fifth year of the Trust's operations.

However, the Sponsor shall not have such right if, at the time of such election, any competing exchange-traded fund has been listed on an exchange in the US for more than a year and the competing exchange-traded fund is not controlled or sponsored by either of the Sponsor or the Marketing Agent (or its affiliates). Notwithstanding the foregoing, even if the Trust's average assets under management do not meet either the $1.25 billion, $2.25 billion or $3.0 billion benchmarks described above in the time periods described above, if the percentage growth in the Trust's assets for the relevant year is equal to or greater than the percentage growth in the assets of any competing exchange-traded fund described in the preceeding sentence for the comparable 12 month period of operations, the Sponsor will not have the right to terminate the Marketing Agent Agreement and remove the Marketing Agent.

WGC/WGTS LICENSE AGREEMENT

In connection with the Marketing Agent Agreement, the Sponsor and the WGC will enter into a license agreement, dated as of November 16, 2004, with the Marketing Agent. Under the license agreement, the Sponsor and the WGC will grant to the Marketing Agent, a royalty-free, worldwide, non-exclusive, non-transferable (i) sublicense under the license agreement among the Sponsor, the WGC and BNY, which is described in "Business of the Trust – License Agreement," to BNY's patents and patent applications that cover securitized gold products in connection with the Marketing Agent's performance of its services under the Marketing Agent Agreement; and (ii) a license to the Sponsor's and the WGC's patents, patent applications and intellectual property and trade name and trademark rights in connection with the Marketing Agent's performance of its services under the Marketing Agent Agreement and for the purpose of establishing, operating and marketing financial products involving the securitization of gold.

The license agreement will expire upon the expiration or termination of the Marketing Agent Agreement (including the termination of the Marketing Agent Agreement by the Sponsor in the event the WGC and the Marketing Agent do not conclude an international marketing agent agreement within 60 days of the effectiveness of the registration statement of which this prospectus forms a part). Either party may terminate the license agreement prior to such term if the other party materially breaches the license agreement and fails to cure such breach within 30 days following written notice of such breach from the non-breaching party. The license agreement contains customary representations, warranties and covenants. In addition, the Sponsor, the WGC and the Marketing Agent have agreed to indemnify each other for breaches of their respective representations and warranties and the Sponsor and the WGC have agreed to indemnify the Marketing Agent for violations of the intellectual property rights of others as a result of the Marketing Agent's use of the licensed intellectual property.

The Marketing Agent

The Marketing Agent and its affiliates may from time to time become Authorized Participants or purchase or sell gold or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

MARKETING AGENT LICENSE AGREEMENT

The Sponsor, the WGC and the Marketing Agent will also enter into a marketing license agreement, dated as of November 16, 2004, pursuant to which the Marketing Agent will grant to the Sponsor and WGC a royalty-free, worldwide, non-exclusive, non-transferable license to use the "streetTRACKS®" trademark, for the purpose of establishing and operating the Trust, issuing and distributing the Shares and listing the Shares on the NYSE.

The marketing license agreement will expire upon the expiration or termination of the Marketing Agent Agreement (including the termination of the Marketing Agent Agreement by the Sponsor in the event the WGC and the Marketing Agent do not conclude an international marketing agent agreement within 60 days of the effectiveness of the registration statement of which this prospectus forms a part). Either party may terminate the marketing license agreement prior to such term if the other party materially breaches the license agreement and fails to cure such breach within 30 days following written notice of such breach from the non-breaching party. The license agreement contains customary representations, warranties and covenants. In addition, the Sponsor, the WGC and the Marketing Agent have agreed to indemnify each other for breaches of their respective representations and warranties.

Description of the Shares

GENERAL

The Trustee is authorized under the Trust Indenture to create and issue an unlimited number of Shares. The Trustee will create Shares only in Baskets (a Basket equals a block of 100,000 Shares) and only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. Any creation and issuance of Shares above the amount registered on the registration statement of which this prospectus is a part will require the registration of such additional Shares.

DESCRIPTION OF LIMITED RIGHTS

The Shares do not represent a traditional investment and you should not view them as similar to "shares" of a corporation operating a business enterprise with management and a board of directors. As a Shareholder, you will not have the statutory rights normally associated with the ownership of shares of a corporation, including, for example, the right to bring "oppression" or "derivative" actions. All Shares are of the same class with equal rights and privileges. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Indenture. The Shares do not entitle their holders to any conversion or pre-emptive rights, or, except as provided below, any redemption rights or rights to distributions.

Distributions

The Trust Indenture provides for distributions to Shareholders in only two circumstances. First, if the Trustee and the Sponsor determine that the Trust's cash account balance exceeds the anticipated expenses of the Trust for the next 12 months and the excess amount is more than $0.01 per Share outstanding, they shall direct the excess amount to be distributed to the Shareholders. Second, if the Trust is terminated and liquidated, the Trustee will distribute to the Shareholders any amounts remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Trustee shall determine. Shareholders of record on the record date fixed by the Trustee for a distribution will be entitled to receive their pro rata portion of any distribution.

Voting and Approvals

Under the Trust Indenture, Shareholders have no voting rights, except in limited circumstances. Shareholders holding at least 66 2/3% of the Shares outstanding may vote to remove the Trustee. The Trustee may terminate the Trust upon the agreement of Shareholders owning at least 66 2/3% of the outstanding Shares. In addition, certain amendments to the Trust Indenture require 51% or unanimous consent of the Shareholders.

Redemption of the Shares

The Shares may only be redeemed by or through an Authorized Participant and only in Baskets. See "Creation and Redemption of Shares" for details on the redemption of the Shares.

BOOK-ENTRY FORM

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust Indenture, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only

Description of the Shares

transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

Custody of the Trust's Gold

Custody of the gold bullion deposited with and held by the Trust will be provided by the Custodian at its London, England vaults, by subcustodians selected by the Custodian and by others acting on behalf of the subcustodians. The Custodian is a market maker, clearer and approved weigher under the rules of the LBMA.

The Custodian, as instructed by the Trustee, is authorized to accept, on behalf of the Trust, deposits of gold in unallocated form. Acting on standing instructions given by the Trustee, the Custodian will allocate gold deposited in unallocated form with the Trust by selecting bars of gold bullion for deposit to the Trust Allocated Account. All gold bullion allocated to the Trust must conform to the rules, regulations, practices and customs of the LBMA.

The Trustee and the Custodian will enter into the Custody Agreements which will establish the Trust Unallocated Account and the Trust Allocated Account. The Trust Unallocated Account will be used to facilitate the transfer of gold deposits and gold redemption distributions between Authorized Participants and the Trust in connection with the creation and redemption of Baskets and the sales of gold made by the Trustee for the Trust. Except for when gold is transferred in and out of the Trust or for when a small amount of gold remains credited to the Trust Unallocated Account at the end of a business day (which is expected to be no more than 430 ounces), the gold deposited with the Trust will be held in the Trust Allocated Account.

The Custodian is authorized to appoint from time to time one or more subcustodians to hold the Trust's gold. The subcustodians that the Custodian currently uses are the Bank of England and LBMA market-making members that provide bullion vaulting and clearing services to third parties. The Custodian does not have written custody agreements with the subcustodians it selects. The Custodian's selected subcustodians may appoint further subcustodians. These further subcustodians are not expected to have written custody agreements with the Custodian's subcustodians that selected them. The lack of such written contracts could affect the recourse of the Trust and the Custodian against any subcustodian in the event a subcustodian does not use due care in the safekeeping of the Trust's gold. See "Risk Factors — The ability of the Trustee or the Custodian to take legal action against subcustodians may be limited..."

The Custodian is required to use reasonable care in selecting subcustodians, but otherwise has no responsibility in relation to the subcustodians appointed by it, and the Custodian is not responsible for their selection of further subcustodians. The Custodian does not undertake to monitor the performance by subcustodians of their custody functions or their selection of additional subcustodians. The Custodian is not responsible for the actions or inactions of subcustodians.

Under the Allocated Bullion Account Agreement entered into by the Trustee and the Custodian, the Custodian is responsible for the safekeeping of the gold held on behalf of the Trust in accordance with the terms and conditions of the Allocated Bullion Account Agreement and is required to exercise reasonable care in the performance of its obligations under such agreement. The Custodian will only be responsible for any loss or damage suffered by the Trust as a direct result of any negligence, fraud or willful default in the performance of its duties. The Custodian's liability under the Allocated Bullion Account Agreement is further limited to the market value of the gold held in the Trust Allocated Account at the time such negligence, fraud or willful default is discovered by the Custodian, provided that the Custodian promptly notifies the Trustee of its discovery. The Custodian's liability under the Unallocated Bullion Account Agreement is further limited to the amount of the gold credited to the Trust Unallocated Account at the time such negligence, fraud or willful default is discovered by the Custodian, provided that the Custodian promptly notifies the Trustee of its discovery. In the event of a loss caused by the failure of the Custodian or a subcustodian to exercise reasonable care, the Trustee, on behalf of the Trust, has the right to seek recovery with respect to the loss against the Custodian or subcustodian in breach. The Custodian is obliged under the Allocated Bullion Account Agreement to use commercially reasonable efforts to obtain delivery of gold from those subcustodians appointed by it. However, the Custodian may not have the right to, and does not have the obligation to, seek recovery of the gold from any subcustodian appointed by a subcustodian.

Custody of the Trust's Gold

Under the customs and practices of the London bullion market, allocated gold is held by custodians and, on their behalf, by subcustodians under arrangements that permit each entity for which gold is being held (1) to request from the entity's custodian (and a custodian or subcustodian to request from its subcustodian) a list identifying each gold bar being held and the identity of the particular custodian or subcustodian holding the gold bar and (2) to request the entity's custodian to release the entity's gold within two business days following demand for release. Each custodian or subcustodian is obligated under the customs and practices of the London bullion market to provide the bar list and the identification of custodians and subcustodians referred to in (1) above, and each custodian is obligated to release gold as requested. The Custodian will provide the Trustee with statements on a monthly basis which contain sufficient information to identify each bar of gold held in the Trust Allocated Account and the custodian or subcustodian having possession of each bar. Under English law, unless otherwise provided in any applicable custody agreement, a custodian generally is liable to its customer for failing to take reasonable care of the gold and for failing to release the customer's gold upon demand.

The Custodian and the Trustee will not require any direct or indirect subcustodians to be insured or bonded with respect to their custodial activities. The Custodian will maintain insurance with regard to its business on such terms and conditions as it considers appropriate. The Trust will not be a beneficiary of any such insurance and does not have the ability to dictate the existence, nature or amount of the coverage. Therefore, Shareholders cannot be assured that the Custodian will maintain adequate insurance or any insurance with respect to the gold held by the Custodian on behalf of the Trust.

ALLOCATED ACCOUNTS

An allocated account is an account with a bullion dealer, which may also be a bank, to which individually identified gold bars owned by the account holder are credited. The gold bars in an allocated gold account are specific to that account and are identified by a list which shows, for each gold bar, the refiner, assay or fineness, serial number and gross and fine weight. The account holder will have full ownership of the gold bars and, except as instructed by the account holder, the bullion dealer may not trade, lease or lend the bars.

UNALLOCATED ACCOUNTS

An unallocated account is an account with a bullion dealer, which may also be a bank, to which a fine weight amount of gold is credited. Transfers to or from an unallocated account are made by crediting or debiting the number of ounces of gold being deposited or withdrawn. Gold held in an unallocated account will not be segregated from the Custodian's assets. The account holder therefore has no ownership interest in any specific bars of gold that the bullion dealer holds or owns. The account holder is an unsecured creditor of the bullion dealer, and credits to an unallocated account are at risk of the bullion dealer's insolvency, in which event it may not be possible for a liquidator to identify any gold held in an unallocated account as belonging to the account holder rather than to the bullion dealer. The account holder is entitled to direct the bullion dealer to deliver an amount of physical gold equal to the amount of gold standing to the credit of the account holder. When delivering gold, the bullion dealer will allocate physical gold from its general stock to the account holder with a corresponding debit being made to the amount of gold credited to the unallocated account.

TRANSFERS OF GOLD

For each creation of a Basket, gold will be transferred by a debit to an Authorized Participant Unallocated Account and a credit to the Trust Unallocated Account. After gold has been credited to an Authorized Participant Unallocated Account in connection with the creation of a Basket, the Custodian will transfer the credited amount from the Authorized Participant Unallocated Account to the Trust Unallocated Account. The Custodian will then allocate specific bars of gold from its gold stocks, and, if subcustodians are used, they are expected to allocate specific bars of gold from their stocks, so that the allocated gold bars represent the amount of gold credited to the Trust Unallocated Account to the extent such amount is representable by whole bars. The allocated gold bars will be held in the Trust Allocated Account. The bars of gold may be held directly by the Custodian or by or for a subcustodian of the Custodian. The Custodian will update its records at the end of each business day to identify the specific bars of gold allocated to the Trust.

Custody of the Trust's Gold

The process of withdrawing gold from the Trust for a redemption of a Basket will follow the same general procedure as for depositing gold with the Trust for a creation of a Basket, only in reverse. Each transfer of gold between the Trust Allocated Account and the Trust Unallocated Account connected with a creation or redemption of a Basket may result in a small amount of gold being held in the Trust Unallocated Account after the completion of the transfer. In making deposits and withdrawals between the Trust Allocated Account and the Trust Unallocated Account, the Custodian will use commercially reasonable efforts to minimize the amount of gold held in the Trust Unallocated Account as of the close of each business day. See "Creation and Redemption of Shares."

Description of the Custody Agreements

The Allocated Bullion Account Agreement between the Trustee and the Custodian establishes the Trust Allocated Account. The Unallocated Bullion Account Agreement between the Trustee and the Custodian establishes the Trust Unallocated Account. These agreements are sometimes referred to together as the "Custody Agreements" in this prospectus. The following is a description of the material terms of the Custody Agreements. As the Custody Agreements are similar in form, they are discussed together, with material distinctions between the agreements noted.

REPORTS

The Custodian will provide the Trustee with reports for each business day, no later than the following business day, identifying the movements of gold in and out of the Trust Allocated Account and the credits and debits of gold to the Trust Unallocated Account. The Custodian will also provide the Trustee with monthly statements of account for the Trust Allocated Account and the Trust Unallocated Account as of the last business day of each month. The monthly statements will contain sufficient information to identify each bar of gold held in the Trust Allocated Account and the custodian or subcustodian having possession of such bar. Under the Custody Agreements, a "business day" means any day other than a day (1) when the NYSE is closed for regular trading or (2), if the transaction requires the receipt or delivery, or the confirmation of receipt or delivery, of gold in the United Kingdom or in some other jurisdiction on a particular day, (A) when banks are authorized to close in the United Kingdom or in such other jurisdiction or when the London gold market is closed or (B) when banks in the United Kingdom or in such other jurisdiction are, or the London gold market is, not open for a full business day and the transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day.

Except for withdrawals of physical gold made directly from the Trust Allocated Account as to which transfer of ownership is determined at the time the recipient or its agent acknowledges in writing its receipt of gold, the Custodian's records of all deposits to and withdrawals from, and all debits and credits to, the Trust Allocated Account and the Trust Unallocated Account which are to occur on a business day, and all end of business day account balances in the Trust Allocated Account and Trust Unallocated Account, are stated as of the close of the Custodian's business (usually 4:00 PM London time) on such business day.

SUBCUSTODIANS

Under the Allocated Bullion Account Agreement, the Custodian may select subcustodians to perform any of its duties, including holding gold for it. These subcustodians may in turn select other subcustodians to perform their duties, including holding gold for them, but the Custodian is not responsible for (and therefore has no liability in relation to) the selection of those other subcustodians. The Allocated Bullion Account Agreement requires the Custodian to use reasonable care in selecting any subcustodian and provides that, except for the Custodian's obligation to use commercially reasonable efforts to obtain delivery of gold held by subcustodians when necessary, the Custodian will not be liable for the acts or omissions, or for the solvency, of any subcustodian that it selects unless the selection of that subcustodian was made negligently or in bad faith. The subcustodians selected and used by the Custodian as of the date of this prospectus are: the Bank of England, The Bank of Nova Scotia (ScotiaMocatta), Deutsche Bank AG, JPMorgan Chase Bank, and UBS AG. The Allocated Bullion Account Agreement provides that the Custodian will notify the Trustee if it selects any additional subcustodians or stops using any subcustodian it has previously selected.

LOCATION AND SEGREGATION OF GOLD; ACCESS

Gold held for the Trust Allocated Account by the Custodian will be held at the Custodian's London vault. Gold held by the Custodian's currently selected subcustodians and by subcustodians of subcustodians may be held in vaults located in England or in other locations.

The Custodian will segregate by identification in its books and records the Trust's gold in the Trust Allocated Account from any other gold which it owns or holds for others and will require the

Description of the Custody Agreements

subcustodians it selects to so segregate the Trust's gold held by them. This requirement reflects the current custody practice in the London bullion market, and under the Allocated Bullion Account Agreement, the Custodian is deemed to have communicated such requirement by virtue of its participation in the London bullion market. The Custodian's books and records will identify every bar of gold held in the Trust Allocated Account in its own vault by refiner, assay or fineness, serial number and gross and fine weight. Subcustodians selected by the Custodian are expected to identify in their books and records each bar of gold held for the Custodian by serial number and such subcustodians may use other identifying information.

The Trustee may, upon reasonable notice, visit the Custodian's premises up to twice a year and examine the Trust's gold held there and the Custodian's records concerning the Trust Allocated Account and the Trust Unallocated Account. The Trust's independent auditors may also visit the Custodian's premises in connection with their audit of the financial statements of the Trust. Visits will not be allowed when no gold of the Trust is held in the Custodian's vault.

TRANSFERS INTO THE TRUST UNALLOCATED ACCOUNT

The Custodian will credit to the Trust Unallocated Account the amount of gold it receives from the Trust Allocated Account, an Authorized Participant Unallocated Account or from other third party unallocated accounts for credit to the Trust Unallocated Account. Unless otherwise agreed by the Custodian in writing, the only gold the Custodian will accept in physical form for credit to the Trust Unallocated Account is gold the Trustee has transferred from the Trust Allocated Account.

TRANSFERS FROM THE TRUST UNALLOCATED ACCOUNT

The Custodian will transfer gold from the Trust Unallocated Account only in accordance with the Trustee's instructions to the Custodian. A transfer of gold from the Trust Unallocated Account may only be made (1) by transferring gold to a third party unallocated account, (2) by transferring gold to the Trust Allocated Account, or (3) by either (A) making gold available for collection at the Custodian's vault premises or at such other location as the Custodian may specify or (B), if separately agreed, delivering the gold to such location as the Custodian and the Trustee agree at the Trust's expense and risk. Any gold made available in physical form will be in a form which complies with the rules, regulations, practices and customs of the LBMA, the Bank of England or any applicable regulatory body (Custody Rules) or in such other form as may be agreed between the Trustee and the Custodian, and in all cases will comprise one or more whole gold bars selected by the Custodian.

The Custodian will use commercially reasonable efforts to transfer gold from the Trust Unallocated Account to the Trust Allocated Account by the close of business (London time) on each business day, such that the amount of gold that remains credited to the Trust Unallocated Account does not exceed 430 fine ounces.

TRANSFERS INTO THE TRUST ALLOCATED ACCOUNT

The Custodian will receive transfers of gold into the Trust Allocated Account only at the Trustee's instructions given pursuant to the Unallocated Bullion Account Agreement by debiting gold from the Trust Unallocated Account and crediting such gold to the Trust Allocated Account.

TRANSFERS FROM THE TRUST ALLOCATED ACCOUNT

The Custodian will transfer gold from the Trust Allocated Account only in accordance with the Trustee's instructions. Generally, the Custodian will transfer gold from the Trust Allocated Account only by debiting gold from the Trust Allocated Account and crediting the gold to the Trust Unallocated Account. When the Trustee instructs the Custodian to make gold physically available, the Custodian will transfer gold from the Trust Allocated Account by debiting gold from the Trust Allocated Account and making such gold available for collection or delivery as described in the following paragraph.

WITHDRAWALS OF GOLD DIRECTLY FROM THE TRUST ALLOCATED ACCOUNT

Upon the Trustee's instruction, the Custodian will debit gold from the Trust Allocated Account and make the gold available for collection by the Trustee or, if separately agreed, for delivery by the Custodian in

Description of the Custody Agreements

accordance with its usual practices at the Trust's expense and risk. The Trustee and the Custodian expect that the Trustee will withdraw gold physically from the Trust Allocated Account (rather than by crediting it to the Trust Unallocated Account and instructing a further transfer from that account) only in exceptional circumstances, such as if, for some unforeseen reason, it was not possible to transfer gold in unallocated form. The Custodian will not be obliged to effect any requested delivery if, in its reasonable opinion, (1) this would cause the Custodian or its agents to be in breach of the Custody Rules or other applicable law, court order or regulation, (2) the costs incurred would be excessive or (3) delivery is impracticable for any reason. When gold is physically withdrawn from the Trust Allocated Account pursuant to the Trustee's instruction, all right, title, risk and interest in and to the gold withdrawn shall pass to the person to whom or to or for whose account such gold is transferred, delivered or collected at the time the recipient or its agent acknowledges in writing its receipt of gold. Unless the Trustee specifies the bars of gold to be debited from the Trust Allocated Account, the Custodian is entitled to select the gold bars.

RIGHT TO REFUSE TRANSFERS OR AMEND TRANSFER PROCEDURES

The Custodian may refuse to accept transfers of gold to the Trust Unallocated Account, amend the procedures for transferring gold to or from the Trust Unallocated Account or for the physical withdrawal of gold from the Trust Unallocated Account or the Trust Allocated Account or impose such additional procedures in relation to the transfer of gold to or from the Trust Unallocated Account as the Custodian may from time to time consider appropriate. The Custodian will notify the Trustee within a commercially reasonable time before the Custodian amends these procedures or imposes additional ones, and, in doing so, the Custodian will consider the Trustee's need to communicate any changes to Authorized Participants and others.

FEES AND EXPENSES

For the Custodian's services under the Allocated Bullion Account Agreement and in connection with the Custodian's processing of orders to create and redeem Baskets, the Custodian shall receive from the Trust a fee payable quarterly in arrears that is accrued daily at an annual rate equal to 0.10% of the average daily aggregate value of the gold held in the Trust Allocated Account and the Trust Unallocated Account. This fee will include any UK value added or similar tax should any such tax apply. If the Trust uses an additional or successor custodian, the fee paid to such custodian may not include any applicable UK value added or similar tax.

The Custodian receives no fee under the Unallocated Bullion Account Agreement.

The Trust will pay on demand all costs, charges and expenses incurred by the Custodian in connection with the performance of its duties and obligations under the Custody Agreements or otherwise in connection with the gold held in the Trust Allocated Account or the Trust Unallocated Account.

TRUST UNALLOCATED ACCOUNT CREDIT AND DEBIT BALANCES

No interest will be paid by the Custodian on any credit balance to the Trust Unallocated Account. Unless otherwise agreed to by the Trustee and the Custodian, the Trustee may not maintain a negative balance in the Trust Unallocated Account.

EXCLUSION OF LIABILITY

The Custodian will use reasonable care in the performance of its duties under the Custody Agreements and will only be responsible for any loss or damage suffered by the Trust as a direct result of any negligence, fraud or willful default in the performance of its duties. The Custodian's liability under the Allocated Bullion Account Agreement is further limited to the market value of the gold held in the Trust Allocated Account at the time such negligence, fraud or willful default is discovered by the Custodian, provided that the Custodian promptly notifies the Trustee of its discovery. The Custodian's liability under the Unallocated Bullion Account Agreement is further limited to the amount of the gold credited to the Trust Unallocated Account at the time such negligence, fraud or willful default is discovered by the Custodian, provided that the Custodian promptly notifies the Trustee of its discovery.

Description of the Custody Agreements

Furthermore, the Custodian has no duty to make or take or to require any subcustodian selected by it to make or take any special arrangements or precautions beyond those required by the Custody Rules or as specifically set forth in the Custody Agreements.

INDEMNITY

The Trust will, solely out of the Trust's assets, indemnify the Custodian and each of its officers, directors, employees and affiliates (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses which the Custodian or any such officer, director, employee or affiliate may suffer or incur in connection with the Custody Agreements, except to the extent that such sums are due directly to the Custodian's or such officer's, director's, employer's or affiliate's negligence, willful default or fraud.

INSURANCE

The Custodian will maintain such insurance for its business, including its bullion and custody business, as it deems appropriate. The Trustee and the Sponsor (so long as the Sponsor is WGTS) may, subject to confidentiality restrictions, review this insurance coverage from time to time upon reasonable prior notice.

FORCE MAJEURE

The Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Custody Agreements by reason of any cause beyond its reasonable control, including, acts of God, war or terrorism.

TERMINATION

The Trustee and the Custodian may each terminate any Custody Agreement upon 90 business days' prior notice, provided that the Custody Agreements may not be terminated for the first year following the date of the formation of the Trust unless the Trust is terminated. The Custody Agreements will also terminate 90 business days after the resignation or removal of the Trustee unless (1) a successor trustee of the Trust is appointed prior to the end of the 90 business day period or (2) the full liquidation of the Trust is started within the 90 business day period and the Trustee requests that the Custodian continue the Custody Agreements in effect until the liquidation of the Trust is complete. If either the Allocated Bullion Account Agreement or the Unallocated Bullion Account Agreement is terminated, the other agreement automatically terminates.

If redelivery arrangements for the gold held in the Trust Allocated Account are not made, the Custodian may continue to store the gold and charge storage fees and expenses incurred by the Custodian, and, after six months from the termination date, the Custodian may sell the gold and account to the Trustee for the proceeds, less any amounts due to the Custodian under the Allocated Bullion Account Agreement. If arrangements for transfer or repayment, as the case may be, of the balance in the Trust Unallocated Account are not made, the Custodian may continue to charge expenses incurred by the Custodian, and, after six months from the termination date, the Custodian may close the Trust Unallocated Account and account to the Trustee for the proceeds, less any amounts due to the Custodian under the Unallocated Account Bullion Agreement.

GOVERNING LAW

The Custody Agreements are governed by English law. The Trustee and the Custodian both consent to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over the Trustee or the Custodian.

Creation and Redemption of Shares

The Trust will create and redeem Shares from time to time, but only in one or more Baskets (a Basket equals a block of 100,000 Shares). The creation and redemption of Baskets will only be made in exchange for the delivery to the Trust or the distribution by the Trust of the amount of gold and any cash represented by the Baskets being created or redeemed, the amount of which will be based on the combined NAV of the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into a Participant Agreement with the Sponsor and the Trustee. The Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the gold and any cash required for such creations and redemptions. The Participant Agreement and the related procedures attached thereto may be amended by the Trustee and the Sponsor, without the consent of any Shareholder or Authorized Participant. Authorized Participants will pay a transaction fee of $2,000 to the Trustee for each order they place to create or redeem one or more Baskets. Authorized Participants who make deposits with the Trust in exchange for Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in "Plan of Distribution."

Prior to initiating any creation or redemption order, an Authorized Participant must have entered into an agreement with the Custodian to establish an Authorized Participant Unallocated Account in London (Participant Unallocated Bullion Account Agreement). Authorized Participant Unallocated Accounts may only be used for transactions with the Trust. Gold held in Authorized Participant Unallocated Accounts is not segregated from the Custodian's assets, as a consequence of which an Authorized Participant will have no proprietary interest in any specific bars of gold held by the Custodian. Credits to its Authorized Participant Unallocated Account are therefore at risk of the Custodian's insolvency. No fees will be charged by the Custodian for the use of the Authorized Participant Unallocated Account as long as the Authorized Participant Unallocated Account is used solely for gold transfers to and from the Trust Unallocated Account and the Custodian (or one of its affiliates) receives compensation for maintaining the Trust Allocated Account. Authorized Participants should be aware that the Custodian's liability threshold under the Participant Unallocated Bullion Account Agreement is gross negligence, not negligence, which is the Custodian's liability threshold under the Trust's Custody Agreements.

As the terms of the Participant Unallocated Bullion Account Agreement differ in certain respects from the terms of the Trust's Unallocated Bullion Account Agreement, potential Authorized Participants should review the terms of the Participant Unallocated Bullion Account Agreement carefully. The form of Participant Unallocated Bullion Account Agreement is attached as an attachment to the Participant Agreement. A copy of the Participant Agreement may be obtained by potential Authorized Participants from the Trustee.

Certain Authorized Participants are expected to have the facility to participate directly in the gold bullion market and the gold futures market. In some cases, an Authorized Participant may from time to time acquire gold from or sell gold to its affiliated gold trading desk, which may profit in these instances. The Sponsor believes that the size and operation of the gold bullion market make it unlikely that an Authorized Participant's direct activities in the gold or securities markets will impact the price of gold or the price of the Shares. Each Authorized Participant will be registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act) and regulated by the NASD, or will be exempt from

Creation and Redemption of Shares

being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants will be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this prospectus, Bear Hunter Structured Products, LLC, Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Merrill Lynch Professional Clearing Corp., RBC Capital Markets Corporation and UBS Securities LLC, have each signed a Participant Agreement with the Trust and, upon the effectiveness of such agreement, may create and redeem Baskets as described above. Persons interested in purchasing Baskets should contact the Sponsor or the Trustee to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

All gold will be delivered to the Trust and distributed by the Trust in unallocated form through credits and debits between Authorized Participant Unallocated Accounts and the Trust Unallocated Account. Gold transferred from an Authorized Participant Unallocated Account to the Trust in unallocated form will first be credited to the Trust Unallocated Account. Thereafter, the Custodian will allocate specific bars of gold representing the amount of gold credited to the Trust Unallocated Account (to the extent such amount is representable by whole gold bars) to the Trust Allocated Account. The movement of gold is reversed for the distribution of gold to an Authorized Participant in connection with the redemption of Baskets.

All gold bullion represented by a credit to any Authorized Participant Unallocated Account and to the Trust Unallocated Account and all gold bullion held in the Trust Allocated Account with the Custodian must be of at least a minimum fineness (or purity) of 995 parts per 1,000 (99.5%) and otherwise conform to the rules, regulations practices and customs of the LBMA, including the specifications for a London Good Delivery Bar.

Under the Participant Agreement, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Trustee has agreed to reimburse the Authorized Participants, solely from and to the extent of the Trust's assets, for indemnification and contribution amounts due from the Sponsor in respect of such liabilities to the extent the Sponsor has not paid such amounts when due.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Indenture and the form of Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this prospectus is a part. The form of Participant Unallocated Bullion Account Agreement is attached as an attachment to the form of Participant Agreement. See "Where You Can Find More Information" for information about where you can obtain the registration statement.

CREATION PROCEDURES

On any business day, an Authorized Participant may place an order with the Trustee to create one or more Baskets. For purposes of processing both purchase and redemption orders, a "business day" means any day other than a day (1) when the NYSE is closed for regular trading or (2), if the order requires the receipt or delivery, or the confirmation of receipt or delivery, of gold in the United Kingdom or in some other jurisdiction on a particular day, (A) when banks are authorized to close in the United Kingdom or in such other jurisdiction or when the London gold market is closed or (B) when banks in the United Kingdom or in such other jurisdiction are, or the London gold market is, not open for a full business day and the transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day. Purchase orders must be placed by 4:00 PM or the close of regular trading on the NYSE, whichever is earlier. The day on which the Trustee receives a valid purchase order is the purchase order date.

Creation and Redemption of Shares

By placing a purchase order, an Authorized Participant agrees to deposit gold with the Trust, or a combination of gold and cash, as described below. Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired to the Trustee the non-refundable transaction fee due for the purchase order.

Determination of required deposits

The total deposit required to create each Basket (Creation Basket Deposit) will be an amount of gold and cash, if any, that is in the same proportion to the total assets of the Trust (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to purchase is properly received as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the date the order is received. The Sponsor anticipates that in the ordinary course of the Trust's operations a cash deposit will not be required for the creation of Baskets.

The amount of the required gold deposit is determined by dividing the number of ounces of gold held by the Trust by the number of Baskets outstanding, as adjusted for estimated accrued but unpaid fees and expenses as described in the next paragraph.

The amount of any required cash deposit is determined as follows. The estimated unpaid fees, expenses and liabilities of the Trust accrued through the purchase order date are subtracted from any cash held or receivable by the Trust as of the purchase order date. The remaining amount is divided by the number of Shares outstanding immediately before the purchase order date and then multiplied by the number of Shares being created pursuant to the purchase order. If the resulting amount is positive, this amount is the required cash deposit. If the resulting amount is negative, the amount of the required gold deposit will be reduced by the number of fine ounces of gold equal in value to that resulting amount, determined at the price of gold used in calculating the NAV of the Trust on the purchase order date. Fractions of a fine ounce of gold smaller than 0.001 of a fine ounce which are included in the gold deposit amount are disregarded. All questions as to the composition of a Creation Basket Deposit will be finally determined by the Trustee. The Trustee's determination of the Creation Basket Deposit shall be final and binding on all persons interested in the Trust.

Delivery of required deposits

An Authorized Participant who places a purchase order is responsible for crediting its Authorized Participant Unallocated Account with the required gold deposit amount by the end of the second business day in London following the purchase order date. Upon receipt of the gold deposit amount, the Custodian, after receiving appropriate instructions from the Authorized Participant and the Trustee, will transfer on the third business day following the purchase order date the gold deposit amount from the Authorized Participant Unallocated Account to the Trust Unallocated Account and the Trustee will direct DTC to credit the number of Baskets ordered to the Authorized Participant's DTC account. The expense and risk of delivery, ownership and safekeeping of gold until such gold has been received by the Trust shall be borne solely by the Authorized Participant. The Trustee may accept delivery of gold by such other means as the Sponsor, from time to time, may determine to be acceptable for the Trust, provided that the same is disclosed in a prospectus relating to the Trust filed with the SEC pursuant to Rule 424 under the Securities Act. If gold is to be delivered other than as described above, the Sponsor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts in addition to those described in this prospectus, as the Sponsor determines to be desirable.

Acting on standing instructions given by the Trustee, the Custodian will transfer the gold deposit amount from the Trust Unallocated Account to the Trust Allocated Account by transferring gold bars from its inventory to the Trust Allocated Account. The Custodian will use commercially reasonable efforts to complete the transfer of gold to the Trust Allocated Account prior to the time by which the Trustee is to credit the Basket to the Authorized Participant's DTC account; if, however, such transfers have not been completed by such time, the number of Baskets ordered will be delivered against receipt of the gold deposit amount in the Trust Unallocated Account, and all Shareholders will be exposed to the risks of unallocated gold to the extent of that gold deposit amount until the Custodian completes the allocation process. See "Risk Factors — Gold held in the Trust's unallocated gold account and any Authorized Participant's unallocated gold account will not be segregated from the Custodian's assets..."

Creation and Redemption of Shares

Because gold is allocated only in multiples of whole bars, the amount of gold allocated from the Trust Unallocated Account to the Trust Allocated Account may be less than the total fine ounces of gold credited to the Trust Unallocated Account. Any balance will be held in the Trust Unallocated Account. The Custodian will use commercially reasonable efforts to minimize the amount of gold held in the Trust Unallocated Account; no more than 430 ounces of gold is expected to be held in the Trust Unallocated Account at the close of each business day.

Rejection of purchase orders

The Trustee may reject a purchase order or a Creation Basket Deposit if:

→	It determines that the purchase order or the Creation Basket Deposit is not in proper form;

→	The Sponsor believes that the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;

→	The acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or

→	Circumstances outside the control of the Trustee, the Sponsor or the Custodian make it, for all practical purposes, not feasible to process creations of Baskets.

None of the Trustee, the Sponsor or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

REDEMPTION PROCEDURES

The procedures by which an Authorized Participant can redeem one or more Baskets will mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Trustee to redeem one or more Baskets. Redemption orders must be placed by 4:00 PM or the close of regular trading on the NYSE, whichever is earlier. A redemption order so received is effective on the date it is received in satisfactory form by the Trustee. The redemption procedures allow Authorized Participants to redeem Baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Basket, or to redeem Baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC's book-entry system to the Trust not later than the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to the Trustee the non-refundable transaction fee due for the redemption order.

Determination of redemption distribution

The redemption distribution from the Trust will consist of (1) a credit to the redeeming Authorized Participant's Authorized Participant Unallocated Account representing the amount of the gold held by the Trust evidenced by the Shares being redeemed plus or minus (2) the cash redemption amount. The cash redemption amount is equal to the value of all assets of the Trust other than gold less all estimated accrued but unpaid expenses and other liabilities, divided by the number of Baskets outstanding and multiplied by the number of Baskets included in the Authorized Participant's redemption order. The Trustee will distribute any positive cash redemption amount through DTC to the account of the Authorized Participant as recorded on DTC's book entry system. If the cash redemption amount is negative, the credit to the Authorized Participant Unallocated Account will be reduced by the number of ounces of gold equal in value to the negative cash redemption amount, determined at the price of gold used in calculating the NAV of the Trust on the redemption order date. The Sponsor anticipates that in the ordinary course of the Trust's operations there will be no cash distributions made to Authorized Participants upon redemptions. Fractions of a fine ounce of gold included in the redemption distribution smaller than 0.001 of a fine ounce are disregarded. Redemption distributions will be subject to the deduction of any applicable tax or other governmental charges which may be due.

Creation and Redemption of Shares

Delivery of redemption distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant on the third business day following the redemption order date if, by 9:00 AM New York time on such third business day, the Trustee's DTC account has been credited with the Baskets to be redeemed. If the Trustee's DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole Baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole Baskets received if the Trustee receives the fee applicable to the extension of the redemption distribution date which the Trustee may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Trustee's DTC account by 9:00 AM New York time on such next business day. Any further outstanding amount of the the redemption order shall be cancelled. The Trustee is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Trustee's DTC account by 9:00 AM New York time on the third business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC's book entry system on such terms as the Sponsor and the Trustee may from time to time agree upon.

The Custodian will transfer the redemption gold amount from the Trust Allocated Account to the Trust Unallocated Account and, thereafter, to the redeeming Authorized Participant's Authorized Participant Unallocated Account. The Authorized Participant and the Trust are each at risk in respect of gold credited to their respective unallocated accounts in the event of the Custodian's insolvency. See "Risk Factors — Gold held in the Trust's unallocated gold account and any Authorized Participant's unallocated gold account will not be segregated from the Custodian's assets..."

As with the allocation of gold to the Trust Allocated Account which occurs upon a purchase order, if in transferring gold from the Trust Allocated Account to the Trust Unallocated Account in connection with a redemption order there is an excess amount of gold transferred to the Trust Unallocated Account, the excess over the gold redemption amount will be held in the Trust Unallocated Account. The Custodian will use commercially reasonable efforts to minimize the amount of gold held in the Trust Unallocated Account; no more than 430 ounces of gold is expected to be held in the Trust Unallocated Account at the close of each business day.

Suspension or rejection of redemption orders

The Trustee may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE is closed other than customary weekend or holiday closings, or trading on the NYSE is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of gold is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. None of the Sponsor, the Trustee or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Trustee will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

CREATION AND REDEMPTION TRANSACTION FEE

To compensate the Trustee for services in processing the creation and redemption of Baskets, an Authorized Participant will be required to pay a transaction fee to the Trustee of $2,000 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Trustee with the consent of the Sponsor. The Trustee shall notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice. A transaction fee may not exceed 0.10% of the value of a Basket at the time the creation and redemption order is accepted.

Creation and Redemption of Shares

TAX RESPONSIBILITY

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor, the Trustee and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

Description of the Trust Indenture

The Trust operates under the terms of the Trust Indenture, dated as of November 12, 2004, between the Sponsor and the Trustee. A copy of the Trust Indenture is available for inspection at the Trustee's office. The following is a description of the material terms of the Trust Indenture.

THE SPONSOR

This section summarizes some of the important provisions of the Trust Indenture which apply to the Sponsor. For a general description of the Sponsor's role concerning the Trust, see "The Sponsor – The Sponsor's Role."

Liability of the Sponsor and indemnification

The Sponsor will not be liable to the Trustee or any Shareholder for any action taken or for refraining from taking any action in good faith, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any gold or other assets of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own gross negligence, bad faith, willful misconduct or willful malfeasance in the performance of its duties or the reckless disregard of its obligations and duties to the Trust.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries will be indemnified from the Trust and held harmless against certain losses, liabilities or expenses incurred in the performance of its duties under the Trust Indenture without gross negligence, bad faith, willful misconduct, willful malfeasance or reckless disregard of the indemnified party's obligations and duties under the Trust Indenture. Such indemnity includes payment from the Trust of the costs and expenses incurred in defending against any claim or liability under the Trust Indenture. Under the Trust Indenture, the Sponsor may be able to seek indemnification from the Trust for payments it makes in connection with the Sponsor's activities under the Trust Indenture to the extent its conduct does not disqualify it from receiving such indemnification under the terms of the Trust Indenture. The Sponsor shall also be indemnified from the Trust and held harmless against any loss, liability or expense arising under the Distribution Agreement, the Marketing Agent Agreement or any Participant Agreement insofar as such loss, liability or expense arises from any untrue statement or alleged untrue statement of a material fact contained in any written statement provided to the Sponsor by the Trustee. Any amounts payable to the Sponsor will be secured by a lien on the Trust.

The Sponsor has agreed to indemnify the Purchaser, the Marketing Agent and the Authorized Participants against certain liabilities described under "Risk Factors – The Trust's obligation to reimburse the Purchaser, the Marketing Agent and the Authorized Participants for certain liabilities .. . ." and to contribute to payments that the Purchaser, the Marketing Agent and the Authorized Participants may be required to make in respect of those liabilities. The Trustee has agreed to reimburse the Purchaser, the Marketing Agent and the Authorized Participants, solely from and to the extent of the Trust's assets, for indemnification and contribution amounts due from the Sponsor in respect of such liabilities to the extent the Sponsor has not paid such amounts when due. The Sponsor has agreed that, to the extent the Trustee pays any amount in respect of the reimbursement obligations described in the preceding sentence, the Trustee, for the benefit of the Trust, will be subrogated to and will succeed to the rights of the party so reimbursed against the Sponsor.

Resignation of the Sponsor; successor sponsors

The Sponsor may resign its position as sponsor at any time by delivering to the Trustee an executed instrument of resignation. The resignation will not become effective until the earlier of the time when (1) the Trustee appoints a successor sponsor to assume, with appropriate compensation from the Trust, the duties and obligations of the Sponsor, (2) the Trustee agrees to act as sponsor without appointing a successor sponsor, or (3) if a successor sponsor has not been found within 60 days following the date the instrument of resignation was delivered, the date the Trustee terminates and liquidates the Trust and distributes all remaining assets to DTC for distribution to DTC Participants who are then owners of Shares on the records of DTC. Any successor sponsor must be satisfactory to the Trustee. Upon effective

Description of the Trust Indenture

resignation, the Sponsor will be discharged and will no longer be liable in any manner except as to acts or omissions occurring prior to such resignation, and the new sponsor will then undertake and perform all duties and be entitled to all rights and compensation as sponsor under the Trust Indenture.

If the Sponsor fails to undertake or perform or becomes incapable of undertaking or performing any of its duties required under the Trust Indenture, and the failure is not cured within 15 business days following receipt of notice from the Trustee of the failure, or if the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Trustee may do any one or more of the following (1) appoint a successor sponsor to assume, with such compensation from the Trust as the Trustee may deem reasonable under the circumstances, the duties and obligations of the resigning Sponsor, (2) agree to act as sponsor without appointing a successor sponsor, or (3) terminate and liquidate the Trust and distribute its remaining assets. The Trustee has no obligation to appoint a successor sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is terminated as described in the preceding sentence.

The Sponsor may transfer all or substantially all of its assets to an entity which carries on the business of the Sponsor, if at the time of the transfer the successor assumes all of the obligations of the Sponsor under the Trust Indenture. In such an event, the Sponsor will then be relieved of all further liability under the Trust Indenture.

THE TRUSTEE

This section summarizes some of the important provisions of the Trust Indenture which apply to the Trustee. For a general description of the Trustee's role concerning the Trust, see "The Trustee − The Trustee's Role."

Qualifications of the trustee

The Trustee and any successor trustee must be (1) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states, and authorized under such laws to exercise corporate trust powers, (2) a participant in DTC or such other securities depository as shall then be acting and (3), unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that such requirement is not necessary for the exception under section 408(m)(3)(B) of the United States Internal Revenue Code of 1986, as amended (Code), to apply, a banking institution as defined in Code section 408(n). The Trustee and any successor trustee must have, at all times, an aggregate capital, surplus, and undivided profits of not less than $500 million.

General duty of care of trustee

The Trustee will not be under any duty to give the property held by it under the Trust Indenture any greater degree of care than it gives its own similar property.

Limitation on trustee's liability

The Trustee will not be liable for the disposition of gold or moneys, or in respect of any evaluation which it makes under the Trust Indenture or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Trust Indenture in the absence of gross negligence or willful misconduct on its part. In no event will the Trustee be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Sponsor, an Authorized Participant or any entity acting on their behalf which the Trustee believes is given as authorized by the Trust Indenture. In addition, the Trustee will not be liable for any delay in performance or for the non-performance of any of its obligations under the Trust Indenture by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Trustee will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust's assets.

Trustee's liability for custodial services and agents

The Trustee will not be answerable for the default of the Custodian or any other custodian of the Trust's gold employed at the direction of the Sponsor or selected by the Trustee with reasonable care. The

Description of the Trust Indenture

Trustee may also employ custodians for Trust assets other than gold, agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any of them if they were selected with reasonable care. The fees and expenses charged by custodians for the custody of gold and related services, agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to any custodian under a custody agreement authorized by the Trust Indenture, exclusive of fees for services to be performed by the Trustee, will be expenses of the Trust. Fees paid for the custody of assets other than gold will be an expense of the Trustee.

Taxes

The Trustee will not be personally liable for any taxes or other governmental charges imposed upon the gold or its custody, moneys or other Trust assets, or on the income therefrom or the sale or proceeds of the sale thereof, or upon it as Trustee or upon or in respect of the Trust or the Shares. For all such taxes and charges and for any expenses, including counsel's fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee will be reimbursed and indemnified out of the Trust's assets and the payment of such amounts shall be secured by a lien on the Trust.

Indemnification of the trustee

The Trustee and its directors, shareholders, officers, employees, agents and affiliates will be indemnified from the Trust's assets against any loss, liability or expense (1) in connection with the acceptance or administration of the Trust and any actions taken in accordance with the Trust Indenture or the administration of the Trust or in connection with any offer or sale of Shares incurred without (A) gross negligence, bad faith, willful misconduct and willful malfeasance on the part of the indemnified party and without (B) reckless disregard on the part of the indemnified party of its obligations and duties under the Trust Indenture or (2) related to any filings or submissions, or the failure to make any filings or submissions, with the SEC concerning the Shares, except where the loss, liability or expense arises out of any written information provided by the Trustee to the Sponsor for any such filings or submissions. Such indemnity shall include payment from the Trust of the costs and expenses incurred by the indemnified party in investigating or defending itself against any claim or liability. Any amounts payable to an indemnified party may be payable in advance or will be secured by a lien on the Trust.

Indemnity for actions taken to protect the trust

The Trustee is under no obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it is furnished with reasonable security and indemnity against the expense or liability. The Trustee's costs resulting from the Trustee's appearance in, prosecution of or defense of any such action are deductible from and will constitute a lien against the Trust's assets. Subject to the preceding conditions, the Trustee shall, in its discretion, undertake such action as it may deem necessary to protect the Trust and the rights and interests of all Shareholders pursuant to the terms of the Trust Indenture.

Protection for amounts due to trustee

If any fees or costs owed to the Trustee under the Trust Indenture are not paid when due, the Trustee may sell or otherwise dispose of any Trust assets (including gold) and pay itself from the proceeds. As security for all obligations owed to the Trustee under the Trust Indenture, the Sponsor, each Authorized Participant and each Shareholder grants the Trustee a continuing security interest in, and a lien on, the Trust's assets and all Trust distributions.

Holding of trust property other than gold

The Trustee will hold and record the ownership of the Trust's assets in such a manner so that they will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or its creditors, except a claim for payment of services, advances, indemnities and expenses by the Trustee in providing services as trustee or, in the case of cash deposits held by the Trustee, liens or rights in favor of creditors of the Trustee arising under bankruptcy, insolvency or similar laws.

The Trustee will hold any money the Trust receives, without interest, as a deposit for the account of the Trust in accordance with the provisions of the Trust Indenture, until it is required to be disbursed. Any

Description of the Trust Indenture

Trust assets other than gold or cash will be held by the Trustee either directly or through the Federal Reserve Treasury Book Entry System for United States and federal agency securities (Book Entry System), DTC, or through any other clearing agency or similar system (Clearing Agency), if available. The Trustee will have no responsibility or liability for the actions or omissions of the Book Entry System, DTC or any Clearing Agency. The Trustee shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes, or similar matters relating to securities held at DTC.

Resignation, discharge or removal of trustee; successor trustees

The Trustee may resign by executing an instrument of resignation, filing it with the Sponsor, and mailing a copy of a notice of its resignation to all DTC Participants for distribution to the Shareholders not less than 60 days before the date when the resignation is to take effect.

The Sponsor may remove the Trustee and appoint a successor Trustee if it determines that (1) the Trustee is guilty of willful misconduct or malfeasance or willful disregard of its duties under the Trust Indenture, (2) the Trustee has acted in bad faith in performing its duties under the Trust Indenture, (3) there has occurred a material deterioration in the creditworthiness of the Trustee or (4) there has occurred one or more negligent acts or omissions on the part of the Trustee which have a material adverse effect, either singly or together, on the Trust or the interests of the Shareholders and the Trustee has not, within 15 days of receipt of the Sponsor's notice of such material adverse effect, (A) cured such material adverse effect or responded to the notice explaining the steps it will take to cure such material adverse effect and cures such material adverse effect within 30 days from the date of the notice and (B) established, to the Sponsor's satisfaction, that such act or omission (or acts or omissions) will not recur. Shareholders representing at least 66 2/3% of the Shares then outstanding may at any time remove the Trustee by delivery of a written instrument to the Trustee and the Sponsor.

If the Trustee does not meet the qualification for a trustee under the Trust Indenture, fails to undertake or perform or becomes incapable of undertaking or performing any of its duties required under the Trust Indenture, and the failure is not cured within 15 business days following receipt of notice from the Sponsor of the failure, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, then, in any such case, the Sponsor will remove the Trustee.

Upon receiving notice of resignation or upon the removal of the Trustee, the Sponsor shall use its best efforts promptly to appoint a successor trustee in the manner and meeting the qualifications provided in the Trust Indenture, by written instrument or instruments delivered to the resigning Trustee and the successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will become effective upon the acceptance of appointment by the successor trustee. Notice of the appointment of a successor trustee shall be mailed promptly after acceptance of the appointment by the successor trustee to all DTC Participants for distribution to the Shareholders.

Upon effective resignation or removal, the retiring trustee will be discharged from liability under the Trust Indenture except as to acts or omissions occurring prior to such resignation or removal.

If the Trustee is removed or resigns and no successor trustee is appointed within 60 days after the date notice of removal is received by the Trustee or the date the Trustee issues its notice of resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

THE CUSTODIAN AND CUSTODY OF THE TRUST'S GOLD

This section summarizes some of the important provisions of the Trust Indenture which apply to the Custodian and the custody of the Trust's gold. For a general description of the Custodian's role, see "The Custodian – The Custodian's Role." For more information on the custody of the Trust's gold, see "Custody of the Trust's Gold" and "Description of the Custody Agreements."

The Trustee, on behalf of the Trust, will enter into the Custody Agreements with the Custodian under which the Custodian will maintain the Trust Allocated Account and the Trust Unallocated Account.

Description of the Trust Indenture

Before entering into the Custody Agreements, the Trustee will determine that, subject to the limitations and shortcomings that are described under "Risk Factors" and "Custody of the Trust's Gold," the Custody Agreements establishing the Trust Allocated Account and Trust Unallocated Account protect the Trust and the interests of the Shareholders. Prior to the initial deposit of gold with a custodian which is in addition to or in lieu of the Custodian, the Trustee will determine that the relevant custody agreement and related custody arrangements include certain provisions intended to assure the safe custody of the gold held by the custodian unless the Sponsor has permitted the Trustee in writing to enter into the relevant custody agreement without one or more of such provisions.

The Trustee is responsible for monitoring the performance of the Custodian and any successor custodian or additional custodian and for enforcing the obligations of each such custodian as is necessary to protect the Trust and the rights and interests of the Shareholders. In the event that the Trustee determines that the maintenance of gold with a particular custodian is not in the best interests of the Shareholders, the Trustee will so advise the Sponsor and take such reasonable action as the Sponsor will direct, or, if the Sponsor has not given direction within one business day, the Trustee will initiate action to remove the gold from the custody of such custodian or take such other action as the Trustee determines appropriate to safeguard the interests of the Shareholders. However, see "The Trustee – The Trustee's Role" for a description of limitations on the ability of the Trustee to monitor the performance of the Custodian. The Trustee shall have no liability for any such action taken at the direction of the Sponsor or, in the absence of such direction, any action taken by it in good faith.

Appointment and removal of custodians

The Sponsor may direct the Trustee to employ one or more other custodians in addition to or in replacement of the Custodian, provided that the Sponsor may not direct the employment of a successor custodian or an additional custodian without the Trustee's consent if the employment would have a material adverse effect on the Trustee's ability to perform its duties. The Trustee may, with the prior approval of the Sponsor, also employ one or more successor or additional custodians selected by the Trustee for the safekeeping of gold and services in connection with the deposit and delivery of gold. Before gold may be placed with any additional or successor custodian, the Trustee will determine that the custody agreements applicable to the additional or successor custodian substantially satisfy certain specified requirements set forth in the Trust Indenture, unless the Sponsor has permitted the Trustee to enter into such custody agreements without satisfaction of these requirements. Investors should be aware that these requirements are different in certain respect than the requirements set forth in the Custody Agreements.

VALUATION OF GOLD, DEFINITION OF NET ASSET VALUE AND ADJUSTED NET ASSET VALUE

As of the London PM Fix on each day that the NYSE is open for regular trading or, if there is no London PM Fix on such day or the London PM Fix has not been announced by 12:00 PM New York time on such day, as of 12:00 PM New York time on such day (Evaluation Time), the Trustee will evaluate the gold held by the Trust and determine both the ANAV and the NAV of the Trust.

At the Evaluation Time, the Trustee will value the Trust's gold on the basis of that day's London PM Fix or, if no London PM Fix is made on such day or has not been announced by the Evaluation Time, the next most recent London gold price fix (AM or PM) determined prior to the Evaluation Time will be used, unless the Trustee, in consultation with the Sponsor, determines that such price is inappropriate as a basis for evaluation. In the event the Trustee and the Sponsor determine that the London PM Fix or last prior London fix is not an appropriate basis for evaluation of the Trust's gold, they shall identify an alternative basis for such evaluation to be employed by the Trustee. Neither the Trustee nor the Sponsor shall be liable to any person for the determination that the London PM Fix or last prior London gold price fix is not appropriate as a basis for evaluation of the Trust's gold or for any determination as to the alternative basis for such evaluation provided that such determination is made in good faith. See "Operation of the Gold Bullion Market – The London Bullion Market" for a description of the London PM Fix.

Once the value of the gold has been determined, the Trustee will subtract all estimated accrued but unpaid fees (other than the fees to be computed by reference to the ANAV of the Trust or custody fees

Description of the Trust Indenture

based on the value of the gold held by the Trust), expenses and other liabilities of the Trust from the total value of the gold and all other assets of the Trust (other than any amounts credited to the Trust's reserve account, if established). The resulting figure is the ANAV of the Trust. The ANAV of the Trust is used to compute the fees of the Sponsor, the Trustee and the Marketing Agent.

To determine the Trust's NAV, the Trustee will subtract the amount of estimated accrued but unpaid fees computed by reference to the ANAV of the Trust and to the value of the gold held by the Trust from the ANAV of the Trust. The resulting figure is the NAV of the Trust. The Trustee will also determine the NAV per Share by dividing the NAV of the Trust by the number of the Shares outstanding as of the close of trading on the NYSE (which includes the net number of any Shares created or redeemed on such evaluation day).

The Trustee's estimation of accrued but unpaid fees, expenses and liabilities will be conclusive upon all persons interested in the Trust and no revision or correction in any computation made under the Trust Indenture will be required by reason of any difference in amounts estimated from those actually paid.

The Sponsor and the Shareholders may rely on any evaluation furnished by the Trustee, and the Sponsor will have no responsibility for the evaluation's accuracy. The determinations the Trustee makes will be made in good faith upon the basis of, and the Trustee will not be liable for any errors contained in, information reasonably available to it. The Trustee will not be liable to the Sponsor, DTC, the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Trustee against any liability resulting from willful misfeasance, willful misconduct, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties.

EXPENSES OF THE TRUST

All expenses of the Trust will be paid by the Trust through the sale of the Trust's gold by the Trustee. The Trustee will charge no fee and will assume the Trust's operating expenses (other than extraordinary expenses) for the period from the Trust's formation through the day the Shares commence trading on the NYSE. The Trustee and the Sponsor have entered into a separate agreement relating to payment by the Sponsor to the Trustee for this period. These payments are not reimbursable to the Sponsor by the Trust. If the Sponsor fails to pay the Trustee under such agreement, the Trustee may recover the unpaid amounts from the assets of the Trust, and may sell the Trust's gold as necessary to provide funds for such unpaid amounts.

Trustee's fee and expenses

Fees are paid to the Trustee as compensation for services performed under the Trust Indenture. The Trustee's fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.02% of the ANAV of the Trust, subject to a minimum fee of $500,000 and a maximum fee of $2 million per year. The Trustee will charge the Trust for its expenses and disbursements incurred in connection with the Trust (including the expenses of the Custodian paid by the Trustee), exclusive of fees of agents for services to be performed by the Trustee, and for any extraordinary services performed by the Trustee for the Trust. The Trustee's fee may be changed by the Trustee and Sponsor in good faith to account for significant changes in the Trust's administration or the Trustee's duties.

Sponsor's fee and expenses

Fees are paid to the Sponsor as compensation for services performed under the Trust Indenture and services in connection with maintaining a website for the Trust, including licensing costs, and with the marketing of the Shares. The Sponsor's fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.15% of the ANAV of the Trust. The Sponsor will receive reimbursement from the Trust for all of its disbursements and expenses incurred in connection with the Trust. For seven years from the date of the Trust Indenture or until the earlier termination of the marketing Agent Agreement, if at the end of any month during this period the estimated ordinary expenses of the Trust exceed an amount equal to 0.40% per year of the daily ANAV of the Trust for such month, the Sponsor's fee is subject to reduction. See "Business of the Trust – Trust Expenses – Fee Reduction."

Description of the Trust Indenture

Other expenses

In addition, the following expenses are or may be charged to the Trust:

→	Expenses of custody, deposit or delivery of gold (other than expenses borne by Authorized Participants) and disbursements charged by and indemnification due any Custodian;

→	Fees of the Trustee for extraordinary services;

→	Various taxes and governmental charges and any taxes, fees and charges payable by the Trustee with respect to the creation or redemption of Baskets;

→	Expenses and costs of any action taken by the Trustee or the Sponsor to protect the Trust and the rights and interests of Shareholders;

→	Amounts for indemnification of the Trustee or the Sponsor as permitted under the Trust Indenture;

→	Amounts for reimbursement of the Purchaser, the Marketing Agent and the Authorized Participants in respect of certain claims described under "Risk Factors – The Trust's obligation to reimburse the Purchaser, the Marketing Agent and the Authorized Participants for certain liabilities .. . ."

→	Expenses incurred in contacting Shareholders;

→	Legal and auditing expenses, and the compensation paid to agents properly employed by or on behalf of the Trustee;

→	Fees paid to DTC for custody of the Shares;

→	Federal and state annual fees in keeping the registration of the Shares on a current basis for the issuance of Baskets;

→	Expenses of the Sponsor relating to the printing and distribution of marketing materials describing the Trust and the Shares;

→	Fees and expenses of the Marketing Agent; and

→	Stationery, postage and all other out-of-pocket expenses of the Trust not otherwise stated above incurred by the Trustee, the Sponsor or the Custodian or any additional or successor custodian pursuant to actions permitted or required under the Trust Indenture.

SALES OF GOLD

The Trustee will at the direction of the Sponsor or in its own discretion sell the Trust's gold as necessary to pay the Trust's expenses. When selling gold to pay expenses, the Trustee will endeavor to sell the smallest amounts of gold needed to pay expenses in order to minimize the Trust's holdings of assets other than gold. Unless otherwise directed by the Sponsor, when selling gold the Trustee will endeavor to sell at the price established by the London PM Fix. The Trustee will place orders with dealers (which may include the Custodian) through which the Trustee expects to receive the most favorable price and execution of orders. The Custodian may be the purchaser of such gold only if the sale transaction is made at the next London gold price fix (either AM or PM) following the sale order. Neither the Trustee nor the Sponsor is liable for depreciation or loss incurred by reason of any sale. See "United States Federal Tax Consequences – Taxation of US Shareholders" for information on the tax treatment of gold sales.

The Trustee will also sell the Trust's gold if the Sponsor notifies the Trustee that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Trustee will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of gold directed by the Sponsor.

Any property received by the Trust other than gold, cash or an amount receivable in cash (such as, for example, an insurance claim) will be promptly sold or otherwise disposed of by the Trustee at the direction of the Sponsor and the resulting proceeds will be credited to the Trust's cash account.

Cash account and reserve account

The Trustee will maintain a cash account for the Trust in which proceeds of gold sales and other cash received by the Trustee on behalf of the Trust will be held. On each business day, the Trustee will report

Description of the Trust Indenture

the balance of the cash account to the Sponsor. The Trustee may withdraw funds from the cash account to establish a reserve account for any taxes, other governmental charges and contingent or future liabilities.

The Trustee will deduct its fee from the cash account monthly in arrears. The Trustee will charge the cash account its disbursements for payment of expenses at such times as the Trustee determines convenient in its administration of the Trust.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Trustee and the Sponsor on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Sponsor. Under such circumstances, the Trustee and the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other

Description of the Trust Indenture

financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Sponsor may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

BOOKS AND RECORDS

The Trustee will keep proper books of record and account of the Trust at its office located in New York or such office as it may subsequently designate upon notice. These books and records are open to inspection by any person who establishes to the Trustee's satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during the usual business hours of the Trustee.

The Trustee will keep a copy of the Trust Indenture on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any Shareholder.

STATEMENTS, FILINGS AND REPORTS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the NYSE and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the US or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Trustee will assist and support the Sponsor in the preparation of such reports.

The accounts of the Trust will be audited, as required by law and as may be directed by the Sponsor, by independent certified public accountants designated from time to time by the Sponsor. The accountants report will be furnished by the Trustee to Shareholders upon request.

The Trustee will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

The costs incurred in connection with such statements, filings and reports will be expenses of the Trust.

FISCAL YEAR

The fiscal year of the Trust will initially be the period ending September 30 of each year. The Sponsor may select an alternate fiscal year.

TERMINATION OF THE TRUST

The Sponsor may, and it is anticipated that the Sponsor will, direct the Trustee to terminate and liquidate the Trust at any time after the first anniversary of the Trust's inception when the NAV of the Trust is less than $350 million (as adjusted for inflation by reference to the National Consumer Price Index as described in the Trust Indenture). The Sponsor may direct the Trustee to terminate the Trust if the CFTC determines that the Trust is a commodities pool under the CEA. The Trustee may also terminate the Trust upon the agreement of Shareholders owning at least 66 2/3% of the outstanding Shares.

Description of the Trust Indenture

The Trustee will terminate and liquidate the Trust if any of the following events occurs:

→	DTC is unwilling or unable to perform its functions under the Trust Indenture and the Sponsor determines that no suitable replacement is available;

→	The Shares are de-listed from the NYSE and are not listed for trading on another US national securities exchange or through the Nasdaq Stock Market within five business days from the date the Shares are de-listed;

→	The NAV of the Trust remains less than $50 million for a period of 50 consecutive business days at any time after the first 90 days of the Shares being traded on the NYSE;

→	The Sponsor is unable to perform its duties or becomes bankrupt or insolvent and the Trustee has not appointed a successor and has not itself agreed to act as sponsor of the Trust;

→	The Sponsor resigns and the Trustee has not appointed a successor and has not itself agreed to act as sponsor of the Trust within 60 days from the resignation notification date;

→	The Trustee resigns or is removed and no successor trustee is appointed by the Sponsor within 60 days from the resignation or removal notification date;

→	The Custodian resigns and no successor custodian is employed within 60 days from the resignation notification date;

→	The sale of all of the Trust's assets;

→	The Trust fails to qualify for treatment, or ceases to be treated, for US federal income tax purposes, as a grantor trust; or

→	The maximum period for which the Trust is allowed to exist under New York law ends.

The Trustee will give written notice of the termination of the Trust, specifying the date of termination, upon which DTC will no longer permit transfers, to DTC Participants for distribution to the Shareholders at least 20 days prior to the termination of the Trust. The Trustee will, within a reasonable time after the termination of the Trust, sell the Trust's gold and, after payment of outstanding accrued fees, expenses and liabilities and establishment of any reserves deemed appropriate by the Trustee for applicable taxes, other governmental charges or contingent or future liabilities, distribute the proceeds to Shareholders. The Trustee is not required to invest any proceeds it holds for distribution to the Shareholders, unless the Sponsor directs that the proceeds will be invested pending distribution.

AMENDMENTS

The Trust Indenture can be amended by the Sponsor and the Trustee without the Shareholders' consent in order to (1) correct any ambiguities, defects or inconsistencies in the Trust Indenture or to address other matters or questions arising under the Trust Indenture in a manner that will not materially adversely affect the interests of Shareholders as determined in good faith by the Sponsor, and (2) make any change required by the SEC. The Trust Indenture may also be amended by the Sponsor and the Trustee with the consent of Shareholders representing at least 51% of the Shares outstanding. However, the Trust Indenture may not be amended without the consent of all of the Shareholders if the amendment would (1) permit the acquisition of any asset other than gold and cash acquired in accordance with the Trust Indenture, (2) reduce the interest of any Shareholder in the Trust, or (3) reduce the percentage of Shareholders required to consent to the amendment. The Trustee shall provide each DTC Participant with copies of a notice of any amendment for the DTC Participant to distribute to the Shareholders for whom the DTC Participant holds Shares.

GOVERNING LAW; CONSENT TO NEW YORK JURISDICTION

The Trust Indenture, and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust's global certificates for Shares) and the Shareholders under the Trust Indenture, are governed by the laws of the State of New York. The Sponsor, the Trustee and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consents to the jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City. Such consent in not required for any person to assert a claim of New York jurisdiction over the Sponsor or the Trustee.

United States Federal Tax Consequences

The following discussion of the material United States federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a US Shareholder (as defined below), and certain United States federal income, gift and estate tax consequences that may apply to an investment in Shares by a Non-US Shareholder (as defined below), represents, insofar as it describes conclusions as to US federal tax law and subject to the limitations and qualifications described therein, the opinion of Carter Ledyard & Milburn LLP, special United States federal tax counsel to the Sponsor. The discussion below is based on the Code, Treasury Regulations promulgated under the Code and judicial and administrative interpretations of the Code, all as in effect on the date of this prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including broker-dealers, traders or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as "capital assets" within the meaning of Code section 1221. Moreover, the discussion below does not address the effect of any state, local or foreign tax law on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisors with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a "US Shareholder" is a Shareholder that is:

→	An individual who is treated as a citizen or resident of the United States for US federal income tax purposes;

→	A corporation created or organized in or under the laws of the United States or any political subdivision thereof;

→	An estate, the income of which is includible in gross income for US federal income tax purposes regardless of its source; or

→	A trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust.

A Shareholder that is not a US Shareholder as defined above is generally considered a "Non-US Shareholder" for purposes of this discussion. For United States federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including any entity treated as a partnership for United States federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in partnerships should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of Shares.

TAXATION OF THE TRUST

The Trust will be classified as a "grantor trust" for US federal income tax purposes. As a result, the Trust itself will not be subject to US federal income tax. Instead, the Trust's income and expenses will "flow through" to the Shareholders, and the Trustee will report the Trust's income, gains, losses and deductions to the Internal Revenue Service (IRS) on that basis.

TAXATION OF US SHAREHOLDERS

Shareholders generally will be treated, for US federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust's income, if any, and as if they directly incurred their respective pro rata shares of the Trust's expenses. In the case of a Shareholder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held in the Trust at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of a Shareholder that acquires its Shares as part of a creation, the delivery of gold to the Trust in exchange for the underlying gold

United States Federal Tax Consequences

represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder's tax basis and holding period for the Shareholder's pro rata share of the gold held in the Trust will be the same as its tax basis and holding period for the gold delivered in exchange therefor. For purposes of this discussion, it is assumed that all of a Shareholder's Shares are acquired on the same date, at the same price per Share and, except where otherwise noted, that the sole asset of the Trust is gold.

When the Trust sells gold, for example to pay expenses, a Shareholder generally will recognize gain or loss in an amount equal to the difference between (1) the Shareholder's pro rata share of the amount realized by the Trust upon the sale and (2) the Shareholder's tax basis for its pro rata share of the gold that was sold, which gain or loss will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has held its Shares for more than one year. A Shareholder's tax basis for its share of any gold sold by the Trust generally will be determined by multiplying the Shareholder's total basis for its share of all of the gold held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of gold sold, and the denominator of which is the total amount of the gold held in the Trust immediately prior to the sale. After any such sale, a Shareholder's tax basis for its pro rata share of the gold remaining in the Trust will be equal to its tax basis for its share of the total amount of the gold held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the gold that was sold.

Upon a Shareholder's sale of some or all of its Shares, the Shareholder will be treated as having sold the portion of its pro rata share of the gold held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (1) the amount realized pursuant to the sale of the Shares, and (2) the Shareholder's tax basis for the portion of its pro rata share of the gold held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph.

A redemption of some or all of a Shareholder's Shares in exchange for the underlying gold represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder's tax basis for the gold received in the redemption generally will be the same as the Shareholder's tax basis for the portion of its pro rata share of the gold held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder's holding period with respect to the gold received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the gold received by the Shareholder will be a taxable event.

After any sale or redemption of less than all of a Shareholder's Shares, the Shareholder's tax basis for its pro rata share of the gold held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the gold held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, which is treated as the basis of the gold received by the Shareholder in the redemption.

As noted above, the foregoing discussion assumes that all of a Shareholder's Shares were acquired on the same date and at the same price per Share. If a Shareholder owns multiple lots of Shares (i.e., Shares acquired on different dates and/or at different prices), it is uncertain whether the Shareholder may use the "specific identification" rules that apply under Treas. Reg. §1.1012-1(c) in the case of sales of shares of stock, in determining the amount, and the long-term or short-term character, of any gain or loss recognized by the Shareholder upon the sale of gold by the Trust, upon the sale of any Shares by the Shareholder, or upon the sale by the Shareholder of any gold received by it upon the redemption of any of its Shares. The IRS could take the position that a Shareholder has a blended tax basis and holding period for its pro rata share of the underlying gold in the Trust. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying gold related to such Shares.

MAXIMUM 28% LONG-TERM CAPITAL GAINS TAX RATE FOR US SHAREHOLDERS WHO ARE INDIVIDUALS

Under current law, gains recognized by individuals from the sale of "collectibles," including gold bullion, held for more than one year are taxed at a maximum rate of 28%, rather than the 15% rate applicable to

United States Federal Tax Consequences

most other long-term capital gains. For these purposes, gain recognized by an individual upon the sale of an interest in a trust that holds collectibles is treated as gain recognized on the sale of collectibles, to the extent that the gain is attributable to unrealized appreciation in value of the collectibles held by the trust. Therefore, any gain recognized by an individual US Shareholder attributable to a sale of Shares held for more than one year, or attributable to the Trust's sale of any gold bullion which the Shareholder is treated (through its ownership of Shares) as having held for more than one year, generally will be taxed at a maximum rate of 28%. The tax rates for capital gains recognized upon the sale of assets held by an individual US Shareholder for one year or less or by a taxpayer other than an individual US taxpayer are generally the same as those at which ordinary income is taxed.

BROKERAGE FEES AND TRUST EXPENSES

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder's tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize gain or loss upon a sale of gold by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. Individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed 2% of adjusted gross income. In addition, such deductions may be subject to phase-outs and other limitations under applicable provisions of the Code.

INVESTMENT BY REGULATED INVESTMENT COMPANIES

Mutual funds and other investment vehicles which are "regulated investment companies" within the meaning of Code section 851 should consult with their tax advisors concerning (1) the likelihood that an investment in Shares, although they are a "security" within the meaning of the Investment Company Act of 1940, may be considered an investment in the underlying gold for purposes of Code section 851(b), and (2) the extent to which an investment in Shares might nevertheless be consistent with preservation of their qualification under Code section 851.

INVESTMENT BY CERTAIN RETIREMENT PLANS

Code section 408(m) provides that the acquisition of a "collectible" by an individual retirement account (IRA) or a participant-directed account maintained under any plan that is tax-qualified under Code section 401(a) is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for whom the plan account is maintained, of an amount equal to the cost to the account of acquiring the collectible. The Sponsor has received a private letter ruling from the IRS to the effect that a purchase of Shares by an IRA, or by a participant-directed account under a Code section 401(a) plan, will not be treated as resulting in a taxable distribution to the IRA owner or plan participant under Code section 408(m). However, if any of the Shares so purchased are distributed from the IRA or plan account to the IRA owner or plan participant, or if any gold received by such IRA or plan account upon the redemption of any of the Shares purchased by it is distributed to the IRA owner or plan participant, the Shares or gold so distributed will be subject to federal income tax in the year of distribution, to the extent provided under the applicable provisions of Code section 408(d) or Code section 402. See also "ERISA and Related Considerations."

UNITED STATES INFORMATION REPORTING AND BACKUP WITHHOLDING FOR US AND NON-US SHAREHOLDERS

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. Proposed regulations, if finalized in their current form, would require that each Shareholder be provided with information regarding its allocable portion of the

United States Federal Tax Consequences

Trust's annual income (if any) and expenses, and sales of Trust assets, including, in the case of a sale of gold, the amount of proceeds attributable to each Share. Each Shareholder, however, would be required to determine for itself the amount of gain or loss recognized with respect to such sales.

A US Shareholder may be subject to US backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-US Shareholders may have to comply with certification procedures to establish that they are not a US person in order to avoid the information reporting and backup withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder's US federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is furnished to the IRS.

INCOME TAXATION OF NON-US SHAREHOLDERS

The Trust does not expect to generate taxable income except for gain (if any) upon the sale of gold. A Non-US Shareholder generally will not be subject to US federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale of gold by the Trust, unless (1) the Non-US Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources; or (2) the gain is effectively connected with the conduct by the Non-US Shareholder of a trade or business in the United States and certain other conditions are met.

ESTATE AND GIFT TAX CONSIDERATIONS FOR NON-US SHAREHOLDERS

Under the US federal tax law, individuals who are neither citizens nor residents (as determined for estate and gift tax purposes) of the United States are subject to estate tax on all property that has a US "situs." Shares may well be considered to have a US situs for these purposes. If they are, then Shares would be includible in the US gross estate of a non-resident alien Shareholder. For the year 2004, US estate tax is imposed at rates of up to 48% of the fair market value of the taxable estate. The US estate tax rate is subject to change in future years. In addition, the US federal "generation-skipping transfer tax" may apply in certain circumstances. The estate of a non-resident alien Shareholder who was resident in a country which has an estate tax treaty with the United States may be entitled to benefit from such treaty.

For non-citizens and non-residents of the United States, the US federal gift tax generally applies only to gifts of tangible personal property or real property having a US situs. Tangible personal property (including gold) has a US situs if it is physically located in the United States. Although the matter is not settled, it appears that ownership of Shares should not be considered ownership of the underlying gold for this purpose, even to the extent that gold were held in custody in the United States. Instead, Shares should be considered intangible property, and therefore they should not be subject to US gift tax if transferred during the holder's lifetime.

Such Shareholders are urged to consult their tax advisers regarding the possible application of US estate, gift and generation-skipping transfer taxes in their particular circumstances.

TAXATION IN JURISDICTIONS OTHER THAN THE UNITED STATES

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences, under the laws of such jurisdiction (or any other jurisdiction not being the United States to which they are subject), of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

ERISA and Related Considerations

The Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, Plans), and on persons who are fiduciaries with respect to the investment of assets treated as "plan assets" of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the "Risk Factors" discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (3) the Plan's funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan's investment portfolio and the Plan's need for sufficient liquidity to pay benefits when due.

It is anticipated that the Shares will constitute "publicly-held offered securities" as defined in Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan's interest in the underlying gold bullion held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the "fiduciary responsibility" and "prohibited transaction" rules of ERISA and the Code. See also "United States Federal Tax Consequences — Investment by Certain Retirement Plans."

Plan of Distribution

In addition to, and independent of, the purchase of the Underwritten Shares by the Purchaser (described below) and the purchase of the Seed Baskets by the initial depositor of gold into the Trust, the Trust expects to issue Shares in Baskets to Authorized Participants from time to time in exchange for deposits of the amount of gold and any cash represented by the Baskets being created. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a "distribution," as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter.

Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

Dealers who are not "underwriters" but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an "unsold allotment" within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and through broker-dealers who are members of the NASD. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor's state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

In connection with the formation of the Trust, the Custodian will receive 30,000 ounces of unallocated gold on behalf of the Trust from the Specialist in exchange for the Seed Baskets. The Seed Baskets will be purchased at a per Share price equal to one-tenth (1/10) of an ounce of gold. No fee or commission is payable in connection with the issuance of Seed Baskets.

UBS Securities LLC, also called the Purchaser, has, subject to conditions, agreed to purchase the Underwritten Shares at the price of one-tenth (1/10) of an ounce of gold per Share, pursuant to a distribution agreement between the Sponsor and the Purchaser. Total proceeds to the Trust from the sale of the Underwritten Shares will be 230,000 ounces of gold. The public offering price of the Underwritten Shares will be determined by reference to, among other considerations, the price of gold and the trading prices of the Shares on the NYSE at the time the Underwritten Shares are sold to the public. The Underwritten Shares could be sold at different prices if such Underwritten Shares are sold by the Purchaser at different times. In connection with the offering and sale of the Underwritten Shares, the Purchaser will be paid an aggregate fee by the Sponsor of $3 million. The Purchaser may also receive an advisory fee payable by the Sponsor within one month after the commencement of trading in Shares (to be paid in the sole discretion of the Sponsor depending upon the success of the Trust at such time) in the amount of $1 million for advice provided by the Purchaser in the original structuring of the Trust. In addition to such fees, the Purchaser may receive commissions/fees from investors through their commission/fee-based brokerage accounts, in amounts between $0.00 and $0.08.

The Sponsor estimates that the total expenses payable by the Sponsor in connection with the offering and sale of the Underwritten Shares, excluding the fee paid to the Purchaser, will be approximately $750,000. The Trust will not bear any of such expenses.

Plan of Distribution

The Marketing Agent will assist the Sponsor in (1) developing a marketing plan for the Trust on an ongoing basis, (2) prepare marketing materials regarding the Shares, including the content on the Trust's website, (3) executing the marketing plan for the Trust, (4) incorporating gold into its exchange-traded fund research, and (5) licensing the "streetTRACKS®" trademark. Fees will be paid to the Marketing Agent by the Trustee from the assets of the Trust as compensation for services preformed pursuant to the Marketing Agent Agreement.

The Sponsor has agreed to indemnify the Purchaser, the Marketing Agent and the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Purchaser, the Marketing Agent and the Authorized Participants may be required to make in respect of those liabilities. The Trustee has agreed to reimburse the Purchaser, the Marketing Agent and the Authorized Participants, solely from and to the extent of the Trust's assets, for indemnification and contribution amounts due from the Sponsor in respect of such liabilities to the extent the Sponsor has not paid such amounts when due. See "Risk Factors — The Trust's obligation to reimburse the Purchaser, the Marketing Agent and the Authorized Participants for certain liabilities .. . ." In addition, the WGC has agreed to indemnify the Purchaser and the Marketing Agent against certain liabilities.

In connection with this offering, the Purchaser may engage in activities that stabilize, maintain or otherwise affect the price of the Shares, including:

→	stabilizing transactions;

→	short sales; and

→	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the Shares while this offering is in progress. These transactions may also include making short sales of Shares, which involves the sale by the Purchaser of a greater number of Shares than they are required to purchase in this offering, and purchasing Shares on the open market to cover positions created by short sales.

The Purchaser and its affiliates have provided, are providing and may provide certain financial advisory and investment banking services to the Sponsor, for which they have received and may receive customary fees.

The Purchaser will not act as an Authorized Participant with respect to the Underwritten Shares, and its activities with respect to the Underwritten Shares will be distinct from those of an Authorized Participant. The Purchaser expects to become an Authorized Participant.

The Purchaser has represented, warranted and agreed that:

→	the offering of the Shares will be made on a private placement basis in Canada in the provinces of British Columbia, Ontario, Alberta, Manitoba, Saskatchewan, Prince Edward Island and Quebec (1) through the Purchaser or its affiliates who are permitted under applicable securities laws or available exemptions to offer and sell the Shares in Canada; (2) solely to purchasers who are entitled under applicable provincial securities laws to purchase the Shares without the benefit of a prospectus qualified under those securities laws; and (3) in the case of purchasers in provinces other than Ontario, without the services of a dealer registered pursuant to those securities laws;

→	the offering and sale of Shares in France may not be made to the public and will be made only on a private placement basis (i) through legal entities authorized pursuant to Articles L. 531-1 and L. 531-2 of the French Monetary and Financial Code (Code monétaire et financier) to (ii) qualified investors (as defined in Article L. 411-2 of the French Monetary and Financial Code and in Decree no. 98-880 of October 1, 1998) participating in these transactions only on their own behalf and for their own account under the terms and conditions defined in Decree no. 98-880 dated October 1, 1998. Additionally the Purchaser has represented, warranted and agreed that during such placement it will disclose to such qualified investors that (i) this prospectus may not be considered or used as a public offering in the meaning of, and for the purpose of, Article L. 411-1 of the French Monetary and Financial Code, (ii) no action has or will be taken that would allow an offering of the shares to

Plan of Distribution

the public in France and no prospectus has been prepared nor filed, nor will a prospectus be prepared or filed, in France, to be reviewed and approved by the French Autorité des Marchés Financiers (AMF) regarding the transactions or the Shares described in this prospectus, (iii) they may participate in these transactions only on their behalf and for their own account under the terms and conditions defined in Decree No. 98-880 dated October 1, 1998 and (iv) the Shares may only be subsequently offered or sold or otherwise disposed of, directly or indirectly, to the public in France only if the terms and conditions provided for in Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 of the Monetary and Financial Code have been complied with.

→	the offering and sale of Shares in Switzerland will be made on the basis of a non-public offering. This prospectus does not constitute an issuance prospectus according to articles 652a or 1156 of the Swiss Federal Code of Obligations or a listing prospectus according to article 32 of the Listing Rules of the Swiss exchange. The Shares may not be offered or distributed on a professional basis in or from Switzerland and neither this prospectus nor any other offering material relating to the Shares may be publicly issued in connection with any such offer or distribution. The Shares have not been and will not be approved by any Swiss regulatory authority. In particular, neither the Shares nor the Trust are or will be registered with or supervised by the Swiss Federal Banking Commission, and investors may not claim protection under the Swiss Investment Fund Act; and

→	the Trust is a collective investment scheme as defined in the Financial Services and Markets Act 2000. The Trust has not been authorized, or otherwise recognized or approved, by the Financial Services Authority and, as an unregulated scheme, it accordingly cannot be promoted in the United Kingdom to the general public. The Purchaser has represented, warranted and agreed that it will promote the Trust in the United Kingdom in accordance with applicable law and regulation only to (1) persons who are investment professionals (as defined in Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (CIS Order)); (2) persons who are within any of the categories of persons described in Article 22 of the CIS Order; or (3) persons to whom this prospectus may otherwise lawfully be communicated.

The Shares will trade on the NYSE under the symbol "GLD."

Legal Proceedings

The Sponsor, the WGC, the Trust and BNY, as Trustee of the Trust, have been named as defendants in a civil lawsuit filed by plaintiffs Gemini Diversified Holdings LLC and Dan Ascani in the Supreme Court of the State of New York, County of New York, on November 6, 2003 (Index No. 119243/03). The complaint alleges breach of contract and misappropriation of trade secrets under the Trade Secrets Act of the State of Georgia, and seeks compensatory damages in excess of $450,000, preliminary and permanent injunctive relief, costs and attorneys fees and other relief. The lawsuit is in its discovery phase. The Sponsor believes it has good defenses against these claims. The Sponsor and the WGC have agreed to indemnify the Purchaser and the Marketing Agent against liabilities arising out of the complaint.

Legal Matters

The validity of the Shares will be passed upon for the Sponsor by Carter Ledyard & Milburn LLP, New York, New York, who, as special US tax counsel to the Trust, will also render an opinion regarding the material federal income tax consequences relating to the Shares. Gibson, Dunn & Crutcher LLP, New York, New York, will opine on the validity of the Underwritten Shares for the Purchaser.

Experts

The financial statement included in this prospectus and included elsewhere in the registration statement has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust and the Shares can also be obtained from the Trust's website. The internet address of the Trust's website will be www.streettracksgoldshares.com. This internet address is only provided here as a convenience to you to allow you to access the Trust's website, and the information contained on or connected to the Trust's website is not part of this prospectus or the registration statement of which this prospectus is part.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

Report of Independent Registered Public Accounting Firm

To the Sponsor, Trustee and the Unitholders of the
streetTRACKS® Gold Trust

We have audited the accompanying Statement of Financial Condition of the streetTRACKS® Gold Trust (the "Trust"), as of November 12, 2004. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statement presents fairly, in all material respects, the financial position of the Trust as of November 12, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York
November 12, 2004

Statement of Financial Condition

As of November 12, 2004

Assets
Investment in gold	$13,081,500
Total assets	$13,081,500

Liabilities
Total liabilities	—
Commitments and Contingencies	—
Redeemable Shares:
Shares at redemption value to investors (issued and outstanding as of November 12, 2004; unlimited authorized: no par value)	$13,081,500
Shareholders' Equity:
Retained Earnings	—
Total Liabilities, Redeemable Shares and Shareholders' Equity	$13,081,500

See Notes to the Financial Statement.

Notes to the Financial Statement

As of November 12, 2004

1.    ORGANIZATION

The streetTRACKS® Gold Trust (the "Trust") is an investment trust formed on November 12, 2004 under New York law pursuant to a trust indenture. The Trust holds gold and is expected from time to time to issue Shares (in minimum denominations of 100,000, also referred to as "Baskets") in exchange for deposits of gold and to distribute gold in connection with redemption of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the price of gold bullion, less the Trust's expenses.

The Trustee will at the direction of the Sponsor or in its own discretion, sell the Trust's gold as necessary to pay the Trust's expenses. When selling gold to pay expenses, the Trustee will endeavor to sell the smallest amounts of gold needed to pay expenses in order to minimize the Trust's holdings of assets other than gold. Unless otherwise directed by the Sponsor, when selling gold the Trustee will endeavor to sell at the price established by the London PM Fix. The Trustee will place orders with dealers (which may include the Custodian) through which the Trustee expects to receive the most favorable price and execution of orders. The Custodian may be the purchaser of such gold only if the sale transaction is made at the next London gold price fix (either AM or PM) following the sale order. Neither the Trustee nor the Sponsor is liable for depreciation or loss incurred by reason of any sale.

On the date of the formation of the Trust, the Custodian received 30,000 ounces of unallocated gold on behalf of the Trust in exchange for the issuance of three (3) Baskets (each Basket is equivalent to 100,000 Shares). The per Share price of each of the Shares contained in a Basket was equal to one-tenth ( 1/10) of an ounce of gold. The value of the gold deposited with the Trust has been based on a price for an ounce of gold of $436.05. This price is the price for an ounce of gold as set by the London PM Fix on the date of the formation of the Trust.

The fiscal year end of the Trust is September 30.

2.    SIGNIFICANT ACCOUNTING POLICIES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires those responsible for preparing financial statements to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates. The following is a summary of significant accounting policies followed by the Trust.

2.1    Valuation of Gold

Gold acquired, or disposed of, by the Trust will be recorded at average cost. Gold will be valued at the lower of cost or market.

2.2    Creations & Redemptions of Shares

The Trust will create and redeem Shares from time to time on a continuous basis, but only in one or more Baskets (a Basket equals a block of 100,000 Shares). The creation and redemption of Baskets will only be made in exchange for the delivery to the Trust or the distribution by the Trust of the amount of gold and any cash represented by the Baskets being created or redeemed, the amount of which will be based on the combined net asset value of the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

As the Shares of the Trust are redeemable at the option of the Authorized Participants only in Baskets, the Trust has classified the Shares as Redeemable Shares on the Statement of Financial Condition. An Authorized Participant is a person who (1) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) is a participant in DTC, (3) has entered into a Participant Agreement with the Trustee and (4) has established an Authorized Participant Unallocated Account with the Custodian. Only Authorized Participants may place orders to create or redeem one or more Baskets. The Trust records the redemption value, which represents its maximum obligation, as Redeemable Shares with the difference from historical cost as an offsetting amount to Retained Earnings. At November 12, 2004, there are no Shares whose redemption value exceeds their historical value.

Changes in the shares at November 12, 2004 are as follows:

Opening balance	—
Creations	300,000
Redemptions	—
Balance at November 12, 2004	300,000

The typical settlement period for Shares is three business days. In the event of a trade date at period end, where a settlement is pending, a respective accounts receivable and/or payable will be recorded.

2.3    Organization Costs

The costs of the Trust's organization and the initial offering of the Shares, estimated at $9.45 million to $10.45 million, will be borne directly by the Sponsor.

2.4    Income Taxes

The Trust will be classified as a "grantor trust" for US federal income tax purposes. As a result, the Trust itself will not be subject to US federal income tax. Instead, the Trust's income and expenses will "flow through" to the Shareholders, and the Trustee will report the Trust's income, gains, losses and deductions to the Internal Revenue Service on that basis. At November 12, 2004, no amounts had ‘‘flowed through’’ to the Shareholders.

3.    Investment in Gold

The following represents the changes in ounces of gold and the respective value (lower of cost or market) at November 12, 2004

	Amount in ounces	Amount in US$
Opening balance	—	—
Creations	30,000	$13,081,500
Redemption	—	—
Sales of Gold	—	—
Balance as of November 12, 2004	30,000	$13,081,500

4.    RELATED PARTIES - SPONSOR, TRUSTEE, CUSTODIAN AND MARKETING AGENT FEES

Fees will be paid to the Sponsor as compensation for services performed under the Trust Indenture and for services performed in connection with maintaining the Trust's website and marketing the Shares. The Sponsor's fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.15% of the average net asset value ("ANAV") of the Trust, subject to reduction as described below. The Sponsor will receive reimbursement from the Trust for all of its disbursements and expenses incurred in connection with the Trust.

Fees will be paid to the Trustee as compensation for services performed under the Trust Indenture. The Trustee's fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.02% of the ANAV of the Trust, subject to a minimum fee of $500,000 and a maximum fee of $2 million per year. The Trustee's fee is subject to modification as determined by the Trustee and the Sponsor in good faith to account for significant changes in the Trust's administration or the Trustee's duties. The Trustee will charge the Trust for its expenses and disbursements incurred in connection with the Trust (including the expenses of the Custodian paid by the Trustee), exclusive of fees of agents for services to be performed by the Trustee, and for any extraordinary services performed by the Trustee for the Trust.

Affiliates of the Trustee may from time to time act as Authorized Participants or purchase or sell gold or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

Fees are paid to the Custodian under the Allocated Bullion Account Agreement as compensation for its custody services. Under the Allocated Bullion Account Agreement, the Custodian is entitled to a fee that is accrued daily at an annual rate equal to 0.10% of the average daily aggregate value of the gold held in the Trust's allocated gold account (Trust Allocated Account) and the Trust's unallocated gold account (Trust Unallocated Account), payable in quarterly installments in arrears. The Custodian does not receive a fee under the Unallocated Bullion Account Agreement.

The Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell gold or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

Fees will be paid to the Marketing Agent by the Trustee from the assets of the Trust as compensation for services performed pursuant to the agreement among the Sponsor, the Trustee on behalf of the Trust and the Marketing Agent (Marketing Agent Agreement). The Marketing Agent's fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.15% of the ANAV of the Trust, subject to reduction as described below.

The Marketing Agent and its affiliates may from time to time act as Authorized Participants or purchase or sell gold or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

For seven years from the date of the Trust Indenture or until the earlier termination of the Marketing Agent Agreement, if at the end of any month during this period the estimated ordinary expenses of the Trust exceed an amount equal to 0.40% per year of the daily ANAV of the Trust for such month, the fees payable to the Sponsor and the Marketing Agent from the assets of the Trust for such month will be reduced by the amount of such excess in equal shares up to the amount of their fees. Investors should be aware that if the gross value of the Trust’s assets is less than approximately $388 million, the ordinary expenses of the Trust will be accrued at a rate greater than 0.40% per year of the daily ANAV of the Trust, even after the Sponsor and the Marketing Agent have completely reduced their combined fees of 0.30% per year of the daily ANAV of the Trust. This amount is based on the estimated ordinary expenses of the Trust described in ‘‘Business of the Trust — Trust Expenses’’ and may be higher if the Trust’s actual ordinary expenses exceed those estimates. Additionally, if the Trust incurs unforeseen expenses that cause the total ordinary expenses of the Trust to exceed 0.70% per year of the daily ANAV of the Trust, the ordinary expenses will accrue at a rate greater than 0.40% per year of the daily ANAV of the Trust, even after the Sponsor and the Marketing Agent have completely reduced their combined fees of 0.30% per year of the daily ANAV of the Trust.

Upon the end of the seven year period or the earlier termination of the Marketing Agent Agreement, the fee reduction will expire and the estimated ordinary expenses of the Trust which are payable from the assets of the Trust each month may be more than they would have been during the period when the fee reduction is in effect, thus reducing the net asset value of the Trust more rapidly than if the fee reduction was in effect and adversely affecting the value of the Shares.

At the date of formation of the Trust, there were no amounts payable to related parties.

5.    CONCENTRATION OF RISK

The trust's sole business activity is the investment in gold. Therefore, changes in the fair market value of gold will have a material effect on the Trust's financial condition. In the event that the price of gold declines, the Sponsor expects the value of an investment in the Shares to decline proportionately. Several factors could affect the price of gold: (i) global gold supply and demand, which is influenced by such factors as forward selling by gold producers, purchases made by gold producers to unwind gold hedge positions, central bank purchases and sales, and production and cost levels in major gold-producing countries such as South Africa, the United States and Australia, (ii) investors' expectations with respect to the rate of inflation, (iii) currency exchange rates; (iv) interest rates, (v) investment and trading activities of hedge funds and commodity funds, and (vi) global or regional political, economic or financial events and situations.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

TABLE OF CONTENTS

Item 13.    Other Expenses of Issuance and Distribution.*

The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, which is included in the "Registration fees" section below, all such expenses are estimated:

Registration fees	$513,742
Printing and engraving expenses	$425,000
Legal fees and expenses	$4,000,000
Insurance	$170,000
Accounting	$72,000
Miscellaneous	$550,000
Total	$5,730,742

*	Subject to revision upon completion of the offering.

Item 14.    Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any members, managers or other persons against any and all claims and demands whatsoever, subject to any standards and restrictions set forth in the limited liability company agreement of the limited liability company.

Section 18 of the Sponsor's Amended and Restated Limited Liability Company Agreement provides that, to the fullest extent permitted by applicable law, a member or officer of the Sponsor shall be entitled to indemnification from the Sponsor for any loss, damage or claim incurred by the member or officer for any act or omission performed or omitted by the member or officer in good faith on behalf of the Sponsor and in a manner reasonably believed to be within the scope of the authority conferred on the member or officer by the Sponsor's Amended and Restated Limited Liability Company Agreement, provided, however, that no member or officer shall be entitled to be indemnified if the loss, damage or claim was due to the member's or officer's fraud or willful misconduct. A member's or officer's reasonably incurred costs and expenses in defending pending or threatened actions, suits or proceedings will be paid in advance by the Sponsor if the member or officer provides an undertaking to repay the amounts advanced if it is ultimately determined that the member or officer is not entitled to be indemnified by the Sponsor. The indemnity and the advance of expenses is limited to the Sponsor's assets, and no member of the Sponsor shall have personal liability for such indemnity.

Section 7.05 of the Trust Indenture provides that the Sponsor and its directors, shareholders, members, officers, employees, affiliates and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense incurred by an indemnified party without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of the indemnified party arising out of or in connection with the performance of its obligations under the Trust Indenture or any actions taken in accordance with the provisions of the Trust Indenture or (2) the indemnified party's reckless disregard of its obligations and duties under the Trust Indenture. The indemnity shall include payment from the Trust of the indemnified party's costs and expenses of defending itself against any claim or liability based on its capacity as Sponsor under the Trust Indenture.

In addition, the WGC has entered into separate indemnification agreements with certain officers of the Sponsor which require the WGC, among other things, to indemnify the officers against certain liabilities which may arise by reason of their status as officers of the Sponsor. The Sponsor or the WGC also intends to maintain director and officer liability insurance for the Sponsor, if available on reasonable terms.

Item 15.    Recent Sales of Unregistered Securities.

Not applicable.

Item 16.    Exhibits and Financial Statement Schedules.

(a)    Exhibits

Exhibit Number	Description
1.1	Form of Distribution Agreement*
1.2	Form of Purchaser Reimbursement Agreement*
3.1	Certificate of Formation of World Gold Trust Services, LLC*
3.2	Amended and Restated Limited Liability Company Agreement of World Gold Trust Services, LLC*
4.1	Form of Trust Indenture*
4.2	Form of Participant Agreement*
4.3	Form of Sponsor Payment and Reimbursement Agreement*
5.1	Opinion of Carter Ledyard & Milburn LLP as to legality
8.1	Opinion of Carter Ledyard & Milburn LLP as to tax matters
10.1	Form of Allocated Bullion Account Agreement*
10.2	Form of Unallocated Bullion Account Agreement*
10.3	Form of Participant Unallocated Bullion Account Agreement (included as Attachment B to the Form of Participant Agreement filed as Exhibit 4.2)*
10.4	Form of Depository Agreement*
10.5	License Agreement*
10.6	Form of Marketing Agent Agreement*
10.7	Form of World Gold Trust Services, LLC Funding Agreement*
10.8	Form of World Gold Council/World Gold Trust Services, LLC License Agreement*
10.9	Form of Marketing Agent License Agreement*
10.10	Form of Marketing Agent Reimbursement Agreement*
23.1	Consent of Deloitte & Touche LLP
23.2	Consents of Carter Ledyard & Milburn LLP are included in Exhibits 5.1 and 8.1
24.1	Powers of attorney are included on the signature page to the Trust's registration statement filed with the Securities and Exchange Commission on May 13, 2003
99.1	Code of Ethics of World Gold Trust Services, LLC*
99.2	Opinion of Davenport Lyons

*       Previously filed.

(b)    Financial Statement Schedules

Not applicable.

Item 17.    Undertakings.

The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    If applicable, to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(4)    That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on November 16, 2004.

WORLD GOLD TRUST SERVICES, LLC Sponsor of the Equity Gold Trust
By:	/s/ J. Stuart Thomas
J. Stuart Thomas Managing Director

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ J. Stuart Thomas	Managing Director (principal executive officer)	November 16 , 2004

J. Stuart Thomas

**	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)**	November 16, 2004

James Lowe

**By:	/s/ J. Stuart Thomas
J. Stuart Thomas Attorney-in-fact

*	The Registrant is a trust and the persons are signing in their capacities as officers of World Gold Trust Services, LLC, the Sponsor of the Registrant.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Distribution Agreement*
1.2	Form of Purchaser Reimbursement Agreement*
3.1	Certificate of Formation of World Gold Trust Services, LLC*
3.2	Amended and Restated Limited Liability Company Agreement of World Gold Trust Services, LLC*
4.1	Form of Trust Indenture*
4.2	Form of Participant Agreement*
4.3	Form of Sponsor Payment and Reimbursement Agreement*
5.1	Opinion of Carter Ledyard & Milburn LLP as to legality
8.1	Opinion of Carter Ledyard & Milburn LLP as to tax matters
10.1	Form of Allocated Bullion Account Agreement*
10.2	Form of Unallocated Bullion Account Agreement*
10.3	Form of Participant Unallocated Bullion Account Agreement (included as Attachment B to the Form of Participant Agreement filed as Exhibit 4.2)*
10.4	Form of Depository Agreement*
10.5	License Agreement*
10.6	Form of Marketing Agent Agreement*
10.7	Form of World Gold Trust Services, LLC Funding Agreement*
10.8	Form of World Gold Council/World Gold Trust Services, LLC License Agreement*
10.9	Form of Marketing Agent License Agreement*
10.10	Form of Marketing Agent Reimbursement Agreement*
23.1	Consent of Deloitte & Touche LLP
23.2	Consents of Carter Ledyard & Milburn LLP are included in Exhibits 5.1 and 8.1
24.1	Powers of attorney are included on the signature page to the Trust's registration statement filed with the Securities and Exchange Commission on May 13, 2003
99.1	Code of Ethics of World Gold Trust Services, LLC*
99.2	Opinion of Davenport Lyons

*       Previously filed.